UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

AMGEN INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Robert A. Bradway
Chairman of the Board, Chief Executive Officer and President

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA 91320-1799

April 3, 2014

Dear Stockholder:

You are invited to attend the 2014 Annual Meeting of Stockholders, or Annual Meeting, of Amgen Inc. to be held on Thursday, May 15, 2014, at 11:00 A.M., local time, at the Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, California 91362.

At this year’s Annual Meeting you will be asked to: (i) elect 12 directors to serve for the ensuing year; (ii) ratify the selection of our independent registered public accountants; (iii) hold an advisory vote to approve our executive compensation; (iv) consider one stockholder proposal, if properly presented at the Annual Meeting and (v) transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof. The accompanying Notice of Annual Meeting of Stockholders and proxy statement describe these matters. We urge you to read this information carefully.

The Board of Directors unanimously believes that the election of its nominees for directors, the ratification of its selection of independent registered public accountants and the advisory vote to approve our executive compensation are advisable and in the best interests of Amgen and our stockholders. Accordingly, the Board of Directors recommends a vote FOR the election of the 12 nominees for directors, FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants and FOR the advisory vote to approve our executive compensation. The Board of Directors unanimously believes that the stockholder proposal is not in the best interests of Amgen and its stockholders, and, accordingly, recommends a vote AGAINST the stockholder proposal. In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to comments and questions of general interest to stockholders.

If you plan to attend the Annual Meeting, you will need an admittance ticket and proof of ownership of our Common Stock as of the close of business on March 17, 2014. Please read “INFORMATION CONCERNING VOTING AND SOLICITATION—Attendance at the Annual Meeting” in the accompanying proxy statement.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. We are pleased to use the Securities and Exchange Commission rule that permits companies to furnish proxy materials to certain of our stockholders over the Internet. If you are viewing the proxy statement on the Internet, you may submit your proxy electronically via the Internet by following the instructions on the Notice Regarding the Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet site. If you have received a paper copy of the proxy statement and proxy card, you may submit your proxy by completing and mailing the proxy card enclosed with the proxy statement, or you may submit your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means shares held of record by a broker, bank, trust or other nominee, you should review the Notice Regarding the Availability of Proxy Materials or proxy statement and voting instruction form used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card, will ensure your shares are represented at the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

On behalf of the Board of Directors, I thank you for your participation. We look forward to seeing you on May 15.

Sincerely,

Robert A. Bradway

Chairman of the Board,

Chief Executive Officer and President

Amgen Inc.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

Notice of Annual Meeting of Stockholders

To be Held on May 15, 2014

To the Stockholders of Amgen Inc.:

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders, or Annual Meeting, of Amgen Inc., a Delaware corporation, will be held on Thursday, May 15, 2014, at 11:00 A.M., local time, at the Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, California 91362, for the following purposes:

1.

To elect 12 directors to the Board of Directors of Amgen for a term of office expiring at the 2015 annual meeting of stockholders. The nominees for election to the Board of Directors are Dr. David Baltimore, Mr. Frank J. Biondi, Jr., Mr. Robert A. Bradway, Mr. François de Carbonnel, Dr. Vance D. Coffman, Mr. Robert A. Eckert, Mr. Greg C. Garland, Dr. Rebecca M. Henderson, Mr. Frank C. Herringer, Dr. Tyler Jacks, Ms. Judith C. Pelham and Dr. Ronald D. Sugar;

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2014;

3.	To hold an advisory vote to approve our executive compensation;

4.	To consider one stockholder proposal, if properly presented; and

5.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders.

The Board of Directors has fixed the close of business on March 17, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and any continuation, postponement or adjournment thereof. Whether or not you plan on attending the Annual Meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods: (i) by accessing the Internet site described in these voting materials or voting instruction form provided to you; (ii) by calling the toll-free number in the voting instruction form provided to you or (iii) by signing, dating and returning any proxy card or instruction form provided to you. By submitting your proxy promptly, you will save the Company the expense of further proxy solicitation.

By Order of the Board of Directors

David J. Scott

Secretary

Thousand Oaks, California

April 3, 2014

  ï 2014 Proxy Statement

PROXY STATEMENT SUMMARY

Proxy Statement Summary

This summary contains highlights about our Company and the upcoming 2014 Annual Meeting of Stockholders. This summary does not contain all of the information that you should consider in advance of the meeting and we encourage you to read the entire proxy statement before voting.

2014 Annual Meeting of Stockholders

Date and Time:	Thursday, May 15, 2014 at 11:00 A.M., local time

Location:	Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, California 91362

Record Date:	March 17, 2014

Mail Date:	We intend to mail the Notice Regarding the Availability of Proxy Materials, or the proxy statement and proxy card, as applicable, on or about April 3, 2014 to our stockholders.

Voting Matters and Board Recommendations

Matter	Our Board Vote Recommendation
Election of 12 Nominees to the Board of Directors (page 8)	FOR each Director Nominee
Ratification of Selection of Independent Registered Public Accountants (page 17)	FOR
Advisory Vote to Approve Our Executive Compensation (page 18)	FOR
Stockholder Proposal (page 21)	AGAINST

2013 Performance Highlights

•	Our stock price increased from $86.20 to $114.08 per share during 2013, with a one-year total shareholder return, or TSR, of 35%, including our dividends, and a three-year TSR of 114%.

•

We returned $1.4 billion of cash to our stockholders through dividends in 2013. Since the initiation of our first dividend in July 2011, we have raised the dividend three times over the previous quarterly amount by an average of 30% and returned a total of $3 billion of cash to our stockholders through dividends. In addition, we repurchased $0.8 billion of our stock in 2013 for a total return of capital of $2.2 billion to our stockholders.

•	We grew revenues by 8% over 2012 to $18.7 billion in 2013.

•	We grew adjusted net income by 14% to $5.8 billion(1) in 2013.

•	Our year-over-year adjusted earnings per share growth is 17%.(1)

•	We effectively advanced the pipeline and successfully acquired Onyx Pharmaceuticals, Inc.

(1)	Adjusted net income and adjusted earnings per share are reported and reconciled in our Form 8-K dated as of January 28, 2014.

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PROXY STATEMENT SUMMARY

Executive Compensation Highlights

•	Each element of direct compensation for our executive officers in 2013 was targeted at the market median of our peer group.

•	Our equity award pay mix is 80% performance units and 20% time-vested restricted stock units.

•	Performance units under our long-term incentive performance award program are earned and paid in shares based strictly on our TSR performance as compared to our comparator group (for awards granted in
2013 and 2014, the Standard & Poor’s 500) over a three-year performance period.

•

Annual cash incentive award payments for 2013 were earned based on our financial and operational performance against targets. Financial goals of revenues and adjusted net income were each weighted 30%, and various operational goals relating to “Deliver the Best Pipeline” and “Deliver Strategic Priorities” were each weighted 20%.

Corporate Governance Highlights

•

The independent members of our Board of Directors, or Board, elected Vance D. Coffman as our lead independent director with specific and significant duties. We have active participation by all directors, including the 11 independent director nominees. We believe that the current structure of our Board best positions us to benefit from the respective strengths of our Chief Executive Officer, or CEO, and lead independent director. (page 28)

•

11 of our 12 director nominees (all directors except our CEO) meet the criteria for independence under The NASDAQ Stock Market listing standards and the requirements of the Securities and Exchange Commission. Additionally, all members of the Audit, Compensation and

Management Development, Corporate Responsibility and Compliance and Governance and Nominating Committees are independent. (page 32)

•	Our independent directors meet privately on a regular basis.

•	The Amended and Restated Bylaws of Amgen Inc. provide for a majority voting standard for uncontested director elections.

•	We hold an annual advisory vote to approve our executive compensation. (page 18)

•	We have significant stock ownership requirements. (page 58)

2       ï 2014 Proxy Statement

INFORMATION CONCERNING VOTING AND SOLICITATION

Amgen Inc.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

Proxy Statement

Information Concerning Voting and Solicitation

General

The enclosed proxy is solicited on behalf of the Board of Directors, or Board, of Amgen Inc., a Delaware corporation, for use at our 2014 Annual Meeting of Stockholders, or Annual Meeting, to be held on Thursday, May 15, 2014, at 11:00 A.M., local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders and any business properly brought before the Annual Meeting. Amgen may also be referred to as the Company, we, us or our in this proxy statement. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held at the Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, California 91362.

Pursuant to the rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials, or Notice, to certain of our stockholders of record, and we are sending a paper copy of the proxy materials and proxy card to other stockholders of record who we believe would prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this proxy statement available on the Internet and to mail the Notice, or to mail the proxy statement and proxy card, as applicable, on or about April 3, 2014 to all stockholders entitled to notice of and to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2014 Stockholder Meeting to Be Held on May 15, 2014.

This proxy statement, our 2013 annual report and our other proxy materials are available at: www.astproxyportal.com/ast/Amgen. At this website, you will find a complete set of the following proxy materials: notice of 2014 annual meeting of stockholders; proxy statement; 2013 annual report and form proxy card. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the meeting.

What Are You Voting On?

You will be entitled to vote on the following proposals at the Annual Meeting:

•	The election of 12 directors to serve on our Board for a term of office expiring at the 2015 annual meeting of stockholders;

•	The ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2014;

•	The advisory vote to approve our executive compensation;

•	One stockholder proposal, if properly presented; and

•	Any other business as may properly come before the Annual Meeting.

Who Can Vote

The Board has set March 17, 2014 as the record date for the Annual Meeting. You are entitled to notice and to vote if you were a stockholder of record of our common stock, $.0001

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INFORMATION CONCERNING VOTING AND SOLICITATION

par value per share, or Common Stock, as of the close of business on March 17, 2014. You are entitled to one vote on each proposal for each share of Common Stock you held on the record date. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy.

Difference Between a Stockholder of Record and a “Street Name” Holder

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the methods described below.

Shares Outstanding and Quorum

At the close of business on March 17, 2014, there were 756,487,286 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. The presence of a majority of the outstanding shares of our Common Stock entitled to vote constitutes a quorum, which is required to hold and conduct business at the Annual Meeting. Shares are counted as present at the Annual Meeting if:

•	you are present in person at the Annual Meeting; or

•	your shares are represented by a properly authorized and submitted proxy (submitted by mail, by telephone or over the Internet).

If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters. Please see the subsection “If You Do Not Specify How You Want Your Shares Voted” below. In the absence of a quorum, the Annual Meeting may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting.

Voting Your Shares

You may vote by attending the Annual Meeting and voting in person or by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy and (2) for shares held as a record holder and shares held in “street name.”

Shares Held as a Record Holder. If you hold your shares of Common Stock as a record holder and you are viewing this proxy statement on the Internet, you may submit a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. You may request paper copies of the proxy statement and proxy card by following the instructions on the Notice. If you hold your shares of Common Stock as a record holder and you are reviewing a paper copy of this proxy statement, you may submit a proxy over the Internet or by telephone by following the instructions on the proxy card, or by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage-paid envelope provided to you.

Shares Held in Street Name. If you hold your shares of Common Stock in street name, you will receive a Notice from your broker, bank, trust or other nominee that includes instructions on how to vote your shares. Your broker, bank, trust or other nominee may allow you to deliver your voting instructions over the Internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker, bank, trust or other nominee.

The Internet and telephone voting facilities will close at 11:59 P.M., Eastern Time, on May 14, 2014. Stockholders who submit a proxy through the Internet or telephone should be aware that they may incur costs to access the Internet or telephone, such as usage charges from telephone companies or Internet service

4       ï 2014 Proxy Statement

INFORMATION CONCERNING VOTING AND SOLICITATION

providers and that these costs must be borne by the stockholder. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting.

Voting in Person

If you plan to attend the Annual Meeting and wish to vote in person, you may request a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank, trust or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your broker, bank, trust or other nominee). Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy in advance of the Annual Meeting. Please see the important instructions and requirements below regarding “Attendance at the Annual Meeting.”

Changing Your Vote

As a stockholder of record, if you submit a proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Secretary of the Company at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 38-5-A, (ii) duly submitting a later-dated proxy over the Internet, by mail or by telephone or (iii) attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.

If You Receive More Than One Proxy Card or Notice

If you receive more than one proxy card or Notice, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card or Notice you receive.

How Will Your Shares Be Voted

Stockholders of record as of the close of business on March 17, 2014 are entitled to one vote for each share of our Common Stock held on all matters to be voted upon at the Annual Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS VERY IMPORTANT.

If You Do Not Specify How You Want Your Shares Voted

As a stockholder of record, if you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want your shares voted, the proxy holder will vote your shares:

•	FOR the election of the 12 nominees listed in this proxy statement to serve on our Board for a term of office expiring at the 2015 annual meeting of stockholders;

•	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2014;

•	FOR the advisory vote to approve our executive compensation; and

•	AGAINST the one stockholder proposal, if properly presented.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the nominee does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to vote on the ratification of the selection of Ernst & Young LLP as our independent registered public accountants. Brokers, however, do not have discretionary authority to vote on the election of directors to serve on our Board, the advisory vote to approve our executive compensation or on any stockholder proposals.

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INFORMATION CONCERNING VOTING AND SOLICITATION

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. In addition, other than the stockholder proposal described in this proxy statement, no other stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

Counting of Votes

All votes will be tabulated as required by Delaware law, the state of our incorporation, by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum.

Election of Directors. We have a majority voting standard for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors, you may either vote “for,” “against” or “abstain” for each nominee. Cumulative voting is not permitted. Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a director nominee exceeds the number of votes cast “against” the nominee. For these purposes, abstentions will not count as a vote “for” or “against” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes will have no effect on the election of directors as brokers are not entitled to vote for or against a nominee without instruction from the beneficial owner. If a director nominee is an incumbent director and does not receive a majority of the votes cast in an uncontested election, that director will continue to serve on the Board as a “holdover” director, but must tender his or her resignation to the Board promptly after certification of the election results of the stockholder vote. The Governance and Nominating Committee of the Board will then recommend to the Board whether to accept the resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the recommendation of the Governance and Nominating Committee, and the Board’s decision will be publicly disclosed within 90 days after certification of the election results of the stockholder vote. A director who tenders his or her resignation after failing to receive a majority of the votes cast will not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board with respect to his or her resignation.

Ratification of Auditors. The ratification of the selection of Ernst & Young LLP requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the ratification. Because brokers have discretionary authority to vote on the ratification, we do not expect any broker non-votes in connection with the ratification.

Advisory Vote on Executive Compensation. The approval of the advisory vote on our executive compensation requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the proposal. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes, however, will have no effect on the proposal as brokers are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

Stockholder Proposal. The approval of the stockholder proposal, if properly presented at the Annual Meeting, requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” such proposal. Brokers do not have discretionary authority to vote on the proposal. Broker non-votes, therefore, will have no effect on the stockholder proposal as brokers are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

Inspector of Election

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

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INFORMATION CONCERNING VOTING AND SOLICITATION

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy, the Notice and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. No additional compensation will be paid to our directors, officers or staff members for such services. In addition, we have retained AST Phoenix Advisors to assist in the solicitation of proxies for a fee of approximately $150,000 plus distribution costs and other costs and expenses. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California, 91320-1799 for the ten days prior to the Annual Meeting and also at the Annual Meeting.

Attendance at the Annual Meeting

To attend the Annual Meeting, you will need an admittance ticket and proof of ownership of our Common Stock as of the close of business on March 17, 2014. If you have received a paper copy of the proxy statement, to receive an admittance ticket you will need to complete and return the postage-paid reply card attached to this proxy statement. If you received electronic delivery of this proxy statement, you will receive an e-mail with instructions for obtaining an admittance ticket. If you are viewing the proxy statement over the Internet, please follow the instructions indicated on the website referred to in the Notice. Each stockholder is entitled to one admittance ticket. Directions to attend the Annual Meeting will be sent with your admittance ticket and are available at the website referred to in the Notice and www.astproxyportal.com/ast/Amgen.

You must bring certain documents with you to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are actually a stockholder of the

Company. Please read the following rules carefully, because they specify the documents that you must bring with you to the Annual Meeting to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of the Company’s Common Stock as of the close of business on March 17, 2014. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of the Company’s transfer agent. Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank, trust or other nominee, and the broker, bank, trust or other nominee is the record holder instead. All persons must bring a valid personal photo identification (such as a driver’s license or passport). If you are a record holder, at the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 17, 2014.

If a broker, bank, trust or other nominee was the record holder of your shares of Common Stock as of the close of business on March 17, 2014, then you must also bring to the Annual Meeting:

•	Proof that you owned shares of our Common Stock as of the close of business on March 17, 2014.

•

If you intend to vote at the Annual Meeting, the executed proxy naming you as the proxy holder, signed by the broker, bank, trust or other nominee who was the record holder of your shares of Common Stock as of the close of business on March 17, 2014.

Examples of proof of ownership include the following: (1) an original or a copy of the voting information form from your bank or broker with your name on it; (2) a letter from your bank or broker stating that you owned shares of our Common Stock as of the close of business on March 17, 2014 or (3) a brokerage account statement indicating that you owned shares of our Common Stock as of the close of business on March 17, 2014.

If you are a proxy holder for a stockholder of the Company who owned shares of our Common Stock as of the close of business on March 17, 2014, then you must also bring to the Annual Meeting:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of the Company who owned shares of our Common Stock as of the close of business on March 17, 2014.

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ITEM 1 — ELECTION OF DIRECTORS

Item 1

Election of Directors

Under the Amgen Inc. Restated Certificate of Incorporation and the Amended and Restated Bylaws of Amgen Inc., the Board of Directors, or Board, has the power to set the number of directors from time to time by resolution. On July 8, 2013, Leonard D. Schaeffer resigned from our Board, and on October 16, 2013, Greg C. Garland was appointed to serve on our Board. Gilbert S. Omenn will not be standing for re-election to the Board at the 2014 Annual Meeting of Stockholders, or Annual Meeting. Effective as of the Annual Meeting, the Board will fix the authorized number of directors at 12. Effective January 1, 2014, the independent members of our Board elected Vance D. Coffman to serve for another term as our lead independent director with specific and significant duties as discussed under “Corporate Governance.” Based upon the recommendation of our Governance and Nominating Committee, the Board has nominated each of the current directors set forth below to stand for re-election, or in the case of Mr. Garland to stand for initial election by our stockholders, in each case for a one-year term expiring at our 2015 annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier retirement, resignation, disqualification, removal or death.

Nominee	Age	Director Since	Audit	Governance and Nominating	Executive	Compensation and Management Development	Equity Award	Corporate Responsibility and Compliance
David Baltimore	76	1999	X	X
Frank J. Biondi, Jr.	69	2002	C		X	X
Robert A. Bradway	51	2011			C		X
François de Carbonnel	67	2008	X	X
Vance D. Coffman	70	2007		C	X	X	X
Robert A. Eckert	59	2012	X					X
Greg C. Garland	56	2013	X	X
Rebecca M. Henderson	53	2009		X				X
Frank C. Herringer	71	2004		X	X	C	C
Tyler Jacks	53	2012		X				X
Judith C. Pelham	68	1995	X			X
Ronald D. Sugar	65	2010		X	X			C

“C”	indicates Chair of the committee.

Vacancies on the Board (including any vacancy created by an increase in the size of the Board) may be filled only by a majority of the directors remaining in office, even though less than a quorum of the Board. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.

If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or the number of directors may be reduced accordingly. Each nominee has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve.

8       ï 2014 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED BELOW. PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.

Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that each nominee should serve on the Board at this time. All of our directors meet the qualifications and skills of our Amgen Inc. Board of Directors Guidelines for Director Qualifications and Evaluations in Appendix A. There are no family relationships among any of our directors or among any of our directors and our executive officers.

David Baltimore

David Baltimore is President Emeritus and Robert Andrews Millikan Professor of Biology at the California Institute of Technology, or Caltech. He received the Nobel Prize in Medicine as a co-recipient in 1975. Dr. Baltimore has been a director of Regulus Therapeutics Inc., a biopharmaceutical company, since 2008, serving on its Compensation Committee and chairing its Nominating and Governance Committee. Dr. Baltimore was a director of BB Biotech, AG, a Swiss investment company, from 1994 to March 2011 and served as a director of MedImmune, Inc., a privately-held antibody formulation company, from 2003 to 2007. He has also been a member of the board of directors of Immune Design Corp. (formerly Vaccsys), a privately-held vaccine company of which he is a founder, since 2008. Also in 2008, he became a founder of Calimmune, Inc., a privately-held company developing a stem-cell HIV/AIDS therapy, and serves as Chairman of the board of directors.

Dr. Baltimore was President of Caltech from 1997 to 2006. Prior to this, he was a professor at the Massachusetts Institute of Technology, or MIT, and at The Rockefeller University where he also served as the President. During this time he was also the Chairman of the National Institutes of

Health AIDS Vaccine Research Committee, a director and member of the Whitehead Institute for Biomedical Research, and a professor of microbiology and research professor of the American Cancer Society. He was a postdoctoral fellow at MIT and Albert Einstein College of Medicine and on the staff of The Salk Institute for Biological Studies. Dr. Baltimore has been awarded honorary degrees from numerous institutions, including Harvard, Yale and Columbia.

Dr. Baltimore holds leadership roles in a number of scientific and philanthropic non-profit organizations, currently serving as a director and member of the Board of Scientific Counselors of the Broad Institute of MIT and Harvard, a director of the Foundation for Biomedical Research, a member of the Human Genome Organisation and a member of the scientific advisory board of Immune Design Corp.

The Board concluded that Dr. Baltimore should serve on the Board because Dr. Baltimore has spent his career in scientific academia at a number of well-known and highly regarded institutions. This experience provides Dr. Baltimore with extensive scientific knowledge and a deep understanding of our industry and of the research and development activities and operations of our Company.

  ï 2014 Proxy Statement    9

ITEM 1 — ELECTION OF DIRECTORS

Frank J. Biondi

Frank J. Biondi, Jr. has served as Senior Managing Director of WaterView Advisors LLC, an investment advisor organization, since 1999. Prior to WaterView Advisors, Mr. Biondi was the Chairman and Chief Executive Officer of Universal Studios, Inc. from 1996 to 1998, the President and Chief Executive Officer of Viacom, Inc. from 1987 to 1996, Executive Vice President of Entertainment Business Sector of The Coca-Cola Company and Chairman and Chief Executive Officer of Coca-Cola Television from 1985 to 1987, Chairman and Chief Executive Officer of Time Inc.’s subsidiary Home Box Office, Inc. from 1982 to 1984, Vice President of Time Inc. from 1978 to 1984 and Assistant Treasurer of the Children’s Television Workshop from 1974 to 1978.

Mr. Biondi has been a director of Cablevision Systems Corp., a telecommunications, media and entertainment company, since 2005; Hasbro, Inc., a toy and games company, since 2002, serving on its Compensation and Nominating, Governance and Social Responsibility Committees; Seagate Technology, a manufacturer of hard disk drives, since 2005, serving on its Compensation Committee and chairing its Finance Committee; and RealD Inc., a global licensor of three-dimensional technologies, since July 2010, serving on its Audit Committee and chairing its Compensation Committee. Mr. Biondi serves as the lead director of RealD. From 2008 until May 2010, Mr. Biondi was a director of Yahoo! Inc., a provider of Internet services, serving on its Compensation Committee. From 2002 to 2008, he was a director of Harrahs Entertainment, Inc., a gaming corporation, serving on its Compensation and Governance Committees, and from 1995 to 2008 he was a director of The Bank of New York Mellon Corporation, an asset management and securities services company, serving on its Compensation and Risk Committees. He has also been a director of Vail Resorts, Inc., a mountain resort operator, and The Seagram Company, a liquor and spirits company.

The Board concluded that Mr. Biondi should serve on the Board due to Mr. Biondi’s experience as chief executive officer of many large, public companies and his current role with WaterView Advisors which provide valuable management and leadership skills, as well as an understanding of the operations and financial results and prospects of our Company. Given his financial and leadership experience, Mr. Biondi has been determined to be an Audit Committee financial expert by our Board.

Robert A. Bradway

Robert A. Bradway has served as our director since October 2011 and Chairman of the Board since January 1, 2013. Mr. Bradway has been our President since May 2010 and Chief Executive Officer since May 2012. From May 2010 to May 2012, Mr. Bradway served as our Chief Operating Officer. Mr. Bradway joined Amgen in 2006 as Vice President, Operations Strategy and served as Executive Vice President and Chief Financial Officer from April 2007 to May 2010. Prior to joining Amgen, he was a Managing Director at Morgan Stanley in London where he had responsibility for the firm’s banking department and corporate finance activities in Europe and focused on healthcare.

Mr. Bradway has been a director of Norfolk Southern Corporation, a transportation company, since July 2011, serving on its Audit and Governance and Nominating Committees.

The Board concluded that Mr. Bradway should serve on the Board due to Mr. Bradway’s knowledge of all aspects of our business, combined with his leadership and management skills having served as our President and Chief Operating Officer and formerly our Chief Financial Officer. During this time, Mr. Bradway provided strong leadership through a variety of challenges and this positions him well to serve as a director and provides the Board with a knowledgeable perspective with regard to the Company’s products and operations.

10       ï 2014 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

François de Carbonnel

François de Carbonnel is a director of corporations and corporate advisor. Mr. de Carbonnel was a director of Thomson S.A., a French multimedia corporation, from 2007 to January 2010, serving as Chairman of the Audit Committee throughout his tenure as a director, and as non-executive Chairman of the Board from April 2008 to April 2009. He has also been a director and President of the Remuneration and Nominating Committee of Solocal Group (formerly known as Pages Jaunes S.A.), a French company which offers online content, advertising solutions and transactional services and publishes directories, since 2004 and serves as chairman of the Remuneration and Appointments Committee. In 2013, Mr. de Carbonnel was appointed lead director of Solocal Group. Mr. de Carbonnel has been a director of Mazars Group, a privately-held international organization specializing in audit, accountancy, tax, legal and advisory services since December 2011, where he also serves as chair of the Audit Committee. Mr. de Carbonnel has been a director of Groupe Foncier de L’Ile de France (GFI), a privately-held French real estate company since 1995. Mr. de Carbonnel became the Chairman of Woodside Holdings Investment Management Pte. Ltd., a non-listed Singapore-based fund management company, in 2012. From 2004 until October 2013, Mr. de Carbonnel was a director of a number of funds managed by Ecofin, a privately-held investment management firm that provides discretionary fund management services and advice to institutions, utilities and infrastructure industries. Mr. de Carbonnel was a director of Quilvest S.A., a Luxembourg company which provides wealth management and private equity services, from 2006 to 2012.

Mr. de Carbonnel was the Senior Advisor of the Global Corporate and Investment Bank of Citigroup from 2004 to 2006, and its Managing Director from 1999 to 2004. He was the Chairman and Chief Executive Officer of Midial S.A., a French listed company, from 1994 to 1998, Chairman of General Electric Capital SNC from 1996 to 1998. He was a corporate Vice President of General Electric Company and President of General Electric Capital-Europe from 1990 to 1992, President of Strategic Planning Associates, an international consulting company, from 1981 to 1990 and Vice President of Boston Consulting Group from 1971 to 1981. He has been a member of the business board of advisors of the Carnegie Mellon Tepper School of Business since 1984. Mr. de Carbonnel is a French citizen and resides in Europe.

The Board concluded that Mr. de Carbonnel should serve on the Board because Mr. de Carbonnel has acquired knowledge, skills and brings a strong vantage point through his international career as an executive officer of well-known consulting companies as well as a number of public companies. This perspective is important as the Company undertakes further global expansion plans. Given his experience in the financial industry, Mr. de Carbonnel has been determined to be an Audit Committee financial expert by our Board.

  ï 2014 Proxy Statement    11

ITEM 1 — ELECTION OF DIRECTORS

Vance D. Coffman

Vance D. Coffman is our lead independent director. Dr. Coffman has been a director of 3M Company, a consumer and office products and services company, since 2002 and he has been a director of Deere & Company, a farm and construction machinery company, since 2004. He serves on the Nominating and Governance Committee and chairs the Compensation Committee of 3M Company and serves on the Corporate Governance and Executive Committees and chairs the Compensation Committee of Deere & Company. Dr. Coffman was also director of Bristol-Myers Squibb Company, a pharmaceutical company, and a member of its Audit and Governance Committees, from 1998 to 2007.

Dr. Coffman was the Chairman of the Board and Chief Executive Officer of Lockheed Martin Corporation, an aerospace and defense company, from 1998 to 2005, and was ex officio member of all board committees. From 1997 to 1998, he was Vice Chairman of the Board and Chief Executive Officer of Lockheed Martin. He is currently on the Board of Trustees of the Naval Postgraduate School Foundation, the Stanford Engineering Advisory Council of Stanford University and the Board of Governors of the Iowa State University Foundation. Dr. Coffman has been a Member of the National Academy of Engineering since 1997 and a Fellow of the American Institute of Aeronautics and Astronautics and the American Astronautical Society since 1989 and 1997, respectively.

The Board concluded that Dr. Coffman should serve on the Board as during his service as Chairman of the Board and Chief Executive Officer of Lockheed Martin, Dr. Coffman acquired important leadership and management skills that provide insight into the operations of our Company and the challenges of managing a complex organization.

Robert A. Eckert

Robert A. Eckert was the Chief Executive Officer of Mattel, Inc., a toy design, manufacture and marketing company, having held this position from 2000 through December 2011. He was President and Chief Executive Officer of Kraft Foods Inc., a consumer packaged food and beverage company, from 1997 to 2000, Group Vice President from 1995 to 1997, President of the Oscar Mayer Foods Division from 1993 to 1995 and held various other senior executive and other positions from 1977 to 1992.

Mr. Eckert was Chairman of the Board of Mattel, Inc. from 2000 through 2012. He has been a director of McDonald’s Corporation, a company which franchises and operates McDonald’s restaurants in the global restaurant industry, since 2003, serving as the Chair of the Compensation Committee and a member of the Executive and Governance Committees. Mr. Eckert has been a director of Smart & Final

Stores LLC, a privately-held warehouse store, since 2013. Mr. Eckert also has served as a director of Levi Strauss & Co., a privately-held jeans and casual wear manufacturer, since 2010. Mr. Eckert is on the Global Advisory Board of the Kellogg Graduate School of Management and serves on the Eller College National Board of Advisors at the University of Arizona.

The Board concluded that Mr. Eckert should serve on our Board because of Mr. Eckert’s recent and long-tenured experience as a Chief Executive Officer of large public companies, his broad international experience in marketing and business development and his valuable leadership experience. Given his financial and leadership experience, Mr. Eckert has been determined to be an Audit Committee financial expert by our Board.

12       ï 2014 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

Greg C. Garland

Greg C. Garland has served as a director of the Company since October 2013. Mr. Garland was first identified to the Governance and Nominating Committee as a potential director candidate by the Board of Directors’ outside director search firm. Mr. Garland is the Chairman, President and Chief Executive Officer of Phillips 66, an energy manufacturing and logistics company with midstream, chemical, refining and marketing and specialties businesses created through the repositioning of ConocoPhillips, having held this position since April 2012. Mr. Garland chairs the Executive Committee of Phillips 66. Prior to Phillips 66, Mr. Garland served as Senior Vice President, Exploration and Production, Americas of ConocoPhillips from 2010 to April 2012. He was President and Chief Executive Officer of

Chevron Phillips Chemical Company (now a joint venture between Phillips 66 and Chevron) from 2008 to 2010 and Senior Vice President, Planning and Specialty Chemicals from 2000 to 2008. Mr. Garland served in various positions at Phillips Petroleum Company from 1980 to 2000. Mr. Garland is a member of the Engineering Advisory Board for Texas A&M University.

The Board concluded that Mr. Garland should serve on our Board because of Mr. Garland’s experience as a Chief Executive Officer and his over 30 years of international experience in a highly regulated industry. Given his financial and leadership experience, Mr. Garland has been determined to be an Audit Committee financial expert by our Board.

Rebecca M. Henderson

Rebecca M. Henderson has been the John and Natty McArthur University Professor at Harvard University since 2011, where she has a joint appointment at the Harvard Business School, and is the Co-Director of the Business and Environment Initiative. From 2009 to 2011, Dr. Henderson served as the Senator John Heinz Professor of Environmental Management at Harvard Business School. Prior to this, she was a professor of management at MIT for 21 years, having been the Eastman Kodak LFM Professor of Management since 1999. Since 1995, she has also been a Research Associate at the National Bureau of Economic Research. She specializes in technology strategy and the broader strategic problems faced by companies in high technology industries. Dr. Henderson has been a director of IDEXX Laboratories, Inc., a company which develops and commercializes technology-based products and services for veterinary, food and water applications, since 2003, serving on its Finance Committee and chairing its Nominating and Governance Committee.

Dr. Henderson has also served as a director of the Ember Corporation, a privately-held semiconductor chip manufacturer,

and on its Compensation Committee, from 2001 to July 2009. She has further been a director of Linbeck Construction Corporation, a privately-held facility solutions company, from 2000 until 2004. In May 2011, Dr. Henderson was appointed to the U.S. Department of Commerce Innovation Advisory Board which was established as a result of the America COMPETES Reauthorization Act of 2010 signed into law by President Obama on January 4, 2011 and which guided a study of U.S. economic competitiveness and innovation to help inform national policies at the heart of U.S. job creation and global competitiveness. Dr. Henderson has published articles, papers and reviews in a range of scholarly journals, and sits on the editorial board of Research Policy, a multi-disciplinary journal. Dr. Henderson received an undergraduate degree from the Massachusetts Institute of Technology and a doctorate from Harvard University.

The Board concluded that Dr. Henderson should serve on the Board because Dr. Henderson’s study of the complex strategy issues faced by high technology companies provides unique insight into the Company’s strategic and technology issues.

  ï 2014 Proxy Statement    13

ITEM 1 — ELECTION OF DIRECTORS

Frank C. Herringer

Frank C. Herringer has been Chairman of the Board of Transamerica Corporation, a financial services company, since 1995. Mr. Herringer was an executive with Transamerica for 20 years, including its Chief Executive Officer from 1991 until its acquisition by Aegon N.V., a life insurance, pensions and asset management company, in 1999, subsequently serving on Aegon’s Executive Board for one year and he is currently a director of Aegon U.S. Holding Corporation, a position he has held since 1999. Mr. Herringer has been a director of The Charles Schwab Corporation, a brokerage and banking company, since 1996, serving on its Compensation, Nominating and Corporate Governance Committees, and of Safeway Inc., a food and drug retailer, since 2008, serving on its Executive Compensation and Executive Committees and chairing its Nominating and Corporate Governance Committee. He is also currently a director of Cardax Pharmaceuticals, Inc., a biotechnology company, which he joined in 2005, and a member of the

Board of Trustees of the California Pacific Medical Center Foundation, a not-for-profit organization which develops philanthropic resources for the California Pacific Medical Center, a privately-held, not-for-profit academic medical center, which he joined in 2013. From 2002 to 2005, Mr. Herringer was a director of AT&T Corporation, and a member of its Audit and Compensation Committees. In 2004, Mr. Herringer was named an Outstanding Director of the Year by the Outstanding Directors Exchange. Mr. Herringer received an undergraduate degree and master of business administration from Dartmouth College.

The Board concluded that Mr. Herringer should serve on the Board due to Mr. Herringer’s career as Transamerica’s Chief Executive Officer and Chairman of the Board which developed Mr. Herringer’s management and leadership skills and provides an informed perspective on our financial performance, prospects and strategy.

Tyler Jacks

Tyler Jacks joined the Massachusetts Institute of Technology in 1992 and is currently the David H. Koch Professor of Biology and director of the David H. Koch Institute for Integrative Cancer Research, which brings together biologists and engineers to improve detection, diagnosis and treatment of cancer. Dr. Jacks has been an investigator with the Howard Hughes Medical Institute, a nonprofit medical research organization, since 1994. Dr. Jacks has been a director of Thermo Fisher Scientific, Inc., a life sciences supply company, since May 2009, and serves on its Strategy and Finance Committee and scientific advisory board. He was a founder of T2 Biosystems, Inc., a privately-held biotechnology company, since 2006 and served on the scientific advisory board until 2013. Dr. Jacks is a consultant scientific advisor to Epizyme, Inc., a biopharmaceutical company, since 2007. Dr. Jacks served on the scientific advisory board of Aveo Pharmaceuticals Inc., a cancer therapeutics company, from 2001 until 2013. He was appointed to the National Cancer Advisory Board, which advises and assists the Director of the National Cancer Institute with respect to the National Cancer Program, in

October 2011. Dr. Jacks was a director of the Massachusetts Institute of Technology’s Center for Cancer Research from 2001 to 2008 and received numerous awards including the Paul Marks Prize for Cancer Research and the American Association for Cancer Research Award for Outstanding Achievement. He was elected to the National Academy of Sciences as well as the Institute of Medicine in 2009.

The Board concluded that Dr. Jacks should serve on the Board due to Dr. Jacks’ extensive scientific expertise relevant to our industry, including his broad experience as a cancer researcher and service on several scientific advisory boards. His expertise in the field of oncology, which includes pioneering the use of technology to study cancer-associated genes and to construct animal models of many human cancer types, is evidenced by his appointment to the National Cancer Advisory Board and by his numerous awards for cancer research. Dr. Jacks’ scientific knowledge and thorough understanding of our industry positions him to provide valuable insights into the scientific activities of our Company.

14       ï 2014 Proxy Statement

ITEM 1 — ELECTION OF DIRECTORS

Judith C. Pelham

Judith C. Pelham is the President Emeritus of Trinity Health, a national system of healthcare facilities, including hospitals, long-term care, home care, psychiatric care, residences for the elderly and ambulatory care, and one of the largest Catholic healthcare systems in the U.S. Prior to her current position at Trinity Health, she was the President and Chief Executive Officer of Trinity Health from 2000 to 2004, the President and Chief Executive Officer of Mercy Health Services, a system of hospitals, home care, long-term care, ambulatory services and managed care, from 1993 to 2000, the President and Chief Executive Officer of the Daughters of Charity Health Services of Austin, a network of hospitals, home care and ambulatory services, from 1982 to 1992, and the Assistant Vice President of Brigham and Women’s Hospital from 1976 to 1980.

Ms. Pelham has been a director of Health Care REIT, Inc., a public real estate investment trust for senior living and health care real estate, since May 2012 and serves on its Compensation, Planning, Nominating/Corporate Governance and Investment Committees. Ms. Pelham was a director of Zoll Medical Corporation, a medical products and software solutions company, from February 2011 to April 2012 when it became a wholly owned subsidiary of Asahi Kasei Group. Ms. Pelham was a director of Eclipsys Corporation, a healthcare IT solutions company, from 2009 to August 2010 when it merged with AllScripts and was a member of its Compensation Committee. In addition, from 2005 to 2006 she was a director of Hospira, Inc., a specialty pharmaceutical delivery company, and a member of its Audit and Public Policy and Compliance Committees. She also sits on the board of trustees of Smith College and is a member of its Audit, Finance, and Buildings and Grounds, and Libraries Committees and chairs the Audit and Information Technology Committees.

Ms. Pelham has received numerous honors for her civic and healthcare systems leadership, including the CEO IT Achievement Award in 2004 from Modern Healthcare and the Healthcare Information Management Systems Society for her leadership in implementing information technology in healthcare provider organizations and the National Quality Healthcare Award in 2004 from the National Committee for Quality Healthcare, for innovation and implementation of clinical quality and patient safety systems. She received the American Hospital Association Partnership for Action Grassroots Advocacy Award in 1992 in recognition of her work in healthcare reform.

The Board concluded that Ms. Pelham should serve on the Board due to Ms. Pelham’s career as an executive leader at a number of large healthcare systems, as well her extensive experience developing programs to improve the health status of communities and championing innovation and advances in the delivery of, access to and financing of healthcare, her understanding of the nation’s healthcare system, the patient populations served by our Company’s products and the operations of our Company.

  ï 2014 Proxy Statement    15

ITEM 1 — ELECTION OF DIRECTORS

Ronald D. Sugar

Ronald D. Sugar is the retired Chairman of the Board and Chief Executive Officer of Northrop Grumman Corporation, a global aerospace and defense company, having held these posts from 2003 through 2009. He was President and Chief Operating Officer of Northrop Grumman Corporation from 2001 until 2003. He was President, Chief Operating Officer and director of Litton Industries, Inc., a developer of military products, from 2000 until 2001, and Chief Financial Officer of TRW, Inc., an aerospace, automotive and credit reporting company, from 1994 to 1996, and President and Chief Operating Officer of TRW Aerospace, a developer of missile systems and spacecraft, from 1998 to 2000. He is a senior advisor to Ares Management LLC, a privately-held asset manager and registered investment advisor, and a senior advisor to Northrop Grumman Corporation, both since 2010.

Dr. Sugar has been a director of Chevron Corporation, a petroleum, exploration, production and refining company, since 2005. Dr. Sugar has also been a director of Apple Inc.,

a manufacturer and seller of, among other things, personal computers, mobile communication and media devices since 2010 and of Air Lease Corporation, an aircraft leasing company, since 2010. Dr. Sugar chairs the Audit Committee of Chevron, chairs the Audit and Finance Committee of Apple, chairs the Compensation Committee of Air Lease, and serves on the Air Lease Governance Committee. Dr. Sugar is a member of the National Academy of Engineering, trustee of the University of Southern California, member of UCLA Anderson School of Management Board of Visitors, director and member of the Los Angeles Philharmonic Association and national trustee of the Boys and Girls Clubs of America.

The Board concluded that Dr. Sugar should serve on our Board because Dr. Sugar’s board and senior executive-level expertise, including his recent experience as Chairman and Chief Executive Officer of Northrop Grumman Corporation, provides valuable leadership experience and insight in the areas of operations, government affairs, technology and finance.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE 12 NAMED NOMINEES.

16       ï 2014 Proxy Statement

ITEM 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Item 2

Ratification of Selection of Independent Registered Public Accountants

The Audit Committee of the Board of Directors has selected Ernst & Young LLP, or Ernst & Young, as our independent registered public accountants for the fiscal year ending December 31, 2014, and the Board has further directed that management submit this selection for ratification by the stockholders at our 2014 Annual Meeting of Stockholders. Ernst & Young has served as our independent registered public accounting firm and has audited our financial statements since the Company’s inception in 1980. The Audit Committee periodically considers whether there should be a rotation of our independent registered public accountants. The members of the Audit Committee believe that the continued retention of Ernst & Young as our independent registered public accountants is in the best interests of the Company. A representative of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young as our independent registered public accountants is not required by the Amgen Inc. Restated Certificate of Incorporation, the Amended and Restated Bylaws of Amgen Inc., or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification because we believe it is a matter of good corporate governance practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young, but still may retain them. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

  ï 2014 Proxy Statement    17

ITEM 3 — ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

Item 3

Advisory Vote to Approve Our Executive Compensation

This advisory stockholder vote, commonly known as “Say on Pay,” gives you as a stockholder the opportunity to endorse or not endorse our executive pay program and policies. Accordingly, you are being asked to vote on the compensation of our Named Executive Officers, or NEOs, as disclosed in the Compensation Discussion and Analysis and related compensation tables and the narrative in this proxy statement.

Our executive compensation program is designed to achieve the following objectives:

•	Pay for performance in a manner that strongly aligns with stockholder interests by rewarding both our short- and long-term measurable performance.

•

Attract, motivate and retain the highest level of executive talent by providing competitive compensation, consistent with their roles and responsibilities, our success and their contributions to this success.

•	Mitigate compensation risk by maintaining pay practices that reward actions and outcomes consistent with the sound operation of our Company and with the creation of long-term stockholder value.

•	Consider all Amgen staff members in the design of our executive compensation programs, to ensure a consistent approach that encourages and rewards all staff members who contribute to our success.

Our 2013 Executive Compensation Was Aligned With Our Performance

Following extensive outreach to our stockholders over the past several years, our Compensation and Management Development Committee, or Compensation Committee, has implemented a number of compensation program changes to further reinforce the relationship between pay and performance. A significant majority of each NEO’s compensation is connected to our performance and our execution of our strategic priorities. Our 2013 performance highlights include:

•

Delivering for Stockholders — Robust One-year and Three-year Total Shareholder Return. Our stock price increased from $86.20 to $114.08 per share during 2013, reflecting appreciation of approximately 32% and a one-year total shareholder return, or TSR, of 35%, including our dividends. This compares to the Standard & Poor’s 500 average one-year TSR of 32%. Our three-year TSR is 114% compared with our peer group average three-year TSR of 103%.

–

Consistent with this robust three-year TSR, the performance units earned in 2013 under our long-term incentive, or LTI, performance award program (for the 2011-2013 performance period) were 122.7% of target performance units based on our TSR for the 2011-2013 performance period compared with the average TSR of our 13-company peer group for this period.

•

Strong Financial Performance. Our strong operating performance resulted in above-target performance on our pre-established goals for 2013 revenues and adjusted net income that comprise 60% of the weighting under our 2013 annual cash incentive award program.

–

Our solid performance in 2013 grew revenues by 8% over 2012 to $18.7 billion and grew adjusted net income by 14% to $5.8 billion.(1) In addition, our year-over-year adjusted earnings per share grew 17%(1) in 2013.

(1)	Adjusted net income and adjusted earnings per share are reported and reconciled in our Form 8-K dated as of January 28, 2014.

18       ï 2014 Proxy Statement

ITEM 3 — ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

•

Our strong cash flows and balance sheet in 2013 permitted us to return $1.4 billion of cash to our stockholders through dividends. Since our first dividend in July 2011, we have raised the dividend three times over the previous quarterly amount by an average of 30% and returned a total of $3 billion of cash to our stockholders through dividends. In addition, we repurchased $0.8 billion of our stock in 2013 for a total return of capital of $2.2 billion to our stockholders.

•	Advancement of the Pipeline. We exceeded our pre-established goal of “Deliver the Best Pipeline” that represents a 20% weighting under our 2013 annual cash incentive award program.

–

During 2013, we successfully advanced the pipeline through our own clinical trial activities (as well as through the Onyx Pharmaceuticals, Inc. acquisition and the ivabradine license) such that we had two phase 3 data read-outs in December 2013 and three phase 3 data read-outs in January 2014 on evolocumab (AMG 145), we expect additional Phase 3 data read-outs on seven more of our innovative clinical programs (Kyprolis®, talimogene laherparepvec, trebananib, brodalumab, velcalcetide (AMG 416), romosozumab and rilotumumab) and, with the ivabradine license, we have data to support a U.S. filing.

•

Execution on Key Strategic Priorities, including International Expansion. We exceeded our pre-established goals of “Deliver Strategic Priorities” comprising 20% of the weighting under our 2013 annual cash incentive award program.

–

We successfully acquired Onyx Pharmaceuticals, a global biopharmaceutical company engaged in the development and commercialization of innovative therapies for improving the lives of people with certain cancers.

–

We also advanced our efforts to develop a presence in cardiovascular disease by licensing U.S. commercial rights to ivabradine, an innovative product already approved in over 100 countries for heart failure and angina.

–

We commenced our first pivotal studies for our biosimilar product candidates: in psoriasis and rheumatoid arthritis for our biosimilar for Humira® (adalimumab); in non-small cell lung cancer for our biosimilar for Avastin® (bevacizumab) and in breast cancer for our biosimilar for Herceptin® (trastuzumab).

–

We continued to expand internationally, including the commencement of operations of our alliances in Japan and China and our acquisition from F. Hoffmann-La Roche of rights to filgrastim and pegfilgrastim in key emerging growth markets around the world.

Positive 2013 Say on Pay Vote and Engagement With Our Stockholders

In 2013, we received over 85% stockholder support on our say on pay advisory vote. We have engaged consistently in broad direct stockholder outreach over the past several years and have found these interactions highly valuable and informative and will continue to engage with our stockholders to further enhance our understanding of the perspectives of our investors. Since our 2013 annual meeting of stockholders, we have engaged in outreach activities with stockholders comprising approximately 45% of our outstanding shares and have had extensive discussions with stockholders owning approximately 40% of our outstanding shares. In 2013, the predominant feedback from our investors was that they are satisfied with our compensation program. While we are pleased with our say on pay results and stockholder feedback, we will continue to reach out to understand and address the concerns of our stockholders. Therefore, our stockholder outreach efforts will continue after the filing of this proxy statement, as well as through our executive compensation website (accessible at www.amgen.com/executivecompensation) that we initiated in 2008 and invites stockholders to provide feedback directly to the Compensation Committee regarding our executive compensation program.

  ï 2014 Proxy Statement    19

ITEM 3 — ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

We Have Implemented Compensation Best Practices

We are mindful of compensation and governance best practices and have implemented the following practices, among others:

•	Our LTI equity award grants are primarily performance-based with 80% of LTI equity awards granted as performance units.

•	We target the 50th percentile, or median, of our peer group for all elements of compensation.

•

We have no “single-trigger” equity vesting acceleration upon a change of control for restricted stock units and stock options, and our double-trigger cash severance is limited to a multiple of two times target annual cash compensation, without tax gross-ups.

•

We have a clawback policy that requires our Board of Directors, or Board, to consider the recapture of past cash or LTI equity award payouts to our NEOs if the amounts were determined based on financial results that are later restated and the NEOs’ misconduct is determined by the Board to have caused the restatement.

•

Our incentive compensation plans contain recoupment provisions applicable to all staff members that expressly allow the Compensation Committee to determine that annual cash incentive awards are not earned fully or in part where such employee has engaged in misconduct that causes serious financial or reputational damage to the Company.

•	We do not provide tax gross-ups, except for business related payments such as reimbursement of certain moving and relocation expenses.

•	We have robust stock ownership guidelines, with a six times base salary ownership requirement for our Chief Executive Officer.

•	We have no defined benefit pension or supplemental executive retirement plan benefits or “above-market” interest on deferred compensation.

Board Recommends a Vote “FOR” Our Executive Compensation

Our Board believes that our current executive compensation program aligns the interests of our executives with those of our stockholders and is earned primarily based on the performance of our Company. We intend that our compensation programs reward actions and outcomes that are consistent with the sound operation of our Company and are aligned with the creation of long-term stockholder value.

For the reasons discussed above, the Board recommends that stockholders vote “FOR” the following resolution:

“Resolved, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Securities and Exchange Commission rules in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure of this proxy statement.”

Although this vote is advisory and is not binding on the Board, our Compensation Committee values the opinions expressed by our stockholders and will consider the outcome of the vote when making future executive compensation decisions.

We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote on executive compensation at our 2015 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION INDICATING THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

20       ï 2014 Proxy Statement

ITEM 4 — STOCKHOLDER PROPOSAL

Item 4

Stockholder Proposal

A stockholder has informed the Company that he intends to present the proposal set forth below at our 2014 Annual Meeting of Stockholders, or Annual Meeting. If the stockholder (or its “qualified representative” as determined under our Amended and Restated Bylaws) is present at the Annual Meeting and properly submits the proposal for a vote, then the stockholder proposal will be voted upon at the Annual Meeting.

In accordance with the Federal securities laws, the stockholder proposal and supporting statement is presented below as submitted by the stockholder and is quoted verbatim and is in italics. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement.

FOR THE REASONS STATED IN THE BOARD’S RESPONSE, WHICH FOLLOWS THE STOCKHOLDER PROPOSAL, THE BOARD STRONGLY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” STOCKHOLDER PROPOSAL #1.

Stockholder Proposal #1

Michael Burke Stansbury, owner of 50 shares of our Common Stock as of December 11, 2013, appointing Investor Voice, SPC as his representative, with an address of 10033 12th Avenue NW, Seattle, WA 98177, has notified us of his intention to submit the following proposal at our Annual Meeting:

RESOLVED: Shareholders of Amgen, Inc. (“Amgen” or “Company”) hereby request the Board of Directors to amend the Company’s governing documents to provide that all matters presented to shareholders shall be decided by a simple majority of the shares voted FOR and AGAINST an item (or, “withheld” in the case of board elections). This policy shall apply to all matters unless shareholders have approved higher thresholds, or applicable laws or stock exchange regulations dictate otherwise.

SUPPORTING STATEMENT:

Amgen is regulated by the Securities and Exchange Commission (SEC). The SEC dictates a specific vote-counting standard for the purpose of establishing eligibility for resubmission of shareholder-sponsored proposals. This formula is the votes cast FOR, divided only by (a) the FOR, plus (b) the AGAINST votes.

Amgen does not follow this SEC Standard, but instead determines results by the votes cast FOR a proposal, divided by (a) the FOR votes, plus (b) the AGAINST votes, plus (c) the ABSTAIN votes.

Amgen’s 2013 proxy indicates (for shareholder-sponsored proposals) that abstentions “will have the same effect as votes ‘against’ such proposal.”

Using ABSTAIN votes as Amgen does counters an accepted hallmark of fair voting – honoring voter intent. Thoughtful voters who choose to ABSTAIN should not have their choices arbitrarily and universally switched as if opposing a matter.

THREE CONSIDERATIONS:

[1] Abstaining voters consciously act to ABSTAIN – to have their vote noted, but not counted. Yet, Amgen unilaterally counts all abstentions as if AGAINST a shareholder-sponsored proposal (irrespective of the voter’s intent).

[2] Abstaining voters do not follow management’s recommendation AGAINST a shareholder-sponsored item. Ignoring this intent, Amgen arbitrarily counts all abstentions as if siding with management.

[3] Remarkably, Amgen embraces the SEC Standard that this Proposal requests and excludes abstentions for Company-sponsored Proposal #1 (director elections, stating that abstentions will “have no effect”), while applying a more restrictive vote-counting formula that includes abstentions to all shareholder-sponsored proposals.

This advantages management’s slate of director nominees by artificially boosting the appearance of support on Proposal #1, and depresses (harms) the vote-count for every shareholder-sponsored proposal, regardless of topic.

  ï 2014 Proxy Statement    21

ITEM 4 — STOCKHOLDER PROPOSAL

IN CLOSING:

These practices — counting votes using two different formulas — fail to respect voter intent, are arbitrary, and run counter to core principles of sound corporate governance.

A system that is internally inconsistent — like Amgen’s — is confusing, harms shareholder best-interest, and unfairly empowers management at the expense of stockholders.

Amgen must recognize the inconsistency of applying the SEC Standard to the Company-sponsored proposal on board elections, while applying a different formula (that artificially lowers the vote) to shareholder-sponsored proposals.

Therefore, please vote FOR this common-sense governance Proposal that calls for the use of the fair and consistent SEC Standard across-the-board, while allowing flexibility for different thresholds where required.

Board Response to Stockholder Proposal #1

The Board of Directors recommends a vote “AGAINST” Stockholder Proposal #1 for the following reasons:

Our Board of Directors has considered this proposal and has concluded that it is not in the best interests of the Company or its stockholders to adopt the proponent’s vote-counting methodology.

The Company is incorporated in the State of Delaware and, therefore, Delaware law governs the voting standards for action by the Company’s stockholders. The required vote for action by the Company’s stockholders follows the default approval standard for stockholder action under Delaware law. The Company’s Amended and Restated Bylaws provide that, except in the election of directors, as otherwise provided by the Company’s governing documents or required by applicable laws, rules and regulations, when a quorum is present, the affirmative vote of the holders of a majority of the shares present (in person or by proxy) and entitled to vote is required to approve any matter brought before a stockholder meeting. We believe the majority of Delaware corporations adhere to the same default voting standard.

Under Delaware law, abstention votes are considered shares “entitled to vote.” Accordingly, in the vote tabulation for matters that require the affirmative vote of the majority of the shares present and entitled to vote, abstentions are not included in the numerator (because they are not affirmative votes), but are included in the denominator as shares entitled to vote. Therefore, abstentions under this standard have the same practical effect as a vote “against” a proposal.

Further, in its supporting statement, the proponent focuses on the effect that counting abstentions has on stockholder proposals. As disclosed in this proxy statement, abstention votes are included in the vote count for each of these management-sponsored proposals and have the same practical effect as a vote against them. This vote count standard does not favor these management-sponsored proposals over the stockholder proposals. Both are treated equally.

Stockholders typically have three voting choices for a particular proposal: for; against and abstain. In the proxy statement for the annual meeting, the Company discloses the vote required to approve each proposal, and also describes how abstentions will be counted in the vote tabulation and the effect of abstentions on the outcome of a matter. The Company’s stockholders are informed that if they vote “abstain” on a proposal other than the election of directors, their vote will have the same practical effect as an “against” vote, and the Board believes that counting abstention votes effectively honors the intent of the Company’s stockholders. If a stockholder elects to abstain on a matter, the Board believes that the stockholder recognizes the impact of the vote and expects it to be included in the vote count.

The Board also believes that lowering the approval standard for proposals would be poor corporate governance. The proponent requests that abstentions be ignored for all matters presented to the Company’s stockholders. Ignoring abstention votes would lower the approval standard and effectively make approval easier. Except with respect to the election of directors and matters that require, statutorily or otherwise, a different vote, the Board believes that a proposal—whether management-sponsored or stockholder-sponsored—should receive more “for” votes than the sum of “against” and “abstain” votes in order to constitute approval by the Company’s stockholders.

Moreover, the proponent’s argument of using the “SEC Standard” of excluding abstentions in vote tabulations is based on the SEC’s vote-counting rules for determining whether a stockholder may resubmit a proposal for inclusion

22       ï 2014 Proxy Statement

ITEM 4 — STOCKHOLDER PROPOSAL

in a company’s proxy statement. These rules do not govern whether a stockholder proposal has been approved by stockholders. It may be that in this limited context the SEC wished to set a lower bar to enable stockholders to more easily resubmit proposals. However, in other contexts, the SEC promotes voting standards similar to ours. For instance, the SEC expressly requires a form of proxy to include an abstention option with respect to the advisory vote on the frequency of advisory vote on executive compensation. The Board believes that it would not be effective corporate governance or serve the best interests of the Company’s stockholders to take one voting standard that an organization applies to a specific context and adopt that standard universally.

The proposed vote-counting methodology would be inconsistent with the standard followed by a majority of Delaware corporations, does not favor management-sponsored proposals over stockholder-sponsored proposals, would be poor corporate governance and is not a standard used by the SEC in determining whether a stockholder proposal has been approved for general matters. Accordingly, the Board does not believe that implementing the proposal would be in the best interests of the Company or its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” STOCKHOLDER PROPOSAL #1.

  ï 2014 Proxy Statement    23

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Directors and Executive Officers

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 17, 2014 by: (i) each current director and nominee; (ii) our Named Executive Officers, or NEOs (as specified on page 38) and (iii) all of our current directors and executive officers as a group. There were 756,487,286 shares of our Common Stock outstanding as of March 17, 2014. None of our directors, nominees, NEOs or executive officers, individually or as a group, beneficially owns greater than 1% of our outstanding shares of Common Stock.

	Amgen Inc. Common Stock(1)(2)
Beneficial Owner	Total Common Stock Beneficially Owned	Shares Acquirable Within 60 Days	Percent of Total
Non-Employee Directors and Nominees
David Baltimore	54,634	25,000	*
Frank J. Biondi, Jr.	31,696	15,000	*
François de Carbonnel	26,266	10,000	*
Vance D. Coffman	56,518	45,000	*
Robert A. Eckert	20,000	20,000	*
Greg C. Garland	429	0	*
Rebecca M. Henderson	8,000	8,000	*
Frank C. Herringer(3)	42,858	25,000	*
Tyler Jacks	21,890	20,000	*
Gilbert S. Omenn(4)	199,165	25,000	*
Judith C. Pelham	13,939	0	*
Ronald D. Sugar	30,000	30,000	*

Named Executive Officers
Robert A. Bradway	481,306	362,107	*
Anthony C. Hooper	90,234	2,961	*
Jonathan M. Peacock(5)	161,639	100,807	*
Sean E. Harper	60,671	35,951	*
Madhavan Balachandran(6)	54,547	14,416	*
All current directors and executive officers as a group (22 individuals)(7)	1,454,325	772,470	*
*	Less than 1%.

(1)

Information in this table is based on our records and information provided by directors, NEOs, executive officers and in public filings. Unless otherwise indicated in the footnotes and subject to community property laws, where applicable, each of the directors and nominees, NEOs and executive officers has sole voting and/or investment power with respect to such shares, including shares held in trust.

24       ï 2014 Proxy Statement

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

(2)

Includes shares which the individuals shown have the right to acquire (a) upon vesting of restricted stock units, or RSUs, and related dividend equivalents (excluding fractional shares), where the shares are issuable as of March 17, 2014 or within 60 days thereafter, and (b) upon exercise of stock options that are vested as of March 17, 2014 or within 60 days thereafter, as set forth in the table below. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person. Excludes vested RSUs, and related dividend equivalents, for which receipt has been deferred by certain of the non-employee directors to a date later than 60 days after March 17, 2014. Dividend equivalents credited on RSUs are deemed reinvested and are paid out with the vested RSUs in shares of our Common Stock. Excludes annual RSU grants to directors expected to be made in April 2014 pursuant to the Amgen Inc. 2009 Director Equity Incentive Program, as such grant amounts were not available as of the date of the filing of this proxy statement.

Name	RSUs and Dividend Equivalents Included	Stock Options Included	RSUs and Dividend Equivalents Excluded
David Baltimore	0	25,000	0
Frank J. Biondi, Jr.	0	15,000	13,323
François de Carbonnel	0	10,000	2,087
Vance D. Coffman	0	45,000	8,267
Robert A. Eckert	0	20,000	1,879
Greg C. Garland	0	0	0
Rebecca M. Henderson	0	8,000	5,577
Frank C. Herringer	0	25,000	14,729
Tyler Jacks	0	20,000	0
Gilbert S. Omenn	0	25,000	4,587
Judith C. Pelham	0	0	0
Ronald D. Sugar	0	30,000	5,222
Robert A. Bradway	18,597	343,510	0
Anthony C. Hooper	2,961	0	0
Jonathan M. Peacock	8,175	92,632	0
Sean E. Harper	6,091	29,860	0
Madhavan Balachandran	3,218	11,198	0
(3)	Includes 14,152 shares held by family trusts.
(4)	Dr. Omenn will not be standing for re-election to our Board of Directors at the 2014 Annual Meeting of Stockholders.
(5)	Mr. Peacock ceased service as an executive officer effective as of January 10, 2014. Data provided is based on information known as of January 10, 2014.
(6)	Includes 40,131 shares held by family trusts.
(7)

Includes 262,172 shares (excluding fractional shares) held by the six executive officers who are not NEOs and who have a right to acquire such shares upon the vesting of RSUs that have not been deferred to a date later than 60 days after March 17, 2014 or upon exercise of vested stock options as of March 17, 2014 or within 60 days thereafter. All current directors and executive officers as a group have the right to acquire a total of 48,365 shares upon vesting of RSUs, and related dividend equivalents, where the shares are issuable as of March 17, 2014 or within 60 days thereafter and 724,105 shares upon exercise of stock options that are vested as of March 17, 2014 or within 60 days thereafter.

  ï 2014 Proxy Statement    25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

The following table shows the number of shares of our Common Stock owned by each person or entity known to the Company to be the beneficial owners of more than 5% of our Common Stock as of December 31, 2013, except as noted, based on a review of publicly available statements of beneficial ownership filed with the Securities and Exchange Commission, or SEC, on Schedules 13D and 13G through March 17, 2014.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Total(1)
Capital Research Global Investors(2) 333 South Hope Street Los Angeles, CA 90071	77,432,460	10.24%
FMR LLC(3) 245 Summer Street Boston, MA 02210	51,017,182	6.74%
BlackRock, Inc.(4) 40 East 52nd Street New York, NY 10022	46,723,749	6.18%
(1)

The “Percent of Total” reported in this column has been calculated based upon the numbers of shares of Common Stock outstanding as of March 17, 2014 and may differ from the “Percent of Class” reported in statements of beneficial ownership filed with the SEC.

(2)

The amounts shown and the following information was provided by Capital Research Global Investors pursuant to a Schedule 13G filed with the SEC on January 10, 2014. Capital Research Global Investors reports that it has sole voting and dispositive power over all 77,432,460 shares.

(3)

The amounts shown and the following information was provided by FMR LLC pursuant to a Schedule 13G amendment filed with the SEC on February 14, 2014. FMR LLC reports that it has sole voting power over 3,721,880 of these shares and sole dispositive power over all 51,017,182 shares.

(4)

The amounts shown and the following information was provided by BlackRock, Inc. pursuant to a Schedule 13G filed with the SEC on January 28, 2014. BlackRock, Inc. reports that it has sole voting power over 37,223,943 of these shares and sole dispositive power over all 46,723,749 shares.

26       ï 2014 Proxy Statement

CORPORATE GOVERNANCE

Corporate Governance

Board of Directors Corporate Governance Highlights

Our Board of Directors, or Board, is governed by our Amgen Board of Directors Corporate Governance Principles, or Corporate Governance Principles, which are amended from time to time to incorporate certain current best practices in corporate governance. Our Corporate Governance Principles may be found on our website at www.amgen.com and are available in print upon written request to the Company’s Secretary. The Board’s corporate governance practices include the following:

•

Lead Independent Director. The independent members of the Board elect a lead independent director on an annual basis. The lead independent director has specific responsibilities and authorities as discussed below. Dr. Coffman currently serves as our lead independent director.

•	Executive Sessions of Independent Directors. Our independent directors meet privately on a regular basis. Dr. Coffman, as our lead independent director, presides at such meetings.

•

Majority Approval Required for Director Elections. If an incumbent director up for re-election at a meeting of stockholders fails to receive a majority of affirmative votes in an uncontested election, the Board will adhere to the director resignation policy as provided in the Amended and Restated Bylaws of Amgen Inc.

•

Access to Management. We afford our directors ready access to our management. Key members of management attend Board and committee meetings to present information concerning various aspects of the Company, its operations and results. The Corporate Responsibility and Compliance Committee, or Compliance Committee, members also have regular meetings in executive session with our Chief Compliance Officer, and the Audit Committee members have regular meetings in executive session with our internal auditors and separate meetings in executive session with our head of Corporate Audit.

•	Authority to Retain Outside Advisors. Our Board committees have the authority to retain outside advisors. The Audit Committee has the sole authority to appoint,

compensate, retain and oversee the independent registered public accountants. The Compensation and Management Development Committee, or Compensation Committee, has the sole authority to appoint, compensate, retain and oversee compensation advisors for senior management compensation review. The Governance and Nominating Committee, or Governance Committee, has the sole authority to appoint, retain and replace search firms to identify director candidates and compensation advisors for our directors’ compensation review.

•

Limitation on Number of Boards. A director who is currently serving as our Chief Executive Officer, or CEO, should not serve on more than two outside public company boards. No director should serve on more than five outside public company boards.

•

Retirement Age. The Board has established a retirement age of 72. A director is expected to retire from the Board on the day of the annual meeting of stockholders following his or her 72nd birthday. After due consideration, the Board has waived the retirement age with respect to Dr. Baltimore based on its determination that it would be beneficial to have Dr. Baltimore continue to serve as a director due to his unique scientific knowledge and deep understanding of the research and development activities and operations of the Company.

•

Changes in Circumstances Evaluated. If a director has a substantial change in principal business or professional affiliation or responsibility, including a change in principal occupation, he or she shall offer his or her resignation to the chairman of the Governance Committee. The Governance Committee determines whether to accept the resignation based on what it believes to be in the best interests of the Company and our stockholders.

•

Outside Relationships Require Pre-Approval. Without the prior approval of disinterested members of the Board, directors should not enter into any transaction or relationship with the Company in which they will have a financial or a personal interest or any transaction that otherwise involves a conflict of interest.

  ï 2014 Proxy Statement    27

CORPORATE GOVERNANCE

•

Conflicts of Interest. If an actual or potential conflict of interest arises for a director or a situation arises giving the appearance of an actual or potential conflict, the director must promptly inform the Chairman of the Board, or Chairman, or the chairman of the Governance Committee. All directors will recuse themselves from any discussion or decision found to affect their personal, business or professional interests.

•	Board and Committee Evaluations. The Board and the Audit, Compensation, Compliance and Governance Committees each have an annual evaluation process which focuses on their role and effectiveness, as well as fulfillment of their fiduciary duties. In 2013, the evaluations were each completed anonymously to encourage candid feedback. The Board completed its evaluation in December 2013, while the Audit, Compensation, Compliance and Governance Committees each completed its assessment in October 2013 for further evaluation by the Governance Committee in December 2013. The results of the committee evaluations are reported to the full Board. Each committee and the Board was satisfied with its performance.

Director Qualifications and Review of Board Diversity

Our Governance Committee is responsible for determining Board membership qualifications and for selecting, evaluating and recommending to the Board nominees for annual election to the Board and to fill vacancies as they arise. The Governance Committee reviews, periodically with the Board, the composition and size of the Board, each committee’s performance and makes recommendations, as necessary, so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity advisable for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations.

The Governance Committee maintains guidelines for selecting nominees to serve on the Board and for considering stockholder recommendations for nominees. The Amgen Inc. Board of Directors Guidelines for Director Qualifications and Evaluations are included in this proxy statement as

Appendix A. Among other things, Board members should possess demonstrated breadth and depth of management and leadership experience, financial and/or business acumen or relevant industry or scientific experience, integrity and high ethical standards, sufficient time to devote to the Company’s business, the ability to oversee, as a director, the Company’s business and affairs for the benefit of our stockholders, the ability to comply with the Amgen Board of Directors Code of Conduct and a demonstrated ability to think independently and work collaboratively. In addition, although the Governance Committee does not maintain a diversity policy, the Governance Committee considers diversity in its determinations. Diversity includes race, ethnicity, age and gender and is also broadly construed to take into consideration many other factors, including industry knowledge, operational experience and scientific and academic expertise, geography and personal backgrounds.

Leadership Structure

Our current leadership structure and governing documents permit the roles of Chairman and CEO to be filled by the same or different individuals. The Board has currently determined that it is in the best interests of the Company and our stockholders to have Mr. Bradway, our CEO and President, serve as Chairman, coupled with an active lead independent director. As such, Mr. Bradway holds the position of Chairman, CEO and President, and Dr. Coffman serves as the lead independent director.

Corporate Governance Structure. The Board believes our corporate governance structure, with its strong emphasis on

Board independence, an active lead independent director and strong Board and committee involvement, provides sound and robust oversight of management.

Board Independence. At least annually, the Governance Committee reviews the independence of each non-employee director and makes recommendations regarding director independence to the Board and the Board affirmatively determines whether each director qualifies as independent. Each director must keep the Governance Committee fully and promptly informed as to any development that may affect the director’s independence.

28       ï 2014 Proxy Statement

CORPORATE GOVERNANCE

11 out of the 12 director nominees (over 91%) are independent as defined by The NASDAQ Stock Market, or NASDAQ, listing standards and the requirements of the Securities and Exchange Commission, or SEC, with the exception being Mr. Bradway. All of our directors are elected annually.

Lead Independent Director. The lead independent director is elected by the independent members of the Board on an annual basis. Dr. Coffman has served as the lead independent director since January 1, 2013. He was re-elected by the independent members of the Board in December 2013 to serve for an additional term. In such position, Dr. Coffman serves as a means for regular communication between the independent directors and Mr. Bradway, keeping Mr. Bradway apprised of any concerns, issues or determinations made during the independent sessions, and consults with Mr. Bradway on other matters pertinent to the Company and the Board. The lead independent director’s additional responsibilities include:

•	Presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	Serving as a liaison between the Chairman and the independent directors;

•	Previewing the information to be provided to the Board;

•	Approving meeting agendas for the Board;

•	Assuring that there is sufficient time for discussion of all meeting agenda items;

•	Organizing and leading the Board’s evaluation of the CEO;

•	Being responsible for leading the Board’s annual self-assessment;

•	Having the authority to call meetings of the independent directors; and

•	If requested by major stockholders, ensuring that he/she is available for consultation and direct communication.

In March 2013, the Amended and Restated Bylaws of Amgen Inc. were amended to reflect the lead independent director’s responsibility to preside over meetings of the Board and meetings of stockholders when the Chairman is absent.

Key Committees Comprised of Independent Directors. The Audit, Compensation, Compliance and Governance Committees are each composed solely of independent directors and provide independent oversight of management. In addition, the Audit, Compensation and Compliance Committees meet in executive session on a regular basis with no members of management present (unless otherwise requested by the committee). Each of our committees effectively manages its Board delegated duties and communicates regularly with the Chairman and members of management. In addition, the Compensation Committee has an effective process for monitoring and evaluating Mr. Bradway’s compensation and performance. Each committee chair reports to the full Board at each regular meeting of the Board.

Independent Directors Sessions. At each regularly scheduled Board meeting, the independent directors meet in an executive session without Mr. Bradway to review Company performance, management effectiveness, proposed programs and transactions and the Board meeting agenda items. These independent sessions are organized and chaired by our lead independent director.

Annual Assessment. As part of the Board’s annual self-evaluation process, the Board reviews its leadership structure and whether combining or separating the roles of Chairman and CEO is in the best interests of the Company and our stockholders.

Benefits of Combined Leadership Structure. The Board believes that the Company and our stockholders have been best served by having Mr. Bradway in the role of Chairman and CEO for the following reasons:

•

Mr. Bradway is most familiar with our business and the unique challenges we face. Mr. Bradway’s day-to-day insight into our challenges facilitates a timely deliberation by the Board of important matters.

•

Mr. Bradway has and will continue to identify agenda items and lead effective discussions on the important matters affecting us. Mr. Bradway’s knowledge regarding our operations and the industries and markets in which we compete positions him to identify and prioritize matters for Board review and deliberation.

•	As Chairman and CEO, Mr. Bradway serves as an important bridge between the Board and management and provides critical leadership for carrying out our

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CORPORATE GOVERNANCE

strategic initiatives and confronting our challenges. The Board believes that Mr. Bradway brings unique insight to assist the Company to most effectively execute its strategy and business plans to maximize stockholder value.

•

The strength and effectiveness of the communications between Mr. Bradway as our Chairman and Dr. Coffman as our lead independent director results in effective Board oversight of the issues, plans and prospects of our Company.

•

This leadership structure provides the Board with more complete and timely information about the Company, a unified structure and consistent leadership direction and provides a collaborative and collegial environment for Board decision making.

Flexibility of the Board. The Board is committed to high standards of corporate governance. The Board values its flexibility to select, from time to time, a leadership structure that is best able to serve the Company’s and stockholders’ best interests based on the qualifications of individuals available and circumstances existing at the time. As such, the Board regularly evaluates whether combining or separating the roles of Chairman and CEO is in the best interests of the Company and our stockholders. The Board believes that a policy limiting its flexibility to choose, consistent with its fiduciary duties, a leadership structure that will enable the Company to most effectively execute its strategy and business plans to maximize stockholder value would be detrimental to the Company and our stockholders.

The Board’s Role in Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, which is designed to support the achievement of the Company’s objectives, including strategic objectives to improve long-term financial and operational performance and enhance stockholder value. Our Board believes that a fundamental part of risk management is understanding the risks that we face, monitoring these risks and adopting appropriate control and mitigation of these risks. We believe that the risk management areas that are fundamental to the success of our annual and strategic plans include the areas of product development, safety, supply, quality, value and access, sales and promotion and corporate development, as well as protecting our assets (financial, intellectual property and information), all of which are managed cross-functionally by senior executive management reporting directly to our CEO.

We have implemented an Enterprise Risk Management, or ERM, program, which is a Company-wide effort to identify, assess, manage, report and monitor enterprise risks and risk areas that may affect our ability to achieve the Company’s objectives. The ERM program involves our Board, our management and other personnel and is overseen by one of our senior executive officers. Enterprise risks are identified and managed by management and the business functions and, as discussed below, are overseen by the Board or the appropriate Board committee.

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CORPORATE GOVERNANCE

The Board discusses enterprise risks with our senior management on a regular basis, including as a part of its annual strategic planning process, annual budget review and approval, capital plan review and approval and through reviews of compliance issues in the appropriate committees of our Board, as appropriate. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board are structured to oversee specific risks, as follows:

Committee	Primary Risk Oversight Responsibility
Audit Committee	•	Oversees financial risk, such as capital risk, financial compliance risk and internal controls over financial reporting.
Corporate Responsibility and Compliance Committee	•

Oversees non-financial compliance risk, such as regulatory risks (including the compliance risks associated with the requirements of the Federal health care program, Food and Drug Administration and Corporate Integrity Agreement). Oversees staff member compliance with the Code of Conduct.

Compensation and Management Development Committee	•

Evaluates whether the right management talent is in place. Oversees our compensation policies and practices, including whether such policies and practices balance risk-taking and rewards in an appropriate manner as discussed further below.

Governance and Nominating Committee	•	Oversees the assessment of each member of the Board’s independence, as well as the effectiveness of our Corporate Governance Principles and Board of Directors’ Code of Conduct.

At each regular meeting, or more frequently as needed, the Board considers reports from each of the committees set forth above above, which reports may provide additional detail on risk management issues and management’s response.

Compensation Risk Management

On an annual basis, management, working with the Compensation Committee’s independent compensation consultant, conducts an assessment of the Company’s compensation policies and practices for all staff members generally, and for our staff members who participate in our sales incentive compensation program, for material risk to the Company. The results of this assessment are reviewed and discussed with the Compensation Committee. Based on this assessment, review and discussion, we believe that, through a combination of risk-mitigating features and incentives guided by relevant market practices and Company-wide goals, our compensation policies and practices do not present risks that are reasonably likely to have a material adverse effect on us.

In evaluating our compensation policies and practices, a number of factors were identified which the Company, the Compensation Committee and its independent consultant believe discourage excessive risk-taking, including the factors described below:

•

Our compensation programs consist of a mix of incentives that are tied to varying performance periods and are designed to balance our need to drive our current performance with the need to position the Company for longer-term success.

•

Of this mix of incentives, Company-wide results are the most important factor in determining the amount of an incentive award for each of our staff members. Additionally, we cap short-term incentives and make long-term incentive, or LTI, equity awards a component of compensation for nearly all of our full-time staff members. In particular, the CEO and the other executive officers participate in compensation plans that are designed so that the largest component of their compensation is in the form of LTI equity awards to ensure that a significant portion of their compensation is

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CORPORATE GOVERNANCE

associated with long-term outcomes rather than short-term outcomes, which aligns these individuals’ interests with our stockholders.

•

We employ strong practices with respect to equity awards: we do not award mega-grants, discounted stock options or immediately vested stock options to staff members; we have grant guidelines that generally limit the grant date for our equity grants to the third business day after our announcement of quarterly earnings and we prohibit staff members from hedging the economic risk of our Company’s Common Stock.

•	We have robust stock ownership guidelines for vice presidents and above that require significant investment by these individuals in our Common Stock.

•

Our Company values and leadership behaviors are an integral part of the performance assessments of our staff members and are particularly emphasized in our assessment tools at higher positions. These evaluations serve as an important information tool and basis for compensation decisions.

•	The Compensation Committee retains full discretion to reduce or eliminate annual cash incentive awards to our executive officers and can and has modified awards downwards.

•

We have a clawback policy that requires our Board to consider recapturing past cash or equity compensation payouts awarded to our executive officers if it is subsequently determined that the amounts of such compensation were determined based on financial results that are later restated and the executive officer’s misconduct caused or partially caused such restatement.

•

We have recoupment provisions that expressly allow the Compensation Committee or management, as appropriate, to consider employee misconduct that caused serious financial or reputational damage to the Company when determining whether an employee has earned an annual cash incentive award or the amount of any such award.

Code of Ethics and Business Conduct

Our Board has adopted two codes of business conduct and ethics, one that applies to our directors and the second which applies to all of our staff members, including our executive officers. We also have a Code of Ethics for senior financial officers. To view our codes of conduct, please visit our website at www.amgen.com. We intend to disclose any future amendments to certain provisions of our codes of business conduct and ethics, or waivers of such provisions, applicable to our directors and executive officers, at the same location on our website identified above. There were no waivers of any of the codes of conduct or the code of ethics in 2013.

Board Independence

At least annually, the Governance Committee reviews the independence of each non-employee director and makes recommendations to the Board and the Board affirmatively determines whether each director qualifies as independent. Each director must keep the Governance Committee fully and promptly informed as to any development that may affect the director’s independence.

The Board has determined that each of our non-employee directors is independent under the listing standards of NASDAQ and the requirements of the SEC. Mr. Bradway is not independent based on his service as our CEO and President. Mr. Bradway is the only director who also serves us in a management capacity. In making its independence determinations, the Board reviewed transactions and relationships between each director, or any member of his or her immediate family, and us or one of our subsidiaries or affiliates based on information provided by the director, our records and publicly available information. All of the reviewed transactions and arrangements were entered into in the ordinary course of business and none of the business transactions, donations or grants involved an amount that (i) exceeded the greater of 5% of the recipient entity’s revenues or $200,000 with respect to transactions where director or any member of his or her immediate family or

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spouse served in any capacity other than as a director of a publicly held-corporation or (ii) exceeded $10,000 with respect to professional or consulting services provided by entities at which our directors serve as professors or employees. The following types and categories of transactions, relationships and arrangements were considered by our Board in making its independence determinations:

•

Each of our independent directors (or their immediate family members), currently serves or has previously served within the last three years as a professor, trustee, director, or member of a board, council or committee for one or more colleges, universities or non-profit, charitable organizations, including research or scientific institutions, to which The Amgen Foundation, Inc. has made matching donations under our Amgen matching gift program that is available to all of our employees and directors, or has made grants.

•

Each of our independent directors (or their immediate family members), other than Mr. Biondi and Ms. Pelham, currently serves or has previously served within the last three years as a member of the board of directors or the board of trustees or an advisory board for an entity with which Amgen has business transactions or to which Amgen makes donations or grants. The business transactions include, among other things, purchasing supplies, equipment and software licenses, healthcare sponsorships and programs, utilities, clinical trials, research and development lab expenses, executive education, conferences and limited consulting services.

•

Drs. Baltimore, Henderson, Jacks and Omenn currently serve as professors for universities, and Dr. Sugar serves as a senior advisor to corporations, to which Amgen has made payments for certain business transactions such as symposiums, conferences, clinical trials, training and research and development expenses, subscription, equipment repair and license fees, as well as for grants and consulting services.

None of our directors directly or indirectly provides any professional or consulting services to us and none of our directors currently has or has had any direct or indirect material interest in any of the above transactions and arrangements. The Board determined that these transactions and arrangements did not warrant a determination that the director was not independent.

Board Meetings

The Board held six meetings in 2013 and all of the directors attended at least 75% of the total number of meetings of the Board and committees on which they served. Mr. Garland was appointed to the Board in October 2013 and attended all meetings of the Board and committees on which he served in 2013 after the date of his appointment. The independent directors meet in executive session without management, including Mr. Bradway, present at all regularly scheduled meetings of the Board. Dr. Coffman, our lead independent director, presided at such meetings. We and the Board expect all current directors to attend our annual meetings of stockholders barring unforeseen circumstances or irresolvable conflicts. All of the then-current members of the Board were present at our 2013 annual meeting of stockholders.

Board Committees and Charters

The Board has six standing committees: Audit Committee; Compensation Committee; Compliance Committee; Equity Award Committee; Executive Committee and Governance Committee. The Board maintains charters for each of these standing committees. In addition, the Board has adopted a written set of Corporate Governance Principles and a

Board of Directors’ code of conduct that generally formalize practices we have in place. To view the charters of our standing Board committees, our Corporate Governance Principles and the Board of Directors’ code of conduct, please visit our website at www.amgen.com.

  ï 2014 Proxy Statement    33

CORPORATE GOVERNANCE

Audit Committee

The Audit Committee met nine times in 2013. Throughout 2013 and currently, Mr. Biondi serves as chairman and Ms. Pelham, Drs. Baltimore and Omenn and Messrs. de Carbonnel and Eckert serve as members of the Audit Committee. Mr. Garland was appointed to the Audit Committee in October 2013. All members of the Audit Committee meet the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication, and the Board has determined that each member is independent under the listing standards of NASDAQ and the rules of the SEC, regarding audit committee membership. The Board has also determined that Messrs. Biondi, de Carbonnel, Eckert and Garland are each an “audit committee financial expert” as defined by SEC rules.

The Audit Committee has sole authority for the appointment, compensation, retention and oversight of the work of the independent registered public accountants, and responsibility for reviewing and discussing, prior to filing or issuance, with management and the independent registered public accountants (when appropriate) our audited consolidated financial statements to be included in our Annual Report on Form 10-K and earnings press releases.

Compensation and Management Development Committee

The Compensation Committee met four times in 2013. Throughout 2013 and currently, Mr. Herringer serves as chairman and Mr. Biondi and Dr. Coffman serve as members of the Compensation Committee. Ms. Pelham was appointed to the Compensation Committee effective October 2013. Admiral J. Paul Reason served on the Compensation Committee until his retirement from the Board in May 2013 and Mr. Schaeffer served on the Compensation Committee until July 2013 when he resigned from our Board. Each member of the Compensation Committee has been determined by the Board to be independent under the listing standards of NASDAQ and the requirements of the SEC.

The Compensation Committee assists the Board in fulfilling its fiduciary responsibilities with respect to the oversight of the Company’s compensation plans, policies and programs, especially those regarding executive compensation. The Compensation Committee is responsible for designing the Company’s compensation programs that encourage high performance, promote accountability and adherence to

Company values and the staff member code of conduct and to align with the interests of the Company’s stockholders. The Compensation Committee is responsible for ensuring that the executive management development processes attract, develop and retain talented leadership to serve the long-term best interests of the Company. The Compensation Committee has authority for overseeing the Board’s relationship with stockholders on executive compensation matters, including stockholder outreach efforts, stockholder proposals, advisory votes, communications with proxy advisory firms and related matters.

The processes and procedures of the Compensation Committee for considering and determining compensation for 2013 for our executive officers were as follows:

•

Compensation for our executive officers, including our Named Executive Officers, or NEOs, is generally determined annually in March, except for annual LTI equity awards which are determined in December and are granted in January.

•

With respect to our CEO, by the first calendar quarter of each year the Compensation Committee reviews and approves Company performance goals and objectives for the current year and evaluates the CEO’s performance in light of the Company performance goals and objectives established for the prior year. The Compensation Committee evaluates the performance of the CEO within the context of the financial and operational performance of the Company, considers competitive market data and establishes the CEO’s compensation based on this evaluation. The values of each component of total compensation (base salary, target annual cash incentive awards and equity awards) for the current year, as well as total annual compensation for the prior year (including the value of equity holdings, potential change of control payments and vested benefits under our Retirement and Savings Plan, Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan as of the end of the last fiscal year) are considered at this time. Final determinations regarding our CEO’s performance and compensation are made during an executive session of the Compensation Committee and are reported to and reviewed by the Board in an independent directors’ session.

•	During 2013, the Compensation Committee engaged Frederic W. Cook & Co., Inc., or Cook & Co. or the

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consultant, an independent compensation consultant, to provide advice regarding executive compensation and executive compensation trends and developments, compensation designs and equity compensation practices, market data as requested, and opinions on the appropriateness and competitiveness of our executive compensation programs relative to market practice. Cook & Co. reported directly to the Compensation Committee and attended regularly scheduled meetings of the Compensation Committee (including meeting in executive session with the Compensation Committee, as requested). In cooperation with management, Cook & Co. conducts an assessment of the risks arising from our compensation policies and practices. Management interacts with the consultant to provide information or the perspective of management as requested by the consultant or Compensation Committee, coordinates payment to the consultant out of the Board’s budget, notifies the consultant of upcoming agenda items and makes the consultant aware of regular or special meetings of the Compensation Committee.

•

In setting executive compensation, the Compensation Committee compares the Company’s pay levels and programs to those of the Company’s competitors for executive talent and uses this comparative data as a guide in its review and determination of compensation. Our Compensation Committee considers and selects an appropriate peer group and, for each NEO, the Compensation Committee reviews the compensation levels and practices of our peer group consisting of biotechnology and pharmaceutical companies.

•

Our Compensation Committee determines compensation for the executive officers (other than the CEO) based, in part, on the recommendations of our CEO regarding base salary, annual cash incentive awards and annual equity awards. In determining his compensation recommendations for each NEO, our CEO reviews comparative peer group data. The Compensation Committee has typically followed these recommendations.

•	The Compensation Committee generally holds executive sessions (with no members of management present, unless requested by the Compensation Committee) at each of its regular meetings.
•	The Compensation Committee has authority to delegate any of the functions described above to a subcommittee of its members. No delegation of this authority was made in 2013.

Each year the Compensation Committee reviews the independence of its compensation consultants and other advisors. In performing its analysis, the Compensation Committee considers the factors set forth in the SEC rules and the NASDAQ listing requirements that recently became effective. After review and consultation with Cook & Co., the Compensation Committee has determined that Cook & Co. is independent and there is no conflict of interest resulting from retaining Cook & Co. currently or during the year ended December 31, 2013.

Equity Award Committee

The Equity Award Committee met four times in 2013. Throughout 2013 and currently, Mr. Herringer serves as chairman and Dr. Coffman and Mr. Bradway serves as members of the Equity Award Committee. Our Board has delegated to the Equity Award Committee the responsibility for determining annual equity-based awards to vice presidents and below who are not Section 16 officers and authority to make equity-based awards from time to time to such eligible staff members for purposes of compensation, retention, promotion and upon commencement of their employment consistent with the equity grant guidelines established by the Compensation Committee. In addition, the Equity Award Committee presents a report to the Compensation Committee detailing the equity-based awards made by the Equity Award Committee at least twice per year.

Governance and Nominating Committee

The Governance Committee met five times in 2013. Throughout 2013 and currently, Dr. Coffman serves as chairman and Drs. Baltimore, Henderson, Jacks and Sugar, and Messrs. de Carbonnel and Herringer serve as members of the Governance Committee, with Mr. Garland joining the Governance Committee effective October 2013. Each of the members of the Governance Committee has been determined by the Board to be independent under the listing standards of NASDAQ and the requirements of the SEC.

  ï 2014 Proxy Statement    35

CORPORATE GOVERNANCE

The Governance Committee is responsible for developing and overseeing the Board’s Corporate Governance Principles and a code of conduct applicable to members of the Board and for monitoring the independence of the Board. The Governance Committee also determines Board membership qualifications, selects, evaluates and recommends to the Board nominees to fill vacancies as they arise, reviews the performance of the Board and its committees and is responsible for director education. The Governance Committee maintains, with the approval of the Board, guidelines for selecting nominees to serve on the Board and considering stockholder recommendations for nominees. Such guidelines are included in this proxy statement as Appendix A. Stockholders wishing to communicate with the Governance Committee regarding recommendations for director nominees should follow the procedure described in “Communication with the Board” below. See “Other Matters—Stockholder Proposals” for a description of the information that a stockholder proposing to nominate a director for election must provide to the Company in their advance notice. Additionally, the Governance Committee recommends to the Board nominees for appointment as executive officers and certain other officers.

The Governance Committee also oversees the corporate governance and Board membership matters of the Company. The Governance Committee identifies and recommends to the Board qualified individuals for Board and committee membership and considers and recommends to the Board nominees to stand for election at the annual meeting of stockholders and to fill vacancies as they arise as more fully described in “Director Qualifications and Review of Board Diversity” above. Among the Governance Committee’s responsibilities, the Governance Committee evaluates and makes recommendations to our Board regarding compensation for non-employee Board members. Any Board member who is also an employee of the Company does not receive separate compensation for service on the Board.

The processes and procedures of the Governance Committee for considering and determining director compensation are as follows:

•

The Governance Committee has the authority to evaluate and make recommendations to our Board regarding director compensation. The Governance Committee conducts this evaluation periodically by reviewing our director compensation practices against the practices of an appropriate peer group and the Governance Committee may determine to make recommendations to our Board regarding possible changes to director compensation.

•

The Governance Committee has the authority to retain consultants to advise on director compensation matters. No executive officer has any role in determining or recommending the form or amount of director compensation. In 2012, the Governance Committee retained Cook & Co. to advise on director compensation and determined to make a change to director compensation, the first increase to director cash compensation since 2003, effective January 1, 2013. No additional changes were made to director compensation in 2013.

•	The Governance Committee has authority to delegate any of these functions to a subcommittee of its members. No delegation of this authority was made in 2013.

Corporate Responsibility and Compliance Committee

The Compliance Committee met five times in 2013. Throughout 2013 and currently, Drs. Henderson, Jacks and Omenn and Mr. Eckert serve as members of the Compliance Committee. Dr. Sugar joined the Compliance Committee and was appointed chairman effective October 2013. Mr. Schaeffer served as chairman of the Compliance Committee until July 2013 when he resigned from our Board. Admiral Reason served on the Compliance Committee until his retirement from the Board in May 2013 and Ms. Pelham served on the Compliance Committee through July 2013.

The Compliance Committee is responsible for overseeing our compliance program and reviewing our programs in a number of areas governing ethical conduct including: (i) Federal health care program requirements; (ii) Food and Drug Administration requirements and other regulatory agency requirements, including good manufacturing, clinical and laboratory practices, drug safety and pharmacovigilance activities; (iii) interactions with members of the healthcare community; (iv) the Company’s Corporate Integrity Agreement; (v) environment, health and safety and (iv) human resources and government affairs. Additionally, the Compliance Committee receives regular updates on political, social and environmental trends, and public policy issues that may affect our business or public image, and reviews our environmental sustainability, political and philanthropic activities.

Our compliance program is designed to promote ethical business conduct and ensure compliance with applicable

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laws and regulations. We have codes of conduct for our officers, staff and suppliers that delineate standards for ethical business conduct and legal and regulatory compliance as well as a business conduct hotline through which anonymous reports of misconduct can be made to our Chief Compliance Officer. To view the codes of conduct, please visit our website at www.amgen.com.

Our Chief Compliance Officer, who reports to the Compliance Committee, oversees the ongoing operations of the compliance program. The key objectives of our compliance program operations include developing policies and procedures, providing ongoing compliance training and education, auditing and monitoring of compliance risks, maintaining and promoting the business conduct hotline, conducting investigations, responding appropriately to any compliance violations and taking appropriate steps to detect and prevent recurrence.

Executive Committee

The Executive Committee did not meet in 2013. Throughout 2013 and currently, Mr. Bradway serves as chairman and Messrs. Biondi and Herringer and Dr. Coffman served as members of the Executive Committee. Mr. Schaeffer left the Executive Committee when he resigned from the Board on July 8, 2013. Dr. Sugar joined the Executive Committee effective October 2013. The Executive Committee has all the powers and authority of the Board in the management of our business and affairs, except with respect to certain enumerated matters, including Board composition and compensation, changes to the Amgen Inc. Restated Certificate of Incorporation or any other matter expressly prohibited by law or the Amgen Inc. Restated Certificate of Incorporation.

Communication with the Board

Our annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, any committee of the Board, or the directors as a group, by sending such written communication to our Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 38-5-A. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to our business or communications that relate to improper or irrelevant topics. The Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of our stockholders will be forwarded to the chairman of the Governance Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management, and based on the review and discussions, recommended to the Board of Directors that the

Compensation Discussion and Analysis be included in the Company’s 2014 Annual Meeting proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

Compensation Committee of the Board of Directors

Frank C. Herringer, Chairman

Frank J. Biondi, Jr.

Vance D. Coffman

Judith C. Pelham

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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our compensation strategy, philosophy, policies, programs and practices, or compensation program, for our Named Executive Officers, or NEOs, and the positions they held in 2013:

Name	Role in 2013
Robert A. Bradway	Chairman of the Board, Chief Executive Officer and President

Anthony C. Hooper	Executive Vice President, Global Commercial Operations

Jonathan M. Peacock	Executive Vice President and Chief Financial Officer(1)

Sean E. Harper	Executive Vice President, Research and Development

Madhavan Balachandran	Executive Vice President, Operations

Selected 2013 Business Highlights and Pay for Performance

Following extensive outreach to our stockholders over the past several years, our Compensation and Management Development Committee, or Compensation Committee, has implemented a number of compensation program changes to further reinforce the relationship between pay and performance. A significant majority of each NEO’s compensation is connected to our performance and our execution of our strategic priorities. Our 2013 performance highlights include:

•

Delivering for Stockholders — Robust One-year and Three-year Total Shareholder Return. Our stock price increased from $86.20 to $114.08 per share during 2013, reflecting appreciation of approximately 32% and a one-year total shareholder return, or TSR, of 35%, including our dividends. This compares to the Standard & Poor’s 500, or S&P 500, average one-year TSR of 32%. Our three-year TSR is 114% compared with our peer group average three-year TSR of 103%.

–

Consistent with this robust three-year TSR, the performance units earned in 2013 under our long-term incentive, or LTI, performance award program (for the 2011-2013 performance period) were 122.7% of target performance units based on our TSR for the

2011-2013 performance period compared with the average TSR of our 13-company peer group for this period.

•

Strong Financial Performance. Our strong operating performance resulted in above-target performance on our pre-established goals for 2013 revenues and adjusted net income that comprise 60% of the weighting under our 2013 annual cash incentive award program.

–

Our solid performance in 2013 grew revenues by 8% over 2012 to $18.7 billion and grew adjusted net income by 14% to $5.8 billion.(2) In addition, our year-over-year adjusted earnings per share, or EPS, grew 17%(2) in 2013.

•

Our strong cash flows and balance sheet in 2013 permitted us to return $1.4 billion of cash to our stockholders through dividends. Since our first dividend in July 2011, we have raised the dividend three times over the previous quarterly amount by an average of 30% and returned a total of $3 billion of cash to our stockholders through dividends. In addition, we repurchased $0.8 billion of our stock in 2013 for a total return of capital of $2.2 billion to our stockholders.

(1)

Mr. Peacock ceased service as our Chief Financial Officer as of January 10, 2014 and is no longer an executive officer. Michael A. Kelly became our Acting Chief Financial Officer, effective January 10, 2014.

(2)	Adjusted net income and adjusted earnings per share are reported and reconciled in our Form 8-K dated as of January 28, 2014.

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COMPENSATION DISCUSSION AND ANALYSIS

•	Advancement of the Pipeline. We exceeded our pre-established goal of “Deliver the Best Pipeline” that represents a 20% weighting under our 2013 annual cash incentive award program.

–

During 2013, we successfully advanced the pipeline through our own clinical trial activities (as well as through the Onyx Pharmaceuticals, Inc. acquisition and the ivabradine license) such that we had two phase 3 data read-outs in December 2013 and three phase 3 data read-outs in January 2014 on evolocumab (AMG 145), we expect additional Phase 3 data read-outs on seven more of our innovative clinical programs (Kyprolis®, talimogene laherparepvec, trebananib, brodalumab, velcalcetide (AMG 416), romosozumab and rilotumumab) and, with the ivabradine license, we have data to support a U.S. filing.

•

Execution on Key Strategic Priorities, including International Expansion. We exceeded our pre-established goals of “Deliver Strategic Priorities” comprising 20% of the weighting under our 2013 annual cash incentive award program.

–

We successfully acquired Onyx Pharmaceuticals, a global biopharmaceutical company engaged in the development and commercialization of innovative therapies for improving the lives of people with certain cancers.

–

We also advanced our efforts to develop a presence in cardiovascular disease by licensing U.S. commercial rights to ivabradine, an innovative product already approved in over 100 countries for heart failure and angina.

–

We commenced our first pivotal studies for our biosimilar product candidates: in psoriasis and rheumatoid arthritis for our biosimilar for Humira® (adalimumab); in non-small cell lung cancer for our biosimilar for Avastin® (bevacizumab) and in breast cancer for our biosimilar for Herceptin® (trastuzumab).

–

We continued to expand internationally, including the commencement of operations of our alliances in Japan and China and our acquisition from F. Hoffmann-La Roche of rights to filgrastim and pegfilgrastim in key emerging growth markets around the world.

Our 2013 Say on Pay Vote and Engagement With Our Stockholders

In 2013, we received over 85% stockholder support on our say on pay advisory vote. We have engaged consistently in broad direct stockholder outreach over the past several years and have found these interactions highly valuable and informative and will continue to engage with our stockholders to further enhance our understanding of the perspectives of our investors. The feedback from our stockholders is reviewed by our Compensation Committee and, over the past several years, we have made a number of compensation changes in response to the discussions with our stockholders.

Since our 2013 annual meeting of stockholders, we have engaged in outreach activities with stockholders comprising approximately 45% of our outstanding shares and have had extensive discussions with stockholders owning approximately

40% of our outstanding shares. The reason most often cited by those investors who declined our invitation for extended discussion was that they had no outstanding concerns or questions. In 2013, our predominant feedback from investors was that they are satisfied with our compensation program. While we are pleased with our say on pay results and stockholder feedback, we will continue to reach out to understand and address the concerns of our stockholders. Therefore, our stockholder outreach efforts will continue after the filing of this proxy statement, as well as through our executive compensation website (accessible at www.amgen.com/executivecompensation) that we initiated in 2008 and invites stockholders to provide feedback directly to the Compensation Committee regarding our executive compensation program.

  ï 2014 Proxy Statement    39

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Program Highlights

Our compensation practices include three elements (LTI Equity Awards, Annual Cash Incentive Awards and Base Salaries) presented below in order of magnitude and alignment with pay for performance.

•

73% of our CEO’s direct compensation, and 69% of direct compensation of our other NEOs, is earned based solely on our performance and is paid in the form of annual cash incentives and performance units.

LTI Equity Awards (the largest component of compensation for our NEOs)

Purposes

• Provides a direct link to the creation of stockholder value and execution of our strategy. • Aligns NEOs’ interests with stockholders. • Fosters long-term focus and retention.

•	Our equity award grants are primarily performance-based with 80% of LTI equity awards granted in the form of performance units and the remaining 20% in restricted stock units, or RSUs.

•

Performance units are earned only if specified performance goals are achieved. For all performance periods commencing with 2011 and thereafter, performance units are earned based on our relative TSR performance over the three-year performance period. We believe relative TSR is an important metric as it aligns our payouts with the experiences of our stockholders. Our payout for the most recent 2011-2013 performance period was above-target because of our high TSR for this performance period (114%) compared with the average of the TSRs of our 13-company peer group for this period (103%).

Performance Period	Relative TSR Multiplier (% of Earned Award Paid)	Absolute TSR	Payout as a % of Target
2011-2013 performance period	n/a	114.4%	122.7%
2010-2012 performance period(1)	133.7%	60.9%	144.1%
2009-2011 performance period(1)	50.0%	6.5%	45.5%
(1)

Performance units for the performance periods beginning prior to 2011 were earned based upon our revenues and adjusted EPS (weighted equally) during the first year of the performance period as compared to target performance, and modified by a relative TSR multiplier based on our TSR ranking compared with companies in our peer group at the beginning of the period.

•

Certain changes were made to the design of the performance unit program in 2013 to improve the reliability of the program as a measure of our stock performance and to tie to stockholder interests. For the performance units granted in 2013, we measured our TSR compared with the TSR of the S&P 500, a more broad-based and realistic measure of our stockholders’ investment opportunities. We added a requirement that, if our absolute TSR is less than zero, the payout percentage shall not be greater than 100% to limit rewards in a performance period in which we perform in-line with, or better than, the S&P 500 companies, but investors do not recognize growth in their investments.

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COMPENSATION DISCUSSION AND ANALYSIS

Annual Cash Incentive Awards

Made under the Executive Incentive Plan, or EIP, and are determined by the Compensation Committee based on performance against pre-established Company performance goals and results measured under our Global Management Incentive Plan, or GMIP.

Purposes

•	Motivates NEOs to meet or exceed our annual GMIP Company performance goals to drive annual performance and position us for longer-term success.
•	Measures NEOs’ performance against pre-established GMIP Company performance goals.
•	Aligns all staff members around the same Company performance goals as all such annual cash incentive awards are based on the same GMIP Company performance goals.

•

Our annual cash incentives are earned based on achieving our financial and operational growth objectives. In 2013, we paid annual cash incentives based on our performance against our measures of revenue growth (30%) and adjusted net income growth (30%) and a number of operational objectives designed to drive delivery of the best pipeline (20%) and delivery of strategic priorities (20%). For 2013, we implemented a higher level of required performance for our financial goals.

Base Salaries

Purposes

•	Provides a degree of financial certainty and stability that helps us retain talent.
•	Recognizes competitive market conditions and/or rewards individual performance through periodic increases.

All pie charts above are calculated using (i) the “Salary” column from the “Summary Compensation Table” in our Executive Compensation Tables, (ii) the target annual cash incentive award in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards – Target” column in the table in footnote 2 to the “Grants of Plan-Based Awards” table in our Executive Compensation Tables and (iii) the grant date fair value of annual grants of performance units and RSUs in the “Grant Date Fair Value of Stock and Option Awards” column of the “Grants of Plan-Based Awards” table in our Executive Compensation Tables.

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COMPENSATION DISCUSSION AND ANALYSIS

Our compensation practices are designed to be competitive and balanced.

•	We target the 50th percentile, or median, of our peer group for all elements of compensation.

•

We target the 50th percentile of our peer group for our equity award budget. We are mindful of stockholder dilution and remain committed to the significant performance weighting of the equity awards we grant to our senior management team. We provide broad-based grants to nearly all of our full-time staff members and our Board of Directors, or Board. The rates at which we grant awards of stock and its potential dilutive effect are consistent with our peer group levels and have decreased over the last four years.

•

We have objective criteria for selection of our peer group and review our peer group annually. We draw our peers from biotechnology and pharmaceuticals companies as we believe they are our direct competitors for executive talent and have comparable complexity and pay practices. In 2013, we modified the selection criteria for our peer group to include revenues as a primary factor along with market capitalization valuations (each within a range of 0.25x to 4x of Amgen’s size), and limited the inclusion of non-U.S. companies to those commonly identified as “peer of peers.”

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COMPENSATION DISCUSSION AND ANALYSIS

We Maintain Other Compensation and Governance Best Practices

Clawback	•

We have a clawback policy that requires our Board to consider the recapture of past cash or LTI equity award payouts to our NEOs if the amounts were determined based on financial results that are later restated and the NEOs’ misconduct is determined by the Board to have caused the restatement.

Recoupment Provisions	•

Our incentive compensation plans contain recoupment provisions applicable to all staff members that expressly allow the Compensation Committee to determine that annual cash incentive awards are not earned fully or in part where such employee has engaged in misconduct that causes serious financial or reputational damage to the Company.

Change of Control	•

We have no “single-trigger” equity vesting acceleration upon a change of control for RSUs and stock options. In the event of a change of control, a qualifying termination of employment, or “double-trigger,” is required for acceleration of RSU and stock option vesting.

	•	In the event of a change of control, double-trigger cash severance is limited to a multiple of two times target annual cash compensation.

Tax Gross-Ups	•	We do not provide tax gross-ups, except for business-related payments such as reimbursement of certain moving and relocation expenses.

Equity Practices	•	We have robust stock ownership guidelines, with a six times base salary ownership requirement for our CEO.
	•	We have strong LTI equity award plans and policies that prohibit re-pricing or backdating of equity awards.
•

Our staff members and Board are prohibited from engaging in short sales, purchasing Common Stock on margin, pledging Common Stock, or entering into any hedging, derivative or similar transactions with respect to our Common Stock.

•

LTI equity awards are granted based on a specific dollar valuation, rather than a set number of shares, to avoid the impact of fluctuations in the stock price between the date the Compensation Committee determines the grant amount and the actual grant date.

Limited Additional Compensation	•	Our perquisites are limited to those with a clear business-related rationale.
	•	We have no employment contracts or guaranteed bonuses.
	•	We have no defined benefit pension or supplemental executive retirement plan (SERP) benefits or “above market” interest on deferred compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

How Compensation Decisions Are Made For Our Named Executive Officers

Responsible Party	Primary Roles and Responsibilities
Compensation Committee (Comprised solely of independent directors and reports to the Board)	•	Evaluates the performance of the CEO within the context of the financial and operational performance of the Company.
	•	Determines and approves compensation packages for our CEO, other NEOs, Executive Vice Presidents, Senior Vice Presidents and other Section 16 officers (collectively, “Senior Management”).
	•	Reviews and approves all programs in which our NEOs participate.
	•	Oversees the development and effective succession plan of the members of Senior Management.
	•	Oversees the development and effective succession plan of the members of Senior Management.
	•	Oversees the Board’s relationship with and response to stockholders on executive compensation matters and the Compensation Discussion and Analysis.
•

Exercises the sole authority to select, retain, replace and/or obtain advice of compensation and benefits consultants, legal counsel and other outside advisors and oversees an analysis of the independence of each such advisor.

Consultant to the Compensation Committee (Frederic W. Cook & Co., Inc.– independent consultant retained directly by the Compensation Committee)	•	Regularly attends Compensation Committee meetings, including meeting in executive session with the Compensation Committee.
	•	Assists management with presenting market data and reviews the appropriateness of market data compiled by the Human Resources Department.
	•	Provides advice on the appropriateness and competitiveness of our compensation program relative to market practice, including advising the Compensation Committee on the selection of our peer group.
	•	Consults on executive compensation trends and developments.
	•	Consults on various compensation matters and recommends compensation program designs and practices to support our business strategy and objectives.
	•	Works with management to conduct an assessment of the risks arising from our compensation policies and practices.
CEO (Assisted by the Senior Vice President, Human Resources and other Company staff members)	•	Conducts performance reviews for the other NEOs and makes recommendations to the Compensation Committee with respect to compensation of Senior Management other than himself.
	•	Provides recommendations on the development of and succession planning for the members of Senior Management other than himself.

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COMPENSATION DISCUSSION AND ANALYSIS

Use of Independent Compensation Committee Consultant

To assist the Compensation Committee in its review and determination of executive compensation, the Compensation Committee retained and sought advice from Frederic W. Cook & Co., Inc., or Cook & Co., an independent consultant, throughout 2013 and to date in 2014. George B. Paulin, the Chairman and CEO of Cook & Co., worked directly with the Compensation Committee in the roles and undertaking the responsibilities described in the table above. In 2013, Cook & Co. also provided consultation regarding regulatory updates, selection of our peer group, market practices and recommendations for CEO compensation.

On a periodic basis, the Company purchases proprietary executive compensation survey data from Cook & Co. to inform the Compensation Committee’s decisions, but does not engage Cook & Co. for any other services to the Company. During 2013, the Compensation Committee, as in past years, had responsibility for engaging Cook & Co. and directed the nature of the communications and interchange of data between Cook & Co. and management.

Peer Group

The Compensation Committee recognizes the unique demands of our industry, including its complex regulatory and reimbursement environment, and the challenges of running an enterprise focused on the discovery, development, manufacture and commercialization of novel treatments to address serious illness. The Compensation Committee believes that these unique demands require executive talent with significant industry experience as well as, for certain key functions, unique scientific expertise to oversee research and development activities and the complex manufacturing requirements for biologic products. Further, the Compensation Committee believes that these very specific skills and capabilities limit the pool of talent from which we can recruit and also cause our employees to be highly valued and sought after in our industry. This makes it imperative that our peer group for compensation purposes include those companies with which we compete for new executives given the similarities in experience and knowledge that are developed at these companies.

Moreover, as evidenced by the fact that 13 of the 15 companies in our peer group (ten U.S.-based companies) also list us as a peer, we believe that our peer group accurately reflects those with whom we compete for executive talent. The Compensation Committee compares our pay levels and programs to the peer group and uses this comparative data as a reference point in its review and determination of compensation. Our approach also considers our performance, the individual’s performance and other relevant factors in setting pay.

In July 2013, Cook & Co. reviewed the executive compensation peer group with the Compensation Committee to determine whether it remained appropriate. Based on recommendations from Cook & Co., the Compensation Committee used the following objective criteria in selecting its peer group from the universe of other pharmaceutical and biotechnology companies:

•	GICS codes of biotechnology (352010) and pharmaceuticals (352020);

•	12-month average market capitalization between 0.25 and 4.0x that of Amgen’s average market capitalization for the same period;

•	trailing four-quarter revenue between 0.25 and 4.0x that of Amgen’s revenue;

•	non-U.S. peers limited to those commonly identified as a “peer of peers;”

•	competitors for executive talent;

•	companies of comparable scope and complexity;

•	competitors for equity investor capital;

•	companies that identify us as their direct peer; and

•	companies with similar pay practices.

Abbott Laboratories, a member of our peer group in 2012, spun off its pharmaceutical business into a new company called AbbVie Inc. Subsequently, Abbott Laboratories no longer satisfied our established objective criteria and was replaced with AbbVie Inc. for 2013. Our peer group continues to have 15 companies and our relative size position was not impacted with the replacement of Abbott Laboratories with AbbVie Inc.

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COMPENSATION DISCUSSION AND ANALYSIS

2013 Peer Group

• Abbott Laboratories/AbbVie Inc.(1) • Allergan, Inc. • AstraZeneca PLC • Biogen Idec Inc. • Bristol-Myers Squibb Company • Celgene Corporation • Eli Lilly and Company • Gilead Sciences, Inc.	• GlaxoSmithKline plc(2) • Johnson & Johnson • Merck & Co., Inc. • Novartis AG • Pfizer Inc. • Roche Holding AG(2) • Sanofi S.A. (formerly Sanofi-Aventis)(2)

The market capitalization of our peer group ranged between $28.2 billion and $194.3 billion determined as of the last trading day of 2012 as provided by Bloomberg L.P. The 2012 revenues of our peer group ranged between $5.5 billion and $67.2 billion based on public filings. Amgen’s 2012 market capitalization and revenues were $66.1 billion and $17.3 billion, respectively. The median 2012 market capitalization and revenues of our peer group (not including Amgen) was $58.9 billion and $28.0 billion, respectively.

Although our revenues are below the median value for the peer group, our market capitalization is above the median values for the peer group and it is the Compensation Committee’s view that this peer group is the most appropriate for benchmarking executive compensation as these companies are generally those with which we most closely compete for executive talent.

Peer Group Data

Our primary data sources for evaluating all elements of compensation for our CEO and other NEOs’ against the peer group in March 2013 were the 2012 Towers Watson Pharmaceutical Human Resources Association, or PHRA, Executive Compensation Survey (the Towers Survey), and the available data from proxy statements filed in 2012 with the SEC for our peer group. The Towers Survey contains compensation information from pharmaceutical companies in our peer group, but does not contain information on many biotechnology companies. Therefore, compensation information for the biotechnology companies within our peer group is compiled using proxy statement filings to provide additional data and to inform the Compensation Committee. The Towers Survey data and the peer group proxy data is presented by management to the Compensation Committee both individually and in the aggregate, including the ranking of each NEO against those in similar positions and an analysis of each element of direct compensation at the median and 75th percentile of the peer group for each NEO position, other than Mr. Bradway, as our CEO. For Mr. Bradway, Cook & Co. provides data to the Compensation Committee of the median and a range between the 25th percentile and 75th percentile of the specific compensation elements paid to CEOs in our peer group.

In the tables below, in general, the “Market Median” is derived by averaging the values of the 2012 Towers Survey 50th percentile and the 2012 peer group proxy statement 50th percentile, except for Mr. Bradway, as our CEO. The Market Median shown for Mr. Bradway is the median of the specific compensation elements paid to CEOs in our peer group, as reported by Cook & Co. from proxy statement filings and Form 8-K filings. No market comparable data is available for Mr. Balachandran because his position as Executive Vice President, Operations had no comparable position included in the 2012 Towers Survey or peer group proxy statement

(1)

Abbott Laboratories was used for purposes of setting 2013 total cash compensation for our NEOs. For purposes of the 2011-2013 performance award program, Abbott Laboratories and a weighted TSR for Abbott Laboratories and AbbVie starting on January 1, 2013 was used. This is described under “Long-Term Incentive Equity Awards–Performance Award Program–Performance Units Earned for the Performance Period Ending in 2013.”

(2)	Revenues for GlaxoSmithKline plc, Roche Holding AG and Sanofi S.A. were converted into U.S. dollars using the average of daily exchange rates for 2012 as provided by Bloomberg L.P.

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COMPENSATION DISCUSSION AND ANALYSIS

filings. We believe Mr. Balachandran’s position is unique in that it includes global oversight of the Company’s manufacturing operations, quality, product and process engineering, and capital projects. As such, this position is not fully represented in either the 2012 Towers Survey or proxy statement data because our peer group companies do not have individuals in similar positions. In addition, Mr. Hooper’s position is not well-represented in either the 2012 Towers Survey or proxy statements of each company in our peer group and, accordingly, based on his current position as Executive Vice President, Global Commercial Operations and pay ranking within our Company, Mr. Hooper is matched to the median of the second highest paid NEOs of each of the companies in our peer group.

Elements of Compensation and Specific Compensation Decisions

Described below are our three primary elements of executive compensation in order of magnitude and alignment with pay for performance: LTI equity awards; annual cash incentive awards and base salaries.

Long-Term Incentive Equity Awards

Our compensation program aims to achieve the appropriate balance of compensation relative to the responsibilities of our staff members, with the result that the largest proportion of the compensation plans for our CEO and the other executive officers is in the form of LTI equity awards. Equity-based compensation represents 70% of our CEO’s compensation and 66% of compensation for our other NEOs. In addition, we also grant LTI equity awards each year to nearly all of our approximately 20,000 staff members worldwide.

The Compensation Committee sets an LTI budget that is at the 50th percentile, or median, of our peer group because, while the Compensation Committee supports a broad-based equity plan to align our staff members with our stockholders, it also strives to limit the amount of stockholder dilution to that which would be expected to be experienced by stockholders of our peer group. LTI equity award grant guidelines for each job level within the Company are then set based on the size of the annual total LTI equity award budget. We believe that our capacity to grant equity-based compensation in this manner has been a significant factor in achieving our growth objectives by rewarding stock price appreciation and execution of our strategy, aligning NEOs’ and our staff members’ interests with stockholders and fostering long-term focus and retention.

2013 Amendment and Restatement of Our Long-Term Incentive Equity Award Plan

To maintain the Section 162(m) of the Internal Revenue Code, or Section 162(m), qualification of our LTI equity award plan to preserve federal tax deductibility of future awards through 2018, we asked our stockholders to approve an amendment and restatement of our LTI equity award plan at our 2013 annual meeting of stockholders. Given that we were seeking such approval and to be efficient in our plan management, we also chose to use this opportunity to request stockholder approval of an increase in the number of shares authorized for grant under this plan as well as amendments to this plan to clarify certain areas including:

•

Ensuring that dividends and dividend equivalents payable in connection with performance-based awards will only be paid to the extent that the performance-based vesting conditions are satisfied and the underlying shares are earned and vest;

•	Narrowing performance criteria that may be used to award “performance-based compensation” under Section 162(m) to better target such criteria to our current and future strategic priorities; and

•	Expanding the clawback rights of the existing plan to expressly include the future requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Our stockholders granted all approvals sought for our amended and restated LTI equity award plan.

Company Continues to Exercise Discipline in the Grant of Long-Term Incentive Equity Awards

The additional number of shares authorized for grant under our amended and restated LTI equity award plan has not resulted in a change in our compensation philosophy and has not changed our practices or approach to the grant of LTI equity awards to our employees. We have worked to appropriately balance the use of equity as an effective tool to align employees with our stockholders while being mindful of the level of dilution that our stockholders experience. The rates at which we grant LTI equity awards and its potential dilutive effect is consistent with our peer group levels and has decreased over the last four years. In making LTI equity award grants, the Compensation Committee

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COMPENSATION DISCUSSION AND ANALYSIS

considers our historical burn rates and the dilutive effect of our LTI equity award practices internally and as benchmarked against our peer group.

Long-Term Incentive Equity Award Composition

LTI equity awards granted to our NEOs in 2013 were 80% performance units and 20% RSUs.

This allocation results in the greater percentage of equity compensation being earned based on our performance achieved. We believe it is important to maintain a relatively small percentage of equity awards in the form of RSUs to provide retention incentives. This composition of LTI equity awards also facilitates a more efficient use of the shares available under our LTI equity award plan and minimizes dilution as fewer shares are used when granting performance units and RSUs in comparison to stock options. Performance units are generally earned at the end of the three-year performance period based on the extent to which the performance goals for the applicable period are met. Our time-vested RSUs generally vest in three approximately equal annual installments, on the second, third and fourth anniversaries of the grant date. This delay in the commencement of RSU vesting further emphasizes the long-term performance focus of our LTI equity award program and enhances retention.

Value of Long-Term Incentive Equity Awards Granted to Named Executive Officers in 2013

To determine 2013 executive LTI equity award compensation, the Compensation Committee compared the proposed value of the 2013 annual LTI equity awards for each NEO to the Market Median (as more specifically described above under “Peer Group Data”). The Compensation Committee also took the Company’s and the individual’s performance into account when determining individual grants. The Compensation Committee determined that, given the general proximity of competitive market values for each position, the same equity award grant value should be awarded to each NEO at the Executive Vice President level. The Compensation Committee believes that, given the changes to the executive management team in 2012, internal parity among the NEO group at the same level is valuable to incent a united and cohesive team and prioritized such alignment over solely benchmarking to the Market Median. The Compensation Committee awarded Mr. Bradway an equity award grant valued at the Market Median compared to CEOs in our peer group.

2013 Long-Term Incentive Equity Awards

Given the design of our performance award program, there is no guarantee of any value realized from grants of performance units as they are dependent on our relative TSR. The Compensation Committee granted the following LTI equity awards to our CEO and the other NEOs in December 2012, effective January 2013. For more information regarding the determination of Market Median and the peer group data reviewed, see “Peer Group Data” above.

Named Executive Officer	Performance Units ($)	Restricted Stock Units ($)	Total Equity Value Granted ($)	Market Median ($)	Difference vs. Market Median Over/ (Under) (%)
Robert A. Bradway	6,400,000	1,600,000	8,000,000	8,027,000	(0.3)
Anthony C. Hooper(1)	2,560,000	640,000	3,200,000	3,712,000	(13.8)
Jonathan M. Peacock	2,560,000	640,000	3,200,000	3,156,000	1.4
Sean E. Harper	2,560,000	640,000	3,200,000	3,236,000	(1.1)
Madhavan Balachandran(2)	2,560,000	640,000	3,200,000	n/a	n/a
(1)	See “Peer Group Data” above for a discussion regarding the market data for Mr. Hooper.
(2)

See “Peer Group Data” above for a discussion regarding the market data for Mr. Balachandran. In light of the lack of comparable data, it was considered appropriate to set Mr. Balachandran’s LTI equity award level at the same level as the other Executive Vice Presidents because of the similar scope of the Company’s Executive Vice Presidents’ leadership responsibilities.

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COMPENSATION DISCUSSION AND ANALYSIS

Performance Units

The Compensation Committee grants performance units to tie actual compensation earned from LTI equity awards directly to our long-term performance. Performance units are rights to earn shares of our Common Stock, based on pre-established performance goals achieved over a performance period, generally three years. Each performance unit earned entitles the participant to one share of the Company’s Common Stock. Performance units granted to our NEOs in 2013 represented 80% in value of their total LTI equity awards, ensuring that a significant proportion of equity compensation is earned based on the performance achieved by the Company.

Performance Award Program—Performance Units Awarded in 2013 for the 2013-2015 Performance Period

The Compensation Committee regularly reviews and updates the performance award goal design with input from management and Cook & Co. This is to ensure that the performance award program continues to align with the interests of our stockholders. In December 2012, after review of the recommendations by Cook & Co., the Compensation Committee approved a performance goal calculation for the 2013-2015 performance period based on the relative ranking of the Company’s three-year TSR results against the three-year TSR results of the companies listed in the S&P 500 as of the grant date to allow comparison to broader market performance and a more realistic depiction of our stockholders’ investment opportunities. For performance units granted in prior years, our relative TSR has been measured against the average TSR of a comparator group generally based on our peer group companies as of the year of grant. We believe that the design change to use the S&P 500 as opposed to our comparator group:

•	Allows a comparison to broader market performance indicators which is a more realistic representation of our stockholders’ investment opportunities;

•	Addresses the challenges of using a single performance metric (TSR) against a small comparator group; and

•	Tests our performance against our competition for equity investor capital (versus our labor market competition).

The target payout of 100% of the units granted requires our TSR to rank at the 50th percentile, maximum payout of 150% is based on 75th percentile ranking or above, 50% payout is based on 25th percentile ranking and 0% payout is based on bottom ranking, with linear interpolation between bottom ranking and 75th percentile ranking resulting in payouts ranging from 0% to 150% of the target units awards. Notwithstanding our ranking, however, in the event our absolute TSR is less than zero, the payout percentage shall not be greater than 100% to limit rewards in a performance period in which we perform in line with, or better than, the S&P 500 companies but investors do not recognize growth in their investments.

For example, assume that a participant in the 2013-2015 performance period grant has 1,500 target performance units and that at the end of the performance period, our TSR is at the 66.67th percentile of the TSRs of the S&P 500. The resulting payout percentage, applying the linear interpolation provisions, would be 133.3% of target. The participant would thus earn 1,999 performance units (or 1,999 shares of our Common Stock), equal to multiplying 1,500 performance units by the 133.3% payout percentage.

For 2013, the Compensation Committee moved up the grant date of LTI equity awards to our executive management (comprised of Senior Vice Presidents and above), including our NEOs, to the third business day after the announcement of our annual results in January (from after announcement of our first quarter results in April) and commenced the performance period on the grant date, instead of January 1. These changes reduce potential volatility of share price within the valuation model. Also, the stock price for TSR is determined using the 20 trading days starting on the grant date and the last 20 trading days of the performance period, which reduces the effect of random stock price volatility on a given day or over a shorter time period.

Performance Award Program—2014–2016 Performance Period

In December 2013, for the reasons discussed above, the Compensation Committee decided to retain the design of the performance goals for the performance units granted for the 2014-2016 performance period.

Performance Award Program—Performance Units Earned for the Performance Period Ending in 2013

Performance units for the 2011-2013 performance period were paid in March 2014, calculated using a payout percentage that is based upon our three-year TSR compared

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COMPENSATION DISCUSSION AND ANALYSIS

to the average of the three-year TSRs of the companies in the comparator group for this performance period. The comparator group was our peer group at the time the performance goals were set in 2011. However, as previously discussed, as a result of the Abbott Laboratories spin-off, in compliance with pre-established performance goals and

Section 162(m), AbbVie Inc. replaced Abbott Laboratories on a go-forward basis. The Compensation Committee determined that we would use Abbott Laboratories TSR before the spin-off and a weighted TSR of 47.85% Abbott Laboratories and 52.15% AbbVie Inc. starting January 1, 2013, the effective date of the spin-off.

2011-2013 Performance Award Program Results

The performance results and performance units earned for our 2011-2013 performance period are as follows:

Payout Percentage:
100%	+	2 X	(Amgen TSR (114.41%) – Peer Group Average TSR (103.05%)) = 122.7%

Payout Calculation for the 2011-2013 Performance Period:
Performance Units Earned	=	Performance Units Granted	X	Payout Percentage = 122.7%

2011-2013 Performance Award Program Payouts

Our actual performance results for the performance periods that ended in 2013 resulted in the following Common Stock being earned under our performance award program:

Named Executive Officer	Number of Units Granted (Target)	Number of Shares of our Common Stock Earned(2)
Robert A. Bradway	42,000	51,534
Anthony C. Hooper(1)	35,185	52,777
Jonathan M. Peacock	31,500	38,650
Sean E. Harper	12,000	14,724
Madhavan Balachandran	9,000	11,043
(1)

Mr. Hooper commenced employment with the Company after the participants for the 2011-2013 performance period had been determined. Mr. Hooper’s performance units were based solely upon our TSR performance as compared with the average of the TSRs of our peer group during the performance period from Mr. Hooper’s hire date of October 27, 2011 through December 31, 2013. The goal design for these performance unit awards is identical to the 2011-2013 performance period awards, except that Allergan, Inc. and Celgene Corporation were added to the peer group used to calculate the payout, resulting in a 15-company peer group for these awards and a payout percentage of 150% of target for his performance award.

(2)	Performance units were paid in March 2014.

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Value of Long-Term Incentive Equity Awards Granted to Named Executive Officers in 2014

In December 2013, the Compensation Committee considered executive LTI equity award grants for 2014. To determine 2014 executive LTI equity award grant compensation, the Compensation Committee compared the value of the 2014 annual LTI equity awards for each NEO being recommended by management to the 50th and 75th percentile of the peer group for each NEO position (as more specifically described above under “Peer Group Data”). The Compensation Committee also took the Company’s and the individual’s performance into account when determining individual grants. In reviewing the peer group market data, the

Compensation Committee noted the difference in LTI equity award value between the equivalent of our Executive Vice President roles. As a result, the Compensation Committee approved different grant values for Mr. Hooper and Dr. Harper than granted to Mr. Balachandran because Mr. Hooper and Dr. Harper are viewed as having comparable jobs whereas, for Mr. Balachandran, it was felt that he was better benchmarked to the Chief Financial Officer data, which was lower than the average of the market data for Mr. Hooper and Dr. Harper. The Compensation Committee awarded Mr. Bradway a LTI equity award grant valued approximately at the Market Median compared to CEOs in our peer group.

2014 Long-Term Incentive Equity Award Grants

The Compensation Committee approved the following LTI equity awards to our CEO and the other NEOs in December 2013 for grant in January 2014. For more information regarding the determination of Market Median and the peer group data reviewed, see “Peer Group Data” above.

Named Executive Officer(1)	Performance Units ($)	Restricted Stock Units ($)	Total Equity Value Granted ($)	Market Median ($)	Difference vs. Market Median Over/ (Under) (%)
Robert A. Bradway	7,200,000	1,800,000	9,000,000	8,875,000	1.4
Anthony C. Hooper(2)	2,400,000	600,000	3,000,000	3,754,503	(20.1)
Sean E. Harper	2,400,000	600,000	3,000,000	2,756,373	8.8
Madhavan Balachandran(3)	2,240,000	560,000	2,800,000	n/a	n/a
(1)

Mr. Peacock ceased service as our Chief Financial Officer as of January 10, 2014 and is no longer an executive officer. The approval of the LTI equity awards allocated to Mr. Peacock in December 2013 in consideration and in anticipation of his continuing service as Chief Financial Officer was nullified by Mr. Peacock’s resignation from that role on January 10, 2014 such that no grant was made to Mr. Peacock in 2014.

(2)	See “Peer Group Data” above for a discussion regarding the market data for Mr. Hooper.
(3)

See “Peer Group Data” above for a discussion regarding the market data for Mr. Balachandran. In light of the lack of comparable data, it was considered appropriate to set Mr. Balachandran’s LTI equity award level at the same level as that of the Chief Financial Officer role because of the similar scope of their leadership responsibilities. The Market Median for the Chief Financial Officer role was $2,839,588.

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COMPENSATION DISCUSSION AND ANALYSIS

Restricted Stock Units

Time-vested RSUs comprise only 20% of our LTI equity award grants for NEOs. They result in one share of Common Stock being delivered on the vesting of each RSU and serve as an important and cost-effective retention tool because RSUs have intrinsic value on the date of grant and going forward. Our RSUs generally vest in three approximately equal annual installments on the second, third and fourth anniversaries of the grant date (instead of four equal annual installments commencing on the first anniversary of the grant date). This delayed vesting schedule further emphasizes the long-term performance focus of our LTI equity award program and enhances the retention of staff members.

Dividend Equivalents Added in 2012

In response to the Company’s payment of regular cash dividends to our stockholders, which commenced in September 2011, the Compensation Committee asked Cook & Co. to provide market data regarding dividend equivalent practices. Based on market prevalence, in March 2012, the Compensation Committee added dividend equivalent rights on RSUs and performance units commencing with grants in 2012. Such dividend equivalents are payable only when and to the extent such awards are earned. The dividend equivalents may be paid in stock (with cash paid for fractional shares) or in cash.

Annual Cash Incentive Awards

Annual cash incentive awards to our NEOs are generally made under our EIP which employs a formula that establishes a maximum award for each participant. Our EIP is an umbrella plan intended to satisfy the performance-based requirements of Section 162(m). The majority of our staff members participate in our GMIP or our Value Enhancement Program, or VEP, an annual cash incentive award program also based on our pre-established GMIP Company performance goals and results. This year and in the past, actual awards under the EIP are determined by the Compensation Committee using their negative discretion under the EIP, generally based on the pre-established Company performance goals under our GMIP. This approach is not purely formulaic, as the Compensation Committee also considers the contributions of each participant to our success during the performance period. Historically, and in 2013, the Compensation Committee has paid well below the maximum award permitted under the EIP, consistent with the results warranted by our performance under our GMIP goals.

No later than the first 90 days of the calendar year, the Compensation Committee determines the EIP participants, the EIP definition of adjusted net income, the maximum award payable to each participant under the EIP, the target annual cash incentive award opportunities under the EIP as a percentage of base salary, the GMIP Company performance goals and weightings and the percentages payable for threshold, target and maximum performance under the GMIP. For 2013, each of our NEOs was a participant in the EIP and the maximum award for each participant under the EIP continued to be based on a percentage of our adjusted net income, as defined in the EIP(1) (0.125% for our CEO and 0.075% for each of the Executive Vice President NEOs). Annual cash incentive awards are paid in March of the year following the EIP and GMIP annual performance periods. In 2013, the Compensation Committee continued its practice to exercise negative discretion from the calculated EIP maximum award payable to each individual by using the GMIP Company performance goals score as applied to the participant’s target annual cash incentive award opportunity in making its determination of the actual award amount paid.

Consistent with last year, Mr. Bradway’s target annual cash incentive award opportunity for 2013 was 130% and the target annual cash incentive award opportunity for each Executive Vice President for 2013 was 90% of base salary. The target annual cash incentive award opportunity aligns us competitively with our peer group and, on average, falls slightly below the median of our peer group.

(1)

For 2013, adjusted net income for purposes of the EIP was defined as net income determined under U.S. generally accepted accounting principles, adjusted for the following, net of tax: the adverse impact of changes in accounting principles; expenses and related costs incurred in connection with business combinations; non-cash interest expense on our convertible debt; stock option expense; losses and related costs incurred with respect to legal and contractual settlements; losses on disputes with tax authorities; expenses incurred in connection with restructurings and related actions; asset impairment charges, inventory write-offs; adverse impact of changes in tax law and the impact of discontinued operations. Adjusted net income for purposes of the EIP is adjusted net income we reported in our Form 8-K dated as of January 28, 2014.

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COMPENSATION DISCUSSION AND ANALYSIS

2013 GMIP Company Performance Goals

The GMIP Company performance goals approved by the Compensation Committee for 2013 were “Deliver Financially” (60% weighting), “Deliver the Best Pipeline” (20% weighting), and “Deliver Strategic Priorities” (20% weighting). These goals were selected to retain the emphasis on financial performance, while focusing the remaining goals on other factors that are relevant to the Company’s strategy and critical to our near- and longer-term clinical and commercialization success. While all of these goals measure single-year performance, taken as a whole, they are intended to positively position us for both short- and longer-term success:

•

The 2013 “Deliver Financially” goals (Revenues and Adjusted Net Income) are equally focused on top- and bottom-line growth and were assigned the largest weighting of 30% each, consistent with the fundamental importance of financial performance to us and our stockholders over the longer-term. The use of adjusted net income instead of adjusted EPS, used in prior years, avoids the potential impact of any Company stock repurchases on adjusted EPS.

•

“Deliver the Best Pipeline” goals measured progress on both early- and later-stage product candidates to focus us on executing key clinical studies and delivering a robust product pipeline at all stages of the development continuum, which we believe is critical to our continued success over both the short- and longer-term.

•

“Deliver Strategic Priorities” was chosen as a 2013 goal category to highlight the importance of accomplishing a series of current-year objectives to expand our business internationally, seize biosimilars opportunities, develop devices and capture external innovation.

All of these goal categories are intended to create stockholder value in the short- and longer-term. Threshold performance for the non-financial primary metrics, which are often expressed in milestones, are more subjective in nature than are the financial metrics and could result in a very small payout percentage (less than 1% of annual cash compensation). There are no payouts for below-threshold performance on the two financial metrics. Maximum performance under each metric results in earning 225% of target annual cash incentive award opportunity for that metric.

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COMPENSATION DISCUSSION AND ANALYSIS

2013 GMIP Company Performance Goals and Results

The table below illustrates the weighting of each goal, the goals established and our actual performance for 2013:

Deliver Financially (60%)—Achieved 193.2%
	Threshold	Target	Maximum	Achieved

Revenues (30%)	$17,125 million	$18,000 million	$19,075 million	$18,676 million Achieved–169.1%

Adjusted Net Income(1) (30%)	$5,225 million	$5,500 million	$5,825 million	$5,814 million Achieved–217.3%

(1)	Adjusted net income for purposes of the GMIP is adjusted net income as we reported in our Form 8-K dated as of January 28, 2014.

Deliver the Best Pipeline (20%)—Achieved 157.5%
	Results		Achieved
Execute Clinical Studies (15%)	•	Executed key clinical programs, including filings and obtaining approvals.	175.0%

Advance the Early Pipeline (5%)	•	Generated new product strategy teams.	103.0%

	•	Initiated first-in-human studies.

	•	Advanced programs through the early-to-late portal.
Deliver Strategic Priorities (20%)—Achieved 197.5%
	Results		Achieved
Devices (5%)	•	Advanced devices to support lifecycle management and new product development.	145.0%
Capture External Innovation (3%)	•	Completed preclinical and clinical-stage inbound deals.	225.0%

	•	Completed out-license of preclinical programs.

	•	Completed acquisition of Onyx Pharmaceuticals, Inc.
Japan (3%)	•	Completed clinical trial application submissions to support product registration.	225.0%

	•	Signed deals, including for alliance.

	•	Recruited leadership team with agreed governance oversight.
China and Emerging Markets (3%)	•	Commenced research and development investment in China.	225.0%

	•	Commenced manufacturing investment in China.

	•	Built Amgen’s organizational presence in China.

	•	Advanced Amgen’s pipeline portfolio.

	•	Signed deal to acquire rights to filgrastim and pegfilgrastim from distributor.
Advance Manufacturing of the Future (MoF)(3%)	•	Integrated manufacturing of the future strategic plan submitted for review and approved.	200.0%

	•	Completed analytical drug substance comparability and agreement with health authorities.

	•	Advanced manufacturing of the future commercial facility (engineering and construction).
Biosimilars (3%)	•	Completed the necessary clinical and other activities required to launch target products at the desired time.	191.7%

	•	Developed and advanced ex-U.S. and ex-European Union biosimilars strategy.

2013 GMIP Company Performance Goals Composite Score	186.9%

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COMPENSATION DISCUSSION AND ANALYSIS

2013 Annual Cash Incentive Awards

As shown in the table above, our performance against the 2013 GMIP Company performance goals yielded a composite score of approximately 186.9% and the Compensation Committee awarded actual annual cash incentive awards under the EIP to our NEOs based on this composite score:

Named Executive Officer	Target 2013 Award($)(1)	Actual 2013 Award($)
Robert A. Bradway	1,925,000	3,598,000
Anthony C. Hooper	897,241	1,677,000
Jonathan M. Peacock	810,447	1,515,000
Sean E. Harper	802,921	1,501,000
Madhavan Balachandran	680,885	1,273,000

(1)	Calculated in accordance with GMIP.

In March 2014, the Compensation Committee approved GMIP Company goal categories for 2014 performance that are substantially consistent with the 2013 Company goal categories, except that “Deliver Strategic Priorities” was replaced with “Deliver Annual Priorities” (15%). The sub-goal under “Deliver the Best Pipeline” to execute key clinical studies and regulatory filings was raised 5% more than the similar goal in 2013 to 25% because of the increasing importance of various late-stage trials and regulatory filings to successfully execute in 2014. “Deliver Financially” remains at 60%.

Special Retention Award

In March 2011, while Mr. Balachandran served as our Senior Vice President, Manufacturing, the Compensation Committee approved a $1,000,000 special cash retention award to Mr. Balachandran, payable in installments of $330,000 on March 2, 2012 and 2013 and $170,000 on March 2, 2014 and 2015, subject to his continued employment through such dates (excluding terminations due to death or disability and involuntary termination by us not for cause). This special retention award was made in light of Mr. Balachandran’s valued performance in his then-current role and the Company’s desire to retain him as a succession candidate for the role of Executive Vice President, Operations. In August 2012, Mr. Balachandran was promoted to Executive Vice President, Operations.

Base Salaries

Generally, in March of each year, the base salaries for the NEOs are set based upon the Compensation Committee’s review of the peer group data compared with the Market Median as more specifically described under “Peer Group Data” above. In addition, the Compensation Committee considers our performance, market conditions and such other factors deemed relevant. Further, our CEO engages in a discussion with the Compensation Committee concerning his assessment of the performance of each of the other NEOs and his recommendations regarding any base salary adjustments for them. The Compensation Committee uses our CEO’s evaluation of the performance of the NEOs that report to the CEO, each NEO’s performance, information with respect to each NEO’s experience and other qualifications, the Market Median and any base salary adjustments recommended by the CEO in determining each NEO’s base salary.

In March 2013, each NEO received a base salary increase that was effective as of February 25, 2013. Mr. Bradway received a base salary increase of approximately 7.1% to $1,500,000 annually, which brought Mr. Bradway’s base salary towards the Market Median. Each of the other NEOs, other than Mr. Balachandran, received a base salary increase of 2.6%, which was intended to generally maintain their relative positioning as compared to the Market Median and was consistent with the increases granted to our U.S.-based staff members generally. Mr. Balachandran received a base salary increase of 10% to bring his base salary compensation closer to the other Executive Vice Presidents and provide increased internal parity among the Executive Vice Presidents.

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COMPENSATION DISCUSSION AND ANALYSIS

2013 Base Salary Adjustments

The base salary adjustments approved and implemented in March 2013 are shown in the table below:

Named Executive Officer	2012 Base Salary ($)	Increase (%)	2013 Base Salary ($)	Market Median ($)	Difference vs. Market Median Over/(Under) (%)
Robert A. Bradway	1,400,000	7.1	1,500,000	1,510,000	(0.7)
Anthony C. Hooper(1)	976,500	2.6	1,001,800	1,054,180	(5.0)
Jonathan M. Peacock	882,000	2.6	904,900	994,913	(9.0)
Sean E. Harper	873,800	2.6	896,500	1,015,064	(11.7)
Madhavan Balachandran(2)	700,000	10.0	770,000	n/a	n/a
(1)	See “Peer Group Data” above for a discussion regarding the market data for Mr. Hooper.
(2)	See “Peer Group Data” above for a discussion regarding the market data for Mr. Balachandran.

In March 2014, the Compensation Committee determined that base salaries for each NEO would not be increased as no base salary increases were awarded to other senior managerial level staff members and above to attain better alignment with the peer group for such levels.

Total Annual Cash Compensation

Target annual cash is the sum of the NEO’s base salary and target annual cash incentive award. The Compensation Committee believes that reviewing our NEO’s target annual cash compensation as compared to the Market Median provides a useful check.

In March 2013, the Compensation Committee reviewed target annual cash compensation for each NEO comparing it to the

Market Median as set forth below. For more information regarding the determination of Market Median and the peer group data reviewed, see “Peer Group Data” above. No material adjustments were made to target annual cash compensation for any of our NEOs as a result of this review by the Compensation Committee as the comparisons demonstrated appropriate internal pay equity among the NEOs, other than the CEO, given the similar scope of the overall leadership responsibilities for each Executive Vice President.

2013 Target Annual Cash Compensation

Named Executive Officer	2013 Amgen Target Annual Cash ($)	Market Median ($)	Difference vs. Market Median Over/(Under) (%)
Robert A. Bradway	3,450,000	3,605,000	(4.3)
Anthony C. Hooper(1)	1,903,420	2,042,000	(6.8)
Jonathan M. Peacock	1,719,310	1,949,000	(11.8)
Sean E. Harper	1,703,350	1,948,000	(12.6)
Madhavan Balachandran(2)	1,463,000	n/a	n/a

(1)

See “Peer Group Data” above for a discussion regarding the market data for Mr. Hooper. Mr. Hooper’s position is not well-represented in either the 2012 Towers Survey or proxy statements of each company in our peer group and, accordingly, based on his current position in pay ranking at our Company, he is matched to the median of the second highest paid NEO of each of the companies in our peer group.

(2)	See “Peer Group Data” above for a discussion regarding the market data for Mr. Balachandran.

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COMPENSATION DISCUSSION AND ANALYSIS

Perquisites

Perquisites are limited in both type and monetary value. The Compensation Committee believes, however, that certain perquisites facilitate the efficient operation of our business, allowing our NEOs to better focus their time, attention and capabilities on our Company, permit them to be accessible to the business as required, alleviate safety and security concerns and assist us in recruiting and retaining key executives. The perquisites provided to our NEOs generally include an allowance for personal financial planning services, including tax preparation services (not to exceed $15,000 annually in aggregate), annual physical examinations, Company-paid moving and relocation expenses when our NEOs are required by us to move to a new location and, in limited instances, personal expenses when on business travel. Certain of our NEOs also have access to a Company car and driver and, subject to the approval of our CEO, the Company aircraft for personal use. Our CEO is encouraged to use our Company aircraft for all of his travel (business and personal) because the Compensation Committee believes that the value to us of making the aircraft available to our CEO, in terms of safety, security, accessibility and efficiency, is greater than the incremental cost that we incur.

No tax gross-up reimbursements are provided to NEOs, except in connection with reimbursement of moving and relocation expenses consistent with our other staff members and our general relocation policy. We do not provide tax gross-ups for assistance with loss on sale of a home. We believe that providing tax gross-up reimbursements on the applicable moving and relocation expenses paid on behalf of newly-hired executives who agree to relocate on the Company’s behalf and current executives who agree to expatriate to another country to work on the Company’s behalf is appropriate because it treats these executives in a similar manner as non-executives under our Company-wide policy and assists in the attraction and retention of the executive talent necessary to compete successfully.

We have caps on moving and relocation expenses and on home sale loss assistance for Senior Vice Presidents and above. Our Company-wide policy includes a repayment provision applicable to all staff members which requires a staff member hired from outside the Company to repay us for moving and relocation expenses incurred by us in the event that the staff member does not complete the move, resigns or is discharged for cause from the Company within two years of the employment start date (with a pro-rata refund in the second year). For staff members (including our NEOs) who accept an expatriate assignment, the repayment provision has been one year from the assignment date and, starting in 2013, was extended to apply to anyone who does not complete the move, resigns or is discharged for cause within two years from the assignment date.

Compensation Policies and Practices

Clawback Policy

We have a clawback policy that requires our Board to consider recapturing past cash or equity compensation payouts awarded to our executive officers, including our NEOs, if it is subsequently determined that the amounts of such compensation were determined based on financial results that are later restated and the executive officer’s misconduct caused or partially caused such restatement.

Recoupment Provisions

In December 2012, the Compensation Committee approved amendments to our cash incentive compensation plans (EIP, GMIP and VEP) to expressly allow the Compensation Committee, or management, as appropriate, to consider employee misconduct that caused serious financial or reputational damage to the Company when determining whether an employee has earned an annual cash incentive award or the amount of any such award. This provision is not intended to limit any other action that the Company could take against an employee, including other disciplinary actions (up to termination), ordinary course performance considerations, disclosure of wrongdoing to the government and pursuit of any other legal claims against such employees.

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COMPENSATION DISCUSSION AND ANALYSIS

Stock Ownership Guidelines

Our stock ownership guidelines require our executives to hold a meaningful amount of our Common Stock, promote a long-term perspective in managing the Company, further align the interests of our executives and stockholders and mitigate potential compensation-related risk. In March 2012, the stock ownership requirement for our CEO was increased from five times base salary to six times base salary. Executives are generally given five years following their placement into their current job level to comply with these guidelines. Executives who are promoted to a status with a stock ownership level one level higher than the executive was previously required to satisfy, shall have three years to comply with the new ownership level if the executive has been subject to the stock ownership guidelines for five or more years. Once these ownership guidelines are met, executives are expected to maintain such ownership until they change job levels or are no longer employed by the Company. As of November 5, 2013, the date of our executive certification, all executive officers, including our NEOs, who were expected to meet such guidelines, were in compliance. NEOs promoted to a new position within the last five years have the following compliance dates for their new position.

Stock Ownership Guidelines Compliance Dates

Name	Prior Position	Compliance Date for New Position
Robert A. Bradway	President and Chief Operating Officer	December 31, 2017
Sean E. Harper	Senior Vice President, Global Development & Corporate Chief Medical Officer	December 31, 2016
Madhavan Balachandran	Senior Vice President, Manufacturing	December 31, 2015

Stock Ownership Guidelines Requirements

Messrs. Bradway and Balachandran and Dr. Harper meet the stock ownership requirements applicable to their prior positions. The stock ownership guidelines for 2013(1) were as follows:

Position	Stock Ownership Requirement
Chief Executive Officer	Six times base salary
President or Chief Operating Officer	Three times base salary
Executive Vice President	Three times base salary
Senior Vice President	13,500 shares
Vice President	4,500 shares

The following holdings count towards satisfying these stock ownership requirements:

•	shares of our Common Stock that are not subject to forfeiture restrictions and are beneficially held;

•	shares of our Common Stock held through a 401(k) plan or other qualified pension or profit-sharing plan; and

•	funds allocated under our Employee Stock Purchase Plan.

Insider Trading Policy and Practices

All staff members and our Board are prohibited from: (i) buying or selling our Common Stock while aware of any material nonpublic information; (ii) engaging in short sales with respect to our Common Stock; (iii) pledging or purchasing our Common Stock on margin (except the use of a margin account to purchase our Common Stock in connection with the exercise of Company-granted stock options) or (iv) entering into any derivative, hedging or similar transactions with respect to our Common Stock. We do not have any executive 10b5-1 plans.

(1)

Effective March 5, 2014, the officer stock ownership guidelines were amended to require that Senior Vice Presidents hold two times their base salary and Vice Presidents hold one time their base salary.

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COMPENSATION DISCUSSION AND ANALYSIS

Policies for Grants of Long-Term Incentive Equity Awards

In accordance with our Equity Awards Policy, our regular annual LTI equity award grants are typically approved at an in-person or telephonic meeting of the Compensation Committee (for grants of equity awards to executive officers, including our NEOs) or the Equity Award Committee (for grants to all other staff members). In unusual circumstances, LTI equity awards may be approved by the Compensation Committee or Equity Award Committee by unanimous written consent.

Beginning in 2013, regular grants of annual LTI equity awards to our executive management (comprised of Senior Vice Presidents and above), including our NEOs, are approved in December with a grant date that is the third business day after the release of our fourth quarter earnings, in January of the following year, to align the grant date with the start of the performance period. Our NEOs may also receive special awards of stock options or RSUs on an ad hoc basis as determined by the Compensation Committee as new hires or for recognition and retention, promotions or other purposes, but generally only on the third business day after the release of our quarterly or annual earnings after the date of determination by our Compensation Committee. The grant date for annual awards of stock options and RSUs to staff members other than our executive management is the third business day after the release of our first fiscal quarter earnings.

Tally Sheets

The Compensation Committee annually reviews tally sheets for each NEO, setting forth all components of compensation,

including compensation payable at termination, retirement or a change of control. These tally sheets summarize the number of shares and the value at a given price of the LTI equity awards held by each NEO, as well as each NEO’s individual cumulative account balances in our benefit plans. These tools are employed by the Compensation Committee as a useful check on total annual compensation and the cumulative impact of our long-term programs and are considered important to understand the overall impact of compensation decisions.

Based on its review of the tally sheets, the Compensation Committee may increase or decrease certain individual elements of compensation to align total compensation with peer group market data and to promote internal equity among our NEOs, other than the CEO. No material adjustments to total compensation for any of our NEOs were made as a result of the review of these tally sheets by the Compensation Committee in 2013.

Executive Compensation Website

We have implemented a website, accessible at www.amgen.com/executivecompensation, which provides a link to this proxy statement and invites our stockholders to fill out a survey to provide input and feedback to the Compensation Committee regarding our executive compensation policies and practices. All input from our stockholders is valuable and the Compensation Committee appreciates your time and effort in completing the survey.

Non-Direct Compensation and Payouts in Certain Circumstances

Offer Letter, Severance Arrangement and Change of Control Benefits

Our CEO and other NEOs are generally not covered by contractual arrangements that provide for severance or other payments in the event of termination, but all are participants in our Change of Control Severance Plan discussed below. In addition, we typically enter into offer letters with new hires detailing their compensation and requirements to pay back certain elements of compensation.

To attract talented executives from outside the Company, our offer letters generally include severance terms that apply to terminations initiated by the Company and occur for reasons “other than cause” within three years from the date of hire. These benefits are sometimes provided to officer-level candidates to provide an incentive for them to join us by reducing the risks associated with making such a job change.

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COMPENSATION DISCUSSION AND ANALYSIS

Offer Letter—Anthony C. Hooper

Mr. Hooper, who commenced employment effective October 27, 2011, is currently subject to an offer letter that was negotiated in connection with his hiring and approved by the Compensation Committee. Mr. Hooper’s offer letter included our standard relocation assistance and our standard severance protection for new executives. In addition, we agreed to compensate Mr. Hooper for cancellations or forfeitures of previously earned or vested compensation from his former employer (or the denial of vesting of such compensation) arising out of his employment with us and to indemnify him against claims relating to recoupment of such compensation. We agreed to provide Mr. Hooper with such compensation and benefits because Mr. Hooper’s broad commercial operations experience and his leadership roles in developing the pharmaceutical business in Latin America, the Middle East, Africa, Canada, Japan and several countries in the Pacific Rim are important to implementing our strategic vision for growth and international expansion and to attract him to our Company and California. Mr. Hooper’s compensation and benefits were designed and negotiated to facilitate a prompt, effective and fair process.

Mr. Hooper’s offer letter provides for cash severance protection for three years following his hire date at a multiple of two times annual base salary and a target annual cash incentive award of 80% of his annual base salary plus up to 18 months of Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, medical and dental coverage paid by us. Benefits of this type are sometimes provided to officer-level candidates to provide an incentive to them to join the Company by reducing the risk of making such a job change. These severance benefits will expire on October 27, 2014.

Severance Arrangement—Jonathan M. Peacock

Mr. Peacock resigned as our Chief Financial Officer effective January 10, 2014, at which time he continued to be employed in a non-executive officer capacity to assist in the transition of Mr. Kelly, our Acting Chief Financial Officer, which transition period is currently expected to extend until May 2014. Upon his termination from the Company, Mr. Peacock will be entitled to the following severance benefits: (1) lump sum payment that is approximately equal to 1.5 times base pay salary plus target annual cash incentive award opportunity; (2) reimbursement for COBRA medical coverage for up to 18 months; (3) senior executive career transition services for up to 12 months; (4) a payment in an amount that is approximately equal to the pro-rata value of the last unvested tranche of his new hire equity awards (stock options and RSUs) that would have vested in October 2014, based on the total period of time that he is expected to be employed over the total vesting period of such tranche (48 months) calculated on the date of his termination of employment with the Company, and using a stock price equal to $113 per share and (5) payment at an hourly rate of $1,200 for any authorized time that he spends following the termination of his employment in further transitioning his responsibilities and with matters that arose during his tenure with the Company. In determining these benefits, the Compensation Committee considered that, until September 2013, Mr. Peacock was eligible for severance protection at a higher benefit multiple of two times annual base salary and target annual cash incentive award opportunity plus up to 18 months of COBRA protection, that the pro-rata value of the last unvested tranche of his new hire equity awards was made in part to compensate Mr. Peacock for value that he left behind at his former employer and that Mr. Peacock will have served (including by providing important transition services) nearly the full vesting period. The agreement between the Company and Mr. Peacock includes a general release of all claims by Mr. Peacock and that Mr. Peacock forfeit and repay substantial benefits of this agreement if Mr. Peacock materially breaches any covenants or conditions in the agreement or the previously signed Proprietary Information and Inventions Agreement, including if Mr. Peacock fails to fulfill his post-termination obligations to cooperate, to maintain the confidentiality of our information and not to disparage the Company.

Change of Control Benefits

Change of Control Severance Plan

In the event of a change of control and a qualifying termination, our Change of Control Severance Plan provides severance payments to 1,950 staff members (as of December 31, 2013), including each NEO. There are no tax gross-up payments provided under the plan. The plan was structured so that payments and benefits are provided only if there is both a change of control and a termination of employment, either by us other than for “cause” or

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COMPENSATION DISCUSSION AND ANALYSIS

“disability” or by the participant for “good reason” (as each is defined in the plan)—sometimes referred to as a “double-trigger”—because the intent of the plan is to provide appropriate severance benefits in the event of a termination following a change of control, rather than to provide a change of control bonus. The cash severance multiple for the CEO and all other NEOs is two times annual cash compensation. The payments and benefit levels under the Change of Control Severance Plan do not influence and were not influenced by other elements of compensation. The Change of Control Severance Plan was adopted, and is continued by the Compensation Committee, to reinforce and encourage the continued attention and dedication of members of management to their assigned duties without the distraction arising from the possibility of a change of control, to enable and encourage management to focus their attention on obtaining the best possible deal for our stockholders and making an independent evaluation of all possible transactions, without being influenced by their personal concerns regarding the possible impact of various transactions on the security of their jobs and benefits, and to provide severance benefits to any participant who incurs a termination of employment under the circumstances described within a certain period following a change of control in recognition of their contributions to the Company.

Change of Control Treatment of Long-Term Incentive Equity Awards

Restricted Stock, Restricted Stock Units and Stock Options

All LTI equity award grants made on or after March 2, 2011 have “double-trigger” acceleration of vesting that requires a qualifying termination in connection with a change of control. Assuming the awards are continued or assumed, all unvested stock options and RSUs vest in full only if the grantee’s employment is involuntarily terminated other than for “cause” or “disability,” or, in the case of staff members subject to the Change of Control Severance Plan, voluntarily terminated with “good reason” within two years following a change of control.

Performance Units

The Compensation Committee has maintained change of control features for each of the performance periods under our performance award programs to ensure that these programs reward participants for our performance until the change of control occurs. Payment calculation methods differ according to the terms of the award for each performance period and depending upon whether a change of control occurs in the first six months of the period or thereafter. For additional information on the levels of payout, see “Potential Payments Upon Termination or Change of Control—Long-Term Incentive Equity Awards—Performance Units” in our Executive Compensation Tables.

Limited Retirement Benefits and Deferred Compensation Plan

Our health, retirement and other benefits programs are available to all of our U.S.-based staff members and are typically targeted to align in value with our peer group on a total company basis. The primary survey used to make this total company comparison is the Aon Hewitt Benefit Index®, last updated as of May 2012, using a sample group of 14 companies, chosen so as to have the greatest representation from our peer group. The data generated from this survey is used by the Compensation Committee and management in evaluating the competitive positioning and program design of our health, retirement and other benefit programs that pertain to all U.S.-based staff members, including our NEOs.

Retirement and Savings Plan, Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan

Our Retirement and Savings Plan, or 401(k) Plan, is available to all regular U.S.-based staff members of the Company and participating subsidiaries. All 401(k) Plan participants are eligible to receive the same proportionate level of matching and core contributions from us.

We credit to our Supplemental Retirement Plan, or SRP, which is available to all 401(k) Plan participants, Company core and matching contributions on eligible compensation that cannot be made to the 401(k) Plan because they relate to compensation that is in excess of the maximum amount of recognizable compensation allowed under the Internal Revenue Code’s qualified plan rules. We also credit staff members in the SRP for lost 401(k) Plan Company match and core contributions resulting from making a deferral into the Nonqualified Deferred Compensation Plan, or NDCP. Earnings under the SRP are market-based — there are no “above

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COMPENSATION DISCUSSION AND ANALYSIS

market” or guaranteed rates of returns offered in this plan and this plan enables us to provide the same percentage of base salary and annual cash incentive award as a retirement contribution to U.S.-based staff members at all levels. Unlike a traditional pension plan, which provides a lifetime annuity that replaces a significant portion of a participant’s final pay, retirement benefits from our 401(k) and SRP are based on the investment return on the staff member’s own investment elections, with the participant bearing the investment risk. The NDCP offers all U.S.-based staff members at director level and above the opportunity to defer eligible base salary and annual cash incentive awards, up to maximum amounts typical at our peer group. We also have the discretion to make contributions to this plan, but we do not make such contributions on a regular basis. We believe that offering the NDCP is appropriate because it provides executives the opportunity to save for retirement in a tax-effective fashion that is not readily available without our sponsorship.

Retiree Medical Savings Account Plan and Retiree Health Access Plan for all U.S.-based Staff Members

We maintain a Retiree Medical Savings Account Plan available to all U.S.-based staff members. The Retiree Medical Savings Account Plan allows all staff members to make after-tax deferrals to be used post-termination to reimburse them for eligible medical expenses. The Company credits all eligible staff members with an annual contribution ($1,000) and makes a matching contribution equal to 50% of a staff member’s deferrals (up to a match of $1,500 per year). Company credits can be accessed to reimburse eligible medical expenses of staff members who terminate having fulfilled the Company’s retirement criteria. The permissible uses of such credits were expanded to include COBRA, individual and health insurance exchange-related premiums. We do not offer a traditional Company-paid retiree medical plan to our NEOs or other U.S.-based staff members. The Retiree Health Access Plan is available to U.S.-based staff members who retire after attaining age 55 and ten years of service and who are not eligible for Medicare. Our Retiree Health Access Plan is paid for entirely by a retiree’s contributions, unlike a traditional retiree medical plan that provides a company subsidy based on retirement status or years of service. Our intent is to terminate the Retiree Health Access Plan when the health insurance exchange system becomes a viable health insurance option for our retirees.

Taxes and Accounting Standards

Tax Deductibility Under Section 162(m) of the Internal Revenue Code

We develop compensation programs that are intended to provide for compensation that is tax deductible to us, but we recognize that the best interests of our stockholders may at times be better served by compensation arrangements that are not tax deductible. Section 162(m) places a $1,000,000 limit on the amount of compensation that we may deduct for tax purposes for any year with respect to the executive who serves as our CEO at year-end, and any of our three other most highly compensated employees who serve as executive officers at year-end, other than our Chief Financial Officer. The $1,000,000 limit does not apply to performance-based compensation, as defined under Section 162(m). Our executive compensation program is designed with the intent to maximize the deductibility of compensation. When warranted, however, due to competitive or other factors, the Compensation Committee may decide in certain circumstances to exceed the deductibility limit under Section 162(m) or to otherwise pay non-deductible compensation. These circumstances have included the following:

•	To maintain a competitive base salary for the CEO position, the base salary provided to Mr. Bradway in 2013 exceeded the tax-deductible limit.

•

The use of RSUs as part (20%) of the annual LTI equity award mix for executives and officers is focused primarily on the attraction and retention of the talent needed to drive our long-term success. This compensation, however, is not performance-based compensation under Section 162(m). The fiscal impact for 2013 of the RSUs not being

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COMPENSATION DISCUSSION AND ANALYSIS

performance-based is approximately $975,000, assuming the Company’s U.S. combined effective tax rate for 2013.

•

To attract highly qualified executives to join us and to promote their retention, we may offer other compensation elements that are not performance-based compensation under Section 162(m), such as retention bonuses or sign-on bonuses, as part of their initial employment offers.

Accounting Standards

Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, RSUs and performance units under our LTI equity award plans are accounted for under FASB ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our LTI equity award plans and programs. For example, the Compensation Committee took these accounting standards into account when discontinuing grants of incentive stock options. In addition, we modified our Employee Stock Purchase Plan to make it non-compensatory under the “safe harbor” provisions of the accounting rules and therefore no longer recognize compensation expense under this plan. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

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EXECUTIVE COMPENSATION TABLES

Executive Compensation Tables

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded to, paid to, or earned by each of our Named Executive Officers, or NEOs.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
				Performance Units and Restricted Stock Units	Stock Options	EIP
Robert A. Bradway Chairman of the Board, Chief Executive Officer and President	2013 2012 2011	1,490,769 1,262,308 1,023,692	0 0 0	7,999,917 8,571,724 3,147,900	0 0 833,850	3,598,000 3,316,000 1,860,000	561,121 420,059 259,522	13,649,807 13,570,091 7,124,964
Anthony C. Hooper Executive Vice President, Global Commercial Operations	2013 2012 2011	1,001,858 976,179 171,731	0 0 3,050,045	3,199,895 5,296,747 8,464,614	0 0 0	1,677,000 1,795,000 196,000	300,750 518,068 174,822	6,179,503 8,585,994 12,057,212
Jonathan M. Peacock(5) Executive Vice President and Chief Financial Officer	2013 2012 2011	904,945 878,931 833,846	0 0 0	3,199,895 3,542,911 2,363,499	0 0 625,388	1,515,000 1,615,000 1,211,000	266,967 240,588 245,158	5,886,807 6,277,430 5,278,891
Sean E. Harper(6) Executive Vice President, Research and Development	2013 2012	896,543 835,038	0 0	3,199,895 3,542,911	0 0	1,501,000 1,535,000	265,228 176,814	5,862,666 6,089,763
Madhavan Balachandran(7) Executive Vice President, Operations	2013	762,461	330,000	3,199,895	0	1,273,000	203,354	5,768,710

(1)

Reflects base salary earned in each bi-weekly pay period (or portion thereof) during each fiscal year before pre-tax contributions and, therefore, includes compensation deferred under our qualified and nonqualified deferred compensation plans. Under payroll practices for salaried staff members of our U.S. entities, including our NEOs, base salary earned in a pay period is computed by dividing the annual base salary then in effect by 26, which is the number of full bi-weekly pay periods in a year.

(2)

For 2013, reflects the grant date fair values of performance units and restricted stock units, or RSUs, granted during 2013 (see footnotes 5 and 6 to the “Grants of Plan-Based Awards” table for information on how these amounts were determined).

The single measure that determines the number of units to be earned for the performance unit awards granted during 2013 is our total shareholder return, or TSR, compared with the average of the TSRs of companies in the Standard & Poor’s 500, or S&P 500, all computed over the performance period, which is a market condition as defined under Financial Accounting Standards Board principles regarding the measurement of stock-based compensation (ASC 718). Since these awards do not have performance conditions as defined under ASC 718, such awards have no maximum grant date fair values that differ from the fair values presented in the table above.

(3)

Reflects amounts that were earned under our Executive Incentive Plan, or EIP, for 2013 performance which were determined and paid in March 2014. For a description of our EIP, see “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Annual Cash Incentive Awards” in our Compensation Discussion and Analysis.

(4)	See the subsection “All Other Compensation—Perquisites and Other Compensation” immediately following these footnotes.
(5)	Mr. Peacock ceased service as our Chief Financial Officer as of January 10, 2014 and is no longer an executive officer.
(6)

Dr. Harper was not an NEO in 2011. Dr. Harper was appointed to serve as Executive Vice President, Research and Development effective February 13, 2012, but this table reflects his compensation earned for all of Fiscal 2012.

(7)

Mr. Balachandran was not an NEO in 2012 or 2011. Mr. Balachandran was appointed to serve as Executive Vice President, Operations effective August 13, 2012. The amount shown in the bonus column reflects the 2013 installment of the special retention bonus award to Mr. Balachandran in March 2011, with installments payable on March 2 of 2012, 2013, 2014 and 2015, subject to his continued employment through such dates (except for certain terminations of employment — see “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Annual Cash Incentive Award—Special Retention Award” in our Compensation Discussion and Analysis).

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EXECUTIVE COMPENSATION TABLES

All Other Compensation — Perquisites and Other Compensation

Perquisites. The amounts reported reflect the aggregate incremental cost of perquisites and other personal benefits provided to our NEOs and are included in the “All Other Compensation” column of the “Summary Compensation Table.” The following table sets forth the perquisites provided to our NEOs in 2013.

	Personal Use of Company Aircraft(1)	Personal Use of Company Car and Driver(2)	Personal Financial Planning Services	Other(3)
Name	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Total($)
Robert A. Bradway	52,653	6,357	15,000	7,434	81,444
Anthony C. Hooper	0	1,449	15,000	5,108	21,557
Jonathan M. Peacock	35	1,897	11,579	1,906	15,417
Sean E. Harper	0	2,451	15,000	5,063	22,514
Madhavan Balachandran	0	0	15,000	6,700	21,700
(1)

The aggregate incremental cost of use of our aircraft for personal travel by our NEOs is allocated entirely to the highest ranking NEO present on the flight. The aggregate incremental cost for personal use of our aircraft is calculated based on our variable operating costs, which include the cost of crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs, fuel, trip specific maintenance and other smaller variable costs. In determining the incremental cost relating to fuel and trip-related maintenance, we applied our actual average costs. We believe that the use of this methodology for 2013 is a reasonably accurate method for calculating fuel and trip-related maintenance costs. Because our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, our aircraft purchase costs and the cost of maintenance not related to trips.

(2)

The aggregate incremental cost for personal use of a car and driver provided by us is calculated by allocating the costs of operating the car and compensating the driver between personal and business use. The cost of operating the car is allocated to personal use on the basis of miles driven for personal use to total miles driven. The cost of compensating the driver is allocated to personal use on the basis of driver hours related to personal use to the total number of driver hours.

(3)

Other expenses include Company contributions to non-profit charities designated by the executive in the amount of $4,800 for Mr. Bradway, $4,992 for Mr. Hooper and $5,000 for Dr. Harper and Mr. Balachandran, respectively. Other expenses also include the cost of executive physicals, expenses related to guests accompanying the NEOs on business travel and gifts.

Other Compensation. The following table sets forth compensation for our NEOs in 2013 incurred in connection with our 401(k) Retirement and Savings Plan, or 401(k) Plan, and our Supplemental Retirement Plan, or SRP. These amounts are included in the “All Other Compensation” column of the “Summary Compensation Table.” See “Nonqualified Deferred Compensation” below for a description of these plans.

Name	Company Contributions to 401(k) Retirement and Savings Plan($)	Company Credits to Supplemental Retirement Plan($)	Total($)
Robert A. Bradway	25,500	454,177	479,677
Anthony C. Hooper	25,500	253,693	279,193
Jonathan M. Peacock	25,500	226,050	251,550
Sean E. Harper	25,500	217,214	242,714
Madhavan Balachandran	25,500	156,154	181,654

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EXECUTIVE COMPENSATION TABLES

Narrative Description to the Compensation Tables—Performance Units

Long-term performance units are granted to our NEOs annually during the first year of a three-year performance period and are paid out at the end of the performance period based on our level of achievement of the applicable pre-established performance goals over the performance period, as determined by our Compensation and Management Development Committee, or Compensation Committee, for such performance period for each grant. The number of performance units earned are paid out in shares of our Common Stock at a ratio of one share of Common Stock for each performance unit earned.

Performance units are generally forfeited unless a participant is continuously employed through the last business day of the performance period. The underlying principle is that the participant needs to have been an active employee during the entire performance period in order to have contributed to the results on which the earned awards are based. Exceptions to this treatment are a termination of employment in connection with a change of control or the death, disability or retirement of a participant as discussed under “Potential Payments Upon Termination or Change of Control” below.

Performance Goals and Formulas

For a description of the performance units for the 2011-2013 performance period that began on January 1, 2011 and ended on December 31, 2013 and for the 2013-2015 performance period that began on January 28, 2013 and will end on January 28, 2016, see “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis.

Performance goals for the 2012-2014 performance period that began on January 1, 2012 and will end on December 31, 2014 are based upon our TSR for the 2012-2014 performance period (or Amgen TSR) compared with the average of the TSRs of our 15-company peer group for such period (Peer Group Average TSR). As discussed under “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis, as a result of the Abbott Laboratories spin-off, AbbVie Inc. replaced Abbott Laboratories, effective January 1, 2013. The maximum number of performance units that may be earned is 150% of the target performance units granted for the 2012-2014 performance period. The payout percentage is derived in part from the difference between the Amgen TSR and the Peer Group Average, which can be a positive or negative number, and is determined in accordance with the following formula (subject to the 150% cap):

Payout Percentage:
100%	+	2 X	(Amgen TSR – Peer Group Average TSR)

Performance Units for Mr. Hooper

To compensate Mr. Hooper for equity lost as a result of his leaving his previous employer, to induce him to join us and to provide long-term incentives that are in alignment with stockholder interests, he was granted three performance-based performance unit awards. The three performance periods for the performance unit awards each commenced on his hire date of October 27, 2011 and ended or will end on December 31, 2012, December 31, 2013 and December 31, 2014, respectively. The goal design for these performance unit awards is identical to the 2011-2013 performance period awards described under “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis, except that Allergan, Inc. and Celgene Corporation were added to the peer group used to calculate the payout, resulting in a 15-company peer group for each of his awards.

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EXECUTIVE COMPENSATION TABLES

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs for the year ended December 31, 2013.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards($)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(# of units)(3)			All Other Stock Awards: Number of Shares of Stock or Units(#)(4)	Grant Date Fair Value of Stock and Option Awards($)
Name	Grant Date	Approval Date(1)	Threshold	Target	Maximum	Threshold	Target	Maximum
				EIP		Performance Units			RSUs
Robert A. Bradway	3/6/13	3/6/13	(2)	(2)	7,267,500
	1/28/13	12/13/12				(3)	71,309	106,963		6,399,983	(5)
	1/28/13	12/13/12							18,693	1,599,934	(6)
Anthony C. Hooper	3/6/13	3/6/13	(2)	(2)	4,360,500
	1/28/13	12/13/12				(3)	28,523	42,784		2,559,939	(5)
	1/28/13	12/13/12							7,477	639,956	(6)
Jonathan M. Peacock	3/6/13	3/6/13	(2)	(2)	4,360,500
	1/28/13	12/13/12				(3)	28,523	42,784		2,559,939	(5)
	1/28/13	12/13/12							7,477	639,956	(6)
Sean E. Harper	3/6/13	3/6/13	(2)	(2)	4,360,500
	1/28/13	12/13/12				(3)	28,523	42,784		2,559,939	(5)
	1/28/13	12/13/12							7,477	639,956	(6)
Madhavan Balachandran	3/6/13	3/6/13	(2)	(2)	4,360,500
	1/28/13	12/13/12				(3)	28,523	42,784		2,559,939	(5)
	1/28/13	12/13/12							7,477	639,956	(6)

(1)

Reflects the date on which the grants were approved by the Compensation Committee. See “COMPENSATION POLICIES AND PRACTICES—Policies for Grants of Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis for a description of the timing of our annual equity award grants.

(2)

Represents awards to our NEOs made under our EIP. The “maximum” amounts shown in the table above reflect the largest possible payments under our EIP for the 2013 performance period, based on our adjusted net income, as defined for the EIP. There are no thresholds or targets under the EIP. The EIP provides that the Compensation Committee may use “negative discretion” to award any amount that does not exceed the maximum. Consistent with its practice since the EIP was approved by our stockholders in 2002, the Compensation Committee employed the goals established under our Global Management Incentive Plan, or GMIP, as illustrated in the table below, as well as each NEO’s contributions in determining the actual amounts awarded under the EIP in 2013. Our GMIP for 2013 was based on our performance against three primary Company performance goals, weighted as follows: (1) Deliver Financially (60%); (2) Deliver the Best Pipeline (20%) and (3) Deliver Strategic Priorities (20%). Threshold goals of 50% of target performance have been established only for the non-financial metrics. There are no threshold goals for the financial metrics. These non-financial metrics are often expressed in milestones or are more subjective in nature than are the financial metrics. If only one of the minor non-financial goals is accomplished, the payout percentage would be very small (less than 1% of a target annual cash incentive award) and thus no threshold amount is shown in the table below. The 2013 GMIP-derived target and maximum payout levels, which are based on a multiple of salary, are shown in the table below. The actual amounts awarded under our EIP are based on achieving 186.9% performance against target under the 2013 GMIP and reported as “Non-Equity Incentive Plan Compensation” in our “Summary Compensation Table” and are shown in the table below. For a description of our Company performance goals and the use of the GMIP in the Compensation Committee’s exercise of negative discretion see “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Annual Cash Incentive Awards” in our Compensation Discussion and Analysis.

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EXECUTIVE COMPENSATION TABLES

	GMIP			Non-Equity Incentive Plan Compensation($)
	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards($)
Name	Threshold	Target	Maximum	Actual
Robert A. Bradway	—	1,925,000	4,331,250	3,598,000
Anthony C. Hooper	—	897,241	2,018,792	1,677,000
Jonathan M. Peacock	—	810,447	1,823,506	1,515,000
Sean E. Harper	—	802,921	1,806,572	1,501,000
Madhavan Balachandran	—	680,885	1,531,991	1,273,000

(3)

Reflects estimated payouts regarding performance units granted during 2013 for the 2013-2015 performance period for NEOs. The number of units granted (which equals the target number of units of the award) will be multiplied by a payout percentage, which can range from 0% to 150%, to determine the number of units earned by the participant at the end of the performance period. Shares of our Common Stock will be issued on a one-for-one basis for each performance unit earned. The payout percentage for the 2013-2015 performance units is earned based on how the TSR of our Common Stock ranks relative to the TSRs of companies that are listed in the S&P 500 Index, as defined (the Reference Group), over the performance period. If the rank of the TSR of our Common Stock is the 0th, 25th, 50th or 75th percentile relative to companies in the Reference Group, the percentage payout will be 0%, 50%, 100% or 150%, respectively, with linear interpolation used to determine the payout percentage if the rank of the TSR of our Common Stock falls between these percentiles, as applicable. If the rank of the TSR of our Common Stock is above the 75th percentile, the percentage payout will be 150%. These performance units accrue dividend equivalents deemed reinvested in shares and that are payable in shares only to the extent and when the underlying performance units are earned. For more information, see “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis.

(4)

Reflects the 2013 annual grant of RSUs to our NEOs. RSUs accrue dividend equivalents that are deemed reinvested in shares and payable only to the extent and when the underlying RSUs vest and are issued to the recipient.

(5)

Reflects the grant date fair values of the performance units granted during 2013 for the 2013-2015 performance period determined in accordance with ASC 718 based on the number of performance units granted multiplied by the grant date fair value per unit of $89.75. The grant date fair value per unit was determined using a payout simulation model with the following key assumptions: risk-free interest rate of 0.4%; volatility of the price of our Common Stock of 20.7%; the closing price of our Common Stock on the grant date of $85.59 per share; volatilities of the prices of the stocks of the Reference Group and the correlations of returns of our Common Stock and the stocks of the Reference Group to simulate TSRs and their resulting impact on the payout percentage based on the contractual terms of the performance units.

(6)

Reflects the grant date fair values of RSUs determined in accordance with ASC 718 based on the number of RSUs granted multiplied by the grant date fair value per unit of $85.59. Because these RSUs accrue dividend equivalents during the vesting period, the grant date fair value per unit equals the closing price of our Common Stock on the grant date.

68       ï 2014 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards at December 31, 2013 granted to each of our NEOs.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/ Option)	Option Expiration Date(1)		Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
	Stock Options					Restricted Stock Units and Dividend Equivalents		Performance Units and Dividend Equivalents
Robert A. Bradway	24,255 95,250 84,000 84,000 65,000	49,245 31,750 0 0 0	54.69 58.43 50.44 42.13 62.55	4/25/21 4/26/20 4/28/16 4/29/15 4/26/14	(2) (3)	59,215	6,755,247	106,886 129,669 51,534	(6) (7) (8)	12,193,555 14,792,640 5,878,999
Anthony C. Hooper	0	0	n/a	n/a		40,483	4,618,301	42,753 53,596 52,777 52,777	(6) (7) (9) (10)	4,877,262 6,114,232 6,020,800 6,020,800
Jonathan M. Peacock	18,191 131,250	36,934 43,750	54.69 57.27	4/25/21 10/28/20	(2) (3)	52,131	5,947,104	42,753 53,596 38,650	(6) (7) (8)	4,877,262 6,114,232 4,409,192
Sean E. Harper	6,930 8,000	14,070 8,000	54.69 58.43	4/25/21 4/26/20	(2) (3)	46,715	5,329,247	42,753 53,596 14,724	(6) (7) (8)	4,877,262 6,114,232 1,679,714
Madhavan Balachandran	5,197 0	10,553 6,000	54.69 58.43	4/25/21 4/26/20	(2) (3)	41,443	4,727,817	42,753 15,560 11,043	(6) (7) (8)	4,877,262 1,775,085 1,259,785
(1)

Stock options granted prior to April 26, 2010 expire on the seventh anniversary of their grant date. Stock options granted on or after April 26, 2010 expire on the tenth anniversary of their grant date. No stock options were granted to NEOs in 2012 and 2013.

(2)

Stock options vest at a rate of 33%, 33% and 34% on the second, third and fourth anniversaries of the April 25, 2011 grant date, respectively. Thus, of the remaining unvested options, approximately half are scheduled to vest in each of 2014 and 2015.

(3)

Stock options vest in equal installments of 25% on the first, second, third and fourth anniversaries of the grant date of April 26, 2010 for all NEOs other than Mr. Peacock whose grant date in 2010 occurred on October 28, 2010. Thus, the remaining unvested stock options were scheduled to vest in full in 2014.

(4)

The following table shows the vesting of RSUs and any related accrued dividend equivalents (rounded down to the nearest whole number of units) outstanding as of December 31, 2013. Commencing with grants made after March 2012, RSUs accrue dividends that are deemed reinvested in shares and payable only when and to the extent the underlying RSUs vest and are issued to the participant.

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EXECUTIVE COMPENSATION TABLES

Name	Granted on January 28, 2013(a)	Granted on July 31, 2012(a)	Granted on April 27, 2012(a)	Granted on January 31, 2012(b)	Granted on October 27, 2011(c)	Granted on April 25, 2011(d)	Granted on October 28, 2010(e)	Granted on April 26, 2010(e)
Robert A. Bradway	19,034	0	21,611	0	0	14,070	0	4,500
Anthony C. Hooper	7,613	0	8,932	9,009	14,929	0	0	0
Jonathan M. Peacock	7,613	0	8,932	0	0	10,586	25,000	0
Sean E. Harper	7,613	0	8,932	0	0	4,020	0	26,150
Madhavan Balachandran	7,613	27,348	2,592	0	0	3,015	0	875
(a)

Reflects total RSUs granted and related dividend equivalents accrued through December 31, 2013, which are scheduled to vest at a rate of approximately 33%, 33% and 34% of the amounts shown on the second, third and fourth anniversaries of the grant date, respectively.

(b)	Reflects RSUs granted to Mr. Hooper which vested in full on March 2, 2014.
(c)	Reflects remaining unvested RSUs granted to Mr. Hooper, of which 7,690 units vested on March 2, 2014 and the remaining 7,239 units are scheduled to vest on March 2, 2015.
(d)	Reflects the remaining unvested RSUs which are scheduled to vest in approximately equal installments on the third and fourth anniversaries of the grant date.
(e)

Reflects remaining unvested RSUs which are scheduled to vest on the fourth anniversary of the grant date, except with respect to 25,000 units outstanding for Dr. Harper which are scheduled to vest on December 31, 2014.

(5)

The market values of RSUs and performance units (and related dividend equivalents) were calculated by multiplying the number of RSUs outstanding or the number of performance units (as determined in accordance with Securities and Exchange Commission, or SEC, rules and footnotes 6 through 10 below), as applicable, by the closing price of our Common Stock on December 31, 2013 ($114.08).

(6)

Reflects the sum of the number of performance units granted for the 2013–2015 performance period and the related dividend equivalents accrued through December 31, 2013 multiplied by the payout percentage of 147.2%, which is the relative TSR percentage multiplier based on Amgen’s TSR percentile rank relative to the TSRs of the companies in the Reference Group for the period from the January 28, 2013 grant date to December 31, 2013. The number of dividend equivalents multiplied by the 147.2% payout percentage noted above (rounded down to the nearest whole number of units) included in the table above are as follows: 1,919 units for Mr. Bradway; and 767 units for Messrs. Hooper, Peacock and Balachandran and Dr. Harper.

(7)

Reflects the number of performance units granted for the 2012-2014 performance period and related dividend equivalents through December 31, 2013 multiplied by the maximum payout percentage of 150%. Because a payout percentage equal to 100% plus two times the TSR percentage difference for the two-year period ended December 31, 2013 exceeded the maximum payout percentage for the award, the maximum payout percentage was used for purposes of this table. (The determination of the TSR percentage difference is discussed below.) The number of dividend equivalents multiplied by the 150% payout percentage noted above (rounded down to the nearest whole number of units) included in the table above are as follows: 4,041 units for Mr. Bradway; 1,670 units for Messrs. Hooper and Peacock and Dr. Harper and 485 units for Mr. Balachandran.

(8)

Reflects the actual number of performance units earned for the 2011-2013 performance period which equals the number of performance units granted multiplied by the actual payout percentage of 122.7%, which equals 100% plus two times the TSR percentage difference of approximately 11.36% over the three-year performance period (the TSR percentage difference equals the Amgen TSR of approximately 114.41% less the Peer Group Average TSR of approximately 103.05%). No dividend equivalents were earned on these performance units.

(9)

Reflects the actual number of performance units earned by Mr. Hooper for the performance period that began on October 27, 2011 and ended on December 31, 2013, based on the number of units granted multiplied by the maximum payout percentage of 150%. Had the payout percentage not been limited to the maximum percentage that may be earned for the award, the payout percentage would have equaled 159.6%, based on 100% plus two times the TSR percentage difference of approximately 29.79% for the performance period (the TSR percentage difference equals the Amgen TSR of approximately 116.74% less the Peer Group Average TSR of approximately 86.95%). No dividend equivalents were earned on these performance units.

(10)

Reflects the number of performance units for the remaining performance unit award granted to Mr. Hooper with a performance period beginning on the October 27, 2011 grant date and ending on December 31, 2014 multiplied by the maximum payout percentage of 150%. Because a payout percentage equal to 100% plus two times the TSR percentage difference for the period from the grant date through December 31, 2013 exceeded the maximum payout percentage for the award, the maximum payout percentage was used for purposes of this table.

The estimated payouts of the performance units described above are disclosed in the limited context of our executive compensation program and should not be understood to be statements of our expectations of our stock price or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

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EXECUTIVE COMPENSATION TABLES

Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for each of our NEOs for the year ended December 31, 2013. For a description of the performance units and associated payout values of performance periods that ended on December 31, 2013 and that were earned as of that date, see the “Outstanding Equity Awards at Fiscal Year End” table and footnotes 8 and 9 to the table.

	Option Awards		Stock Awards
Name	Number of Securities Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Robert A. Bradway	0	0	14,430	1,541,275
Anthony C. Hooper	0	0	16,434	1,521,460
Jonathan M. Peacock	0	0	30,214	3,455,105
Sean E. Harper	8,000	447,070	4,255	454,648
Madhavan Balachandran	24,000	1,295,069	3,210	343,022
(1)	The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold, net of the exercise price for acquiring shares.
(2)

The value realized on vesting of RSUs was calculated as the product of the closing price of a share of our Common Stock on the business day immediately prior to the vesting date, multiplied by the number of units vested.

Nonqualified Deferred Compensation

The following table sets forth summary information regarding aggregate contributions to and account balances under our SRP and Nonqualified Deferred Compensation Plan, or NDCP for and as of the year ended December 31, 2013. There were no withdrawals by any of the NEOs in 2013.

Name	2013 Employee Contributions ($)(1)	2013 Company Contributions ($)(2)	2013 Earnings ($)(3)	Balance as of 12/31/13($)(4)
Robert A. Bradway	1,658,000	454,177	380,034	5,599,765
Anthony C. Hooper	48,549	253,693	35,161	433,330
Jonathan M. Peacock	0	226,050	62,294	577,892
Sean E. Harper	0	217,214	206,370	1,863,174
Madhavan Balachandran	0	156,154	53,505	3,273,058
(1)

Reflects the portion of the annual cash incentive award deferred and contributed to the NDCP by Mr. Bradway that is included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in 2012, the year it was earned. Also reflects the portion of Mr. Hooper’s base salary deferred and contributed to the NDCP that is included in the “Salary” column of the “Summary Compensation Table” in 2013, the year it was earned.

(2)	Reflects credits to the SRP which are included in the “All Other Compensation” column of the “Summary Compensation Table.”
(3)	Reflects earnings in the NDCP and SRP for 2013.
(4)

Reflects balances in the NDCP and SRP on December 31, 2013. A total of $379,627 of Mr. Hooper’s SRP balance is unvested and is scheduled to vest on October 27, 2014, the third anniversary of Mr. Hooper’s hire date. These balances include the following aggregate amounts that are reported as compensation in this proxy statement in the “Summary Compensation Table” in 2013, 2012 and 2011: $3,542,527 for Mr. Bradway; $393,982 for Mr. Hooper; $494,973 for Mr. Peacock; $350,291 for Dr. Harper and $156,154 for Mr. Balachandran.

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General Provisions of the Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan

The SRP is designed to provide a “make-whole” benefit to 401(k) Plan participants who have eligible compensation in excess of the Internal Revenue Code’s qualified plan compensation limit. The Company credits to the SRP a 10% contribution on such compensation to represent the equivalent percentage of Company contributions that would have been made to the 401(k) Plan if the compensation had been eligible for deferral into the 401(k) Plan. For the same reason, the Company also credits to the SRP a 10% contribution on amounts deferred into the NDCP. No “above market” crediting rates are offered.

The SRP and the NDCP are unfunded plans for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Deferred amounts are our general unsecured obligations and are subject to our on-going financial solvency. We have established a grantor trust (a so-called “rabbi” trust) for the purpose of accumulating funds to assist us in satisfying our obligations under the NDCP. Earnings on amounts contributed to our SRP and NDCP, like our 401(k) Plan, are based on participant selections among the investment options selected by a committee of our executives. This committee has the sole discretion to discontinue, substitute or add investment options at any time. Participants can select from among these investment options for purposes of determining the earnings or losses that we will credit to their plan accounts, but they do not have an ownership interest in the investment options they select. Unlike our 401(k) Plan, we do not offer the opportunity to invest through a brokerage window or in our Common Stock under our NDCP or SRP. The investment options in the NDCP and the SRP also differ in that they include six portfolios based on different target retirement dates, referred to as “Target Retirement Portfolios,” that have been created for use as default investment options. The investment options during 2013 are described in the subsection “Investment Options Under the Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan” below. Invested amounts can be transferred among available plan investment options on any business day and effective at the close of business on that day (subject to the time of the request and the market being open).

Retirement and Savings Plan and Supplemental Retirement Plan

Our 401(k) Plan is a qualified plan that is available to regular staff members of the Company and participating subsidiaries. All 401(k) Plan participants, including our NEOs, are eligible to receive the same level of matching and nonelective or “core” contributions from us. Company contributions on eligible compensation earned above the Internal Revenue Code qualified plan compensation limit and on amounts that were deferred to the NDCP are credited to our SRP, a nonqualified plan that is available to all 401(k) Plan eligible staff members.

Contributions. We make a core contribution of 5% of eligible compensation to all regular staff members under the 401(k) Plan, regardless of whether the staff members elect to defer any of their compensation to the 401(k) Plan. In addition, under the 401(k) Plan, participants are eligible to receive matching contributions of up to 5% of their eligible compensation. Under our SRP, we credit 10% of each participant’s eligible compensation in excess of the maximum recognizable compensation limit for qualified plans, which equals the combined percentage of our core contributions and maximum matching contributions under our 401(k) Plan. We also credit 10% of each participant’s compensation that is not eligible for deferral into our 401(k) Plan because the participant deferred it to the NDCP.

Distributions. Participants receive distributions from the SRP following their termination of employment. Distributions for most participants are made in a lump sum payment in the first or second year following termination of employment, or, for balances in excess of a de minimis amount, in installments that commence in the year following termination. For our NEOs, Section 409A of the Internal Revenue Code generally requires that their distributions may not occur earlier than six months following our NEO’s termination of employment.

Vesting. Participants in the 401(k) Plan are immediately vested in participant and Company contributions and related earnings and losses on such amounts. Participants in the

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SRP are immediately vested in contributions that are made with respect to amounts the participants deferred under the NDCP and related earnings and losses on such amounts, and are fully vested in the remainder of their accounts upon the earlier of: (i) three continuous years of their service to us; (ii) termination of their employment on or after their normal retirement date (as defined in the 401(k) Plan); (iii) their disability (as defined in the 401(k) Plan); (iv) their death or (v) a change of control and termination of their employment as described below in “Potential Payments Upon Termination or Change of Control—Amended and Restated Change of Control Severance Plan.”

Nonqualified Deferred Compensation Plan

Our NDCP allows participants to defer receipt of a portion of their eligible compensation to a future date, with an opportunity to earn tax-deferred returns on the deferrals. Members of our Board of Directors, or Board, and our U.S.- and Puerto Rico-based staff members at the director level or above, who include our NEOs, are eligible to participate in this plan. Our NEOs may participate in this plan on the same basis as the other participants in the plan.

Contributions. Participants who are staff members may elect to defer up to a maximum of 50% of their eligible base salary, up to a maximum of 100% of their annual cash incentive award and up to 100% of sales commissions. Non-employee members of our Board may defer all or a portion of their fees, including retainers and meeting fees. In addition, we may, in our sole discretion, contribute additional amounts to any participant’s account at any time, such as contributing sign-on bonuses to the accounts of newly-hired staff members or for retention purposes.

Distributions. Participants may elect to receive distributions as a lump sum or, for balances in excess of a de minimis amount, in annual installments for up to ten years. For most participants, distributions commence in the first or second year following the participant’s termination of employment. For our NEOs, Section 409A of the Internal Revenue Code generally requires that distributions may not occur earlier than six months following our NEO’s termination of employment. Participants may also elect to receive an in-service distribution of an elective deferral (called a short-term deferral) that is paid no earlier than three full years after the end of the plan year in which the deferral was made. Participants can also petition for a distribution due to an unforeseeable financial hardship.

Vesting. Participants are at all times 100% vested in the amounts that they elect to defer and related earnings and losses on such amounts.

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EXECUTIVE COMPENSATION TABLES

Investment Options Under the Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan

The investment options under the SRP and the NDCP and their annual rates of return for 2013 are contained in the tables below. The 401(k) Plan offers the same investment options as the SRP and the NDCP except: (i) the 401(k) Plan also allows investments in our Common Stock and offers a brokerage window and (ii) the 401(k) Plan does not offer the six portfolios based on different target retirement dates, referred to as “Target Retirement Portfolios” below. The

Target Retirement Portfolios are designed to provide an all-in-one investment option for creating a diversified portfolio. Each portfolio is an asset allocation strategy built around a combination of investments from the plan’s investment options (provided below) and is adjusted over time to gradually become more conservative as the target maturity date of the portfolio approaches. We retain the right to change, at our discretion, the available investment options.

Name of Investment Option	Rate of Return for 2013	Name of Investment Option	Rate of Return for 2013
Amgen Target Retirement Portfolio Income	9.82%	Capital Preservation	1.69%
Amgen Target Retirement Portfolio 2010	12.13%	Fixed Income	(2.05)%
Amgen Target Retirement Portfolio 2020	15.21%	Large Cap Value	36.71%
Amgen Target Retirement Portfolio 2030	21.63%	Large Cap Index	32.41%
Amgen Target Retirement Portfolio 2040	25.41%	Large Cap Growth	35.42%
Amgen Target Retirement Portfolio 2050	28.20%	Small-Mid Cap Value	41.71%
		Small-Mid Cap Index	38.00%
		Small-Mid Cap Growth	38.76%
		International Value	24.09%
		International Growth	22.32%
		High Yield	8.03%
		Inflation-Protection	(8.67)%
		Emerging Markets	(2.09)%
		REIT Index	2.39%

Potential Payments Upon Termination or Change of Control

Amended and Restated Change of Control Severance Plan

Our Change of Control Severance Plan provides a lump sum payment and certain other benefits for each participant in the plan who separates from employment with us in connection with a change of control. Our Compensation Committee periodically reviews the terms of the Change of Control Severance Plan, which was originally adopted in 1998, to ensure it is aligned with current governance best practices.

If a change of control occurs and a participant’s employment is terminated by us other than for cause or disability or by the participant for good reason within two years after the change of control, a participant under the Change of Control Severance Plan would be entitled to:

•	a lump sum cash payment in an amount equal to:

–	the product of:

•	a benefits multiple of one or two based on the participant’s position (each of our NEOs has a benefits multiple of two); and

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•

the sum of (i) the participant’s annual base salary immediately prior to termination or, if higher, immediately prior to the change of control, plus (ii) the participant’s targeted annual cash incentive award for the year in which the termination occurs;

•

if, as a result of the participant’s termination of employment, the participant becomes entitled to, and timely elects to continue, healthcare (including any applicable vision benefits) and/or dental coverage under the Consolidated Omnibus Reconciliation Act of 1985, or COBRA, Company-paid group health and dental insurance continuation coverage for the participant and his or her dependents under COBRA until the earlier of (i) the expiration of a participant’s eligibility for coverage under COBRA or (ii) the expiration of the 18-month period immediately following the participant’s termination (whichever occurs earlier);

•	fully-vested benefits accrued under our 401(k) Plan and our SRP;

•

either a lump-sum cash payment or a contribution to our SRP, as determined by us in our sole discretion, in an amount equal to the sum of (1) the product of $2,500 and the participant’s benefits multiple and (2) the product of (x) 10%, (y) the sum of (i) the participant’s annual base salary as in effect immediately prior to the participant’s termination or, if higher, as in effect immediately prior to the change of control, plus (ii) the participant’s targeted annual cash incentive award for the year in which the termination occurs (which equals the participant’s annual base salary multiplied by the participant’s target annual cash incentive award percentage, each as in effect immediately prior to the termination or, if higher, as in effect immediately prior to the change of control) and (z) the benefits multiple; and

•

indemnification and, if applicable, directors’ and officers’ liability insurance provided by us for four years following the participant’s termination (each of our NEOs would receive such liability insurance benefits, which would result in no additional cost to us).

No tax gross-up payments are provided under the Change of Control Severance Plan. If all payments or benefits received under the Change of Control Severance Plan or any other plan, arrangement or agreement would cause the participant to be subject to excise tax, then the payments will be reduced to the extent necessary to avoid the excise tax, provided that the reduced payments, net of federal, state and local income taxes, are greater than the payments without such reduction, net of federal, state and local income taxes and excise tax.

The plan provides that the benefits described above would be provided in lieu of any other severance benefits that may be payable by us (other than accrued vacation and similar benefits otherwise payable to all staff members upon a termination). The plan also provides that the benefits described above may be forfeited if the participant discloses our confidential information or solicits or offers employment to any of our staff members during a period of years equal to the participant’s benefits multiple following the participant’s termination.

The plan expires on December 31, 2014 and is subject to automatic one-year extensions unless we notify participants no later than November 30 of the year prior to the expiration date that the term will not be extended. If a change of control occurs prior to the plan’s expiration, the plan will continue in effect for at least 24 months following the change of control. Prior to a change of control, we can terminate or amend the plan at any time. After a change of control, the plan may not be terminated or amended in any way that adversely affects a participant’s interests under the plan, unless the participant consents in writing.

“Change of Control” is defined in the plan as the occurrence of any of the following:

•

any person, entity or group has acquired beneficial ownership of 50% or more of (i) our then outstanding common shares or (ii) the combined voting power of our then outstanding securities entitled to vote in the election of directors;

•	individuals making up the incumbent Board (as defined in the plan) cease for any reason to constitute at least a majority of our Board;

•

immediately prior to our consummation of a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 50% of the then outstanding shares of the reorganized, merged or consolidated company entitled to vote generally in the election of directors;

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EXECUTIVE COMPENSATION TABLES

•	a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company; or

•	any other event which the incumbent Board (as defined in the plan), in its sole discretion, determines is a change of control.

“Cause” is defined in the plan as (i) conviction of a felony or (ii) engaging in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out the participant’s duties, resulting in material economic harm to us, unless the participant believed in good faith that the conduct was in, or not contrary to, our best interests.

“Disability” under the plan is determined based on our long-term disability plan as is in effect immediately prior to a change of control.

“Good reason” is defined in the plan as (i) an adverse and material diminution of a participant’s authority, duties or responsibilities, (ii) a material reduction in a participant’s base salary, (iii) an increase in a participant’s daily commute by more than 100 miles roundtrip or (iv) any other action or inaction by the Company that constitutes a material breach of the agreement under which the participant provides services. In order to terminate with “good reason,” a participant must provide written notice to the Company of the existence of the condition within the required period, the Company must fail to remedy the condition within the required time period and the participant must then terminate employment within the required time period.

Long-Term Incentive Equity Awards

Stock Options and Restricted Stock Units

Our stock plans (or the related grant agreements approved for use under such stock plans) provide for accelerated vesting or continued vesting of unvested stock options and RSUs in the circumstances described below.

Change of Control/Qualifying Termination in Connection with a Change of Control. With respect to stock options and RSUs made prior to March 2, 2011, all such unvested awards will vest in full upon a Change of Control (as defined in the stock plans or the related grant agreements approved for use under such stock plans), irrespective of the scheduled vesting dates for these awards. With respect to stock options and RSUs made on or after March 2, 2011, all such awards will vest in full only if, within 24 months following the change of control, the grantee’s employment is involuntarily terminated other than for “cause” or “disability,” and, in the case of staff members subject to the Change of Control Severance Plan, voluntarily terminated with “good reason” (as each is defined in the grant agreements). With respect to stock options and RSUs made on or after March 6, 2013, Change of Control no longer includes any other event which the incumbent Board (as defined in the related grant agreements), in its sole discretion, determines is a change of control.

Death or Disability. In general, unvested stock options and RSUs granted in calendar years prior to the year death or disability occurs vest in full upon the occurrence of such event. For unvested stock options and RSUs granted in the calendar year death or disability occurs, a pro-rata amount of these stock options and RSUs immediately vests based on the number of completed months of employment during the calendar year such event occurs. Under our stock plans, a disability has the same meaning as under Section 22(e)(3) of the Internal Revenue Code and occurs where the disability has been certified by either the Social Security Administration, the comparable government authority in another country with respect to non-U.S. staff members or an independent medical advisor appointed by us.

Retirement. In general, unvested stock options and RSUs granted in calendar years prior to the year in which an employee retires continue to vest on their original vesting schedule following the retirement of the holder if the holder has been continuously employed for at least ten years and is age 55 or older or is age 65 or older, regardless of service (a retirement-eligible participant). If a retirement-eligible participant receives a grant of stock options or RSUs in the calendar year such retirement occurs, the participant will vest in a pro-rata amount of the award he or she would be otherwise entitled to based upon the number of complete months of employment during the calendar year such retirement occurs. Holders have the lesser of five years from the date of retirement or the remaining period before expiration to exercise any vested stock options. Mr. Balachandran was retirement eligible as of December 31, 2013 and he would have received this benefit, other than with respect to RSUs granted to him on July 31, 2012, had he retired on December 31, 2013. No other NEOs would have received this benefit because they did not meet the above-mentioned retirement requirements.

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Performance Units

Our performance award program provides for a potential payout of outstanding performance units upon a Change of Control (as defined in our Change of Control Severance Plan) or upon a termination of employment due to death, disability or retirement. With respect to grants of performance units made on or after March 6, 2013, Change of Control no longer includes any other event which the incumbent Board (as defined in the performance award program), in its sole discretion, determines is a change of control.

Change of Control. With respect to grants of outstanding performance units, in the event of a change of control that occurs after the sixth month of the performance period and before the end of the performance period, the performance period terminates as of the last business day of the last completed quarter before the change of control (or, with respect to the 2013-2015 performance period only, the last business day before the change of control) and the participant is entitled to a payment equal to the amount the participant would have received for the performance period based on (A) our TSR performance for which our ending Common Stock price is computed on the greater of (i) the average daily closing price of our Common Stock for the last sixty (60) trading days (or, with respect to the 2013-2015 performance period only, the last twenty (20) trading days) of such shortened period or (ii) the value of consideration paid for a share of our Common Stock in the change of control (whether such consideration is paid in cash, stock or other property, or any combination thereof) and (B) the TSR performance of the companies in the applicable comparator or reference group based on such companies’ average daily closing stock price for the last sixty (60) trading days (or, with respect to the 2013-2015 performance period only, the last twenty (20) trading days) of such shortened performance period. In the event of a change of control that occurs during the first six months of the performance period, the participant is entitled to a payment equal to an amount calculated in the manner described in the preceding sentence pro-rated for the number of complete months elapsed during the shortened performance period.

Death or Disability. For all performance unit grants made in calendar years prior to the year death or disability occurs, the participant will be paid the full amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period. For a performance unit grant made in the calendar year in which death or disability occurs, a participant will be paid a pro-rata amount of the award he or she would otherwise be entitled to, if any, as determined at the end of the performance period, based upon the number of complete months of employment in the calendar year such event occurs.

Retirement. In the event of retirement of a participant who has been continuously employed with us for at least ten years and is age 55 or older or is age 65 or older, regardless of service (a retirement-eligible participant), for performance unit grants made in calendar years prior to the year in which retirement occurs, the participant will be paid the full amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period. If a retirement-eligible participant receives a performance unit grant in the calendar year such retirement occurs, the participant will be paid a pro-rata amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period, based upon the number of complete months of employment during the calendar year such retirement occurs. Mr. Balachandran would have received this benefit had he retired on December 31, 2013. No other NEOs would have received this benefit because they did not meet the above-mentioned retirement requirements.

Mr. Hooper’s Offer Letter

We entered into an offer letter with Mr. Hooper in connection with his initial hiring in October 2011 which provides limited severance benefits in the event of termination of employment by us, other than for cause. The offer letter provides for severance protection for three years following the hire date at a benefit multiple of two times salary and target bonus, as defined, plus up to 18 months of COBRA medical and dental coverage paid by us. Benefits of this type are sometimes provided to officer-level candidates in order to provide an incentive to them to join the Company by reducing the risk of making such a job change. These severance benefits will expire on October 27, 2014, the third anniversary of the commencement of his employment with the Company.

For purposes of the offer letters, “cause” is defined as: (i) unfitness for service, inattention to or neglect of duties, or incompetence; (ii) dishonesty; (iii) disregard or violation of the policies or procedures of the Company; (iv) refusal or failure to follow lawful directions of the Company; (v) illegal, unethical or immoral conduct; (vi) breach of our Proprietary

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Information and Inventions Agreement or (vii) any other reason set forth in California Labor Code Section 2924, in all cases, as determined by us.

Mr. Balachandran’s Special Retention Award

We entered into an arrangement with Mr. Balachandran in March 2011 which provided for specified annual cash installment payments commencing in March 2012 in order to promote his continued employment with us. Payments made under this arrangement are subject to Mr. Balachandran’s continued employment until each installment date, except in the event of his death, disability or involuntary termination of employment not for “Cause”. For purposes of this arrangement, “cause” is defined in the same manner as it is in Mr. Hooper’s offer letter described above. Pursuant to this arrangement Mr. Balachandran received a cash payment of $330,000 on each of March 2, 2012 and 2013, a payment of $170,000 on March 2, 2014, and he is scheduled to receive a final installment payment of $170,000 on March 2, 2015, for a total of $1,000,000.

Mr. Peacock’s Severance Arrangement

Mr. Peacock resigned as our Chief Financial Officer effective January 10, 2014, at which time he continued to be employed in a non-executive officer capacity to assist in the transition of Michael A. Kelly, our Acting Chief Financial Officer, which transition period is currently expected to extend until May 2014. Upon his termination from the Company, Mr. Peacock will be entitled to the following severance benefits: (1) lump sum payment that is approximately equal to 1.5 times base pay salary plus target annual cash incentive award opportunity; (2) reimbursement for COBRA medical coverage for up to 18 months; (3) senior executive career transition services for up to 12 months; (4) a payment in an amount that is approximately equal to the pro-rata value of the last unvested tranche of his new hire equity awards (stock options and RSUs) that would have vested in October 2014, based on the total period of time that he is expected to be employed over the total vesting period of such tranche (48 months) calculated on the date of his termination of employment with the Company, and using a stock price equal to $113 per share and (5) payment at an hourly rate of $1,200 for any authorized time that he spends following the termination of his employment in further transitioning his responsibilities and with matters that arose during his tenure with the Company. In determining these benefits, the

Compensation Committee considered that, until September 2013, Mr. Peacock was eligible for severance protection at a higher benefit multiple of two times annual base salary and target annual cash incentive award opportunity plus up to 18 months of COBRA protection, that the pro-rata value of the last unvested tranche of his new hire equity awards was made in part to compensate Mr. Peacock for value that he left behind at his former employer and that Mr. Peacock will have served (including by providing important transition services) nearly the full vesting period. The agreement between the Company and Mr. Peacock includes a general release of all claims by Mr. Peacock and that Mr. Peacock forfeit and repay substantial benefits of this agreement if Mr. Peacock materially breaches any covenants or conditions in the agreement or the previously signed Proprietary Information and Inventions Agreement, including if Mr. Peacock fails to fulfill his post-termination obligations to cooperate, to maintain the confidentiality of our information and not to disparage the Company.

Estimated Potential Payments

The tables below set forth the estimated current value of payments and benefits: (i) to each of our NEOs, upon a change of control, upon a qualifying termination within two years following a change of control, or upon death or disability, (ii) to Messrs. Hooper and Balachandran, upon termination without cause; (iii) to Mr. Balachandran, upon his retirement (Mr. Balachandran is the only retirement-eligible NEO) and (iv) to Mr. Peacock upon his termination of employment. The amounts shown payable to Mr. Peacock upon his termination of employment are based on the terms set forth in his Agreement and General Release of Claims dated January 9, 2014. All other amounts shown in the tables below assume that the triggering events occurred on December 31, 2013 and do not include: (i) the 2011-2013 performance unit awards and the 2013 EIP payouts, which were earned as of December 31, 2013; (ii) other benefits earned during the term of our NEO’s employment that are available to all salaried staff members, such as accrued vacation; (iii) benefits paid by insurance providers under life and disability policies and (iv) benefits previously accrued and vested under the SRP and the NDCP. For information on the accrued amounts payable under these plans, see the “Nonqualified Deferred Compensation” table above. The actual amounts of payments and benefits that would be provided can only be determined at the time of a change of control and/or the NEO’s separation from the Company. In

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accordance with SEC rules, the value of accelerated equity awards (and the value of equity awards that would continue to vest after retirement) shown in the tables below was calculated using the closing price of our Common Stock on December 31, 2013 ($114.08). The value of stock options is the aggregate spread between the applicable closing price and the exercise prices of the stock options, while the value per unit of RSUs and performance units, including the related accrued dividend equivalents (rounded down to the nearest whole number of units), equals the applicable closing price.

Estimated Payments to Robert A. Bradway

	Triggering Event
Estimated Potential Payment or Benefit	Change in Control($)		Change in Control and Termination($)		Death or Disability($)
Lump sum cash severance payment	0		6,900,000		0
Intrinsic value of accelerated unvested options	1,766,888		4,691,548		4,691,548
Intrinsic value of accelerated unvested RSUs	513,360		6,755,247		6,755,247
Value of 2013-2015 performance units	12,334,444	(1)	12,334,444	(1)	12,193,555	(2)
Value of 2012-2014 performance units	14,792,640	(1)	14,792,640	(1)	14,792,640	(2)
Continuing health care benefits for 18 months(3)	0		37,969		0
Continuing retirement plan contributions for two years(4)	0		695,000		0
Total	29,407,332		46,206,848		38,432,990

Estimated Payments to Anthony C. Hooper

	Triggering Event
Estimated Potential Payment or Benefit	Change in Control($)		Change in Control and Termination($)		Termination Without Cause($)(5)	Death or Disability($)
Lump sum cash severance payment	0		3,806,840		3,606,480	0
Intrinsic value of accelerated unvested options	0		0		0	0
Intrinsic value of accelerated unvested RSUs	0		4,618,301		0	4,618,301
Value of 2013-2015 performance units	4,933,618	(1)	4,933,618	(1)	0	4,877,262	(2)
Value of 2012-2014 performance units	6,114,232	(1)	6,114,232	(1)	0	6,114,232	(2)
Value of 2011-2014 performance units	6,020,800	(1)	6,020,800	(1)	0	6,020,800	(2)
Continuing health care benefits for 18 months(3)	0		25,738		25,738	0
Continuing retirement plan contributions for two years(4)	0		385,684		0	0
Acceleration of unvested balance of SRP	0		379,627		0	379,627
Total	17,068,650		26,284,840		3,632,218	22,010,222

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Estimated Payments to Jonathan M. Peacock

	Triggering Event
Estimated Potential Payment or Benefit	Change in Control($)		Change in Control and Termination($)		Termination($)(6)	Death or Disability($)
Lump sum cash severance payment	0		3,438,620		7,200,000	0
Intrinsic value of accelerated unvested options	2,485,438		4,678,948		0	4,678,948
Intrinsic value of accelerated unvested RSUs	2,852,000		5,947,104		0	5,947,104
Value of 2013-2015 performance units	4,933,618	(1)	4,933,618	(1)	0	4,877,262	(2)
Value of 2012-2014 performance units	6,114,232	(1)	6,114,232	(1)	0	6,114,232	(2)
Continuing health care benefits for 18 months(3)	0		37,969		37,969	0
Continuing retirement plan contributions for two years(4)	0		348,862		0	0
Career transition services	0		0		20,000	0
Total	16,385,288		25,499,353		7,257,969	21,617,546

Estimated Payments to Sean E. Harper

	Triggering Event
Estimated Potential Payment or Benefit	Change in Control($)		Change in Control and Termination($)		Death or Disability($)
Lump sum cash severance payment	0		3,406,700		0
Intrinsic value of accelerated unvested options	445,200		1,280,817		1,280,817
Intrinsic value of accelerated unvested RSUs	2,983,192		5,329,247		5,329,247
Value of 2013-2015 performance units	4,933,618	(1)	4,933,618	(1)	4,877,262	(2)
Value of 2012-2014 performance units	6,114,232	(1)	6,114,232	(1)	6,114,232	(2)
Continuing health care benefits for 18 months(3)	0		37,969		0
Continuing retirement plan contributions for two years(4)	0		345,670		0
Total	14,476,242		21,448,253		17,601,558

80       ï 2014 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Estimated Payments to Madhavan Balachandran

	Triggering Event
Estimated Potential Payment or Benefit	Change in Control($)		Change in Control and Termination($)		Termination Without Cause($)	Retirement($)		Death or Disability($)
Lump sum cash severance payment	0		2,926,000		0	0		0
Intrinsic value of accelerated unvested options	333,900		960,643		0	960,643		960,643
Intrinsic value of accelerated unvested RSUs	99,820		4,727,817		0	1,607,958	(8)	4,727,817
Value of 2013-2015 performance units	4,933,618	(1)	4,933,618	(1)	0	4,877,262	(2)	4,877,262	(2)
Value of 2012-2014 performance units	1,775,085	(1)	1,775,085	(1)	0	1,775,085	(2)	1,775,085	(2)
Continuing health care benefits for 18 months(3)	0		37,969		0	0		0
Continuing retirement plan contributions for two years(4)	0		297,600		0	0		0
Special retention award(7)	0		340,000		340,000	0		340,000
Total	7,142,423		15,998,732		340,000	9,220,948		12,680,807

(1)

In the event of a change of control occurring after the first six months of the 2013-2015 performance period, the number of performance units that would have been earned is the sum of the number of performance units granted and related dividend equivalents accrued through December 31, 2013 multiplied by a payout percentage of 148.9%, which is the relative TSR percentage multiplier based on our TSR percentile rank relative to the TSRs of the companies in the Reference Group for the period from the January 28, 2013 grant date through December 30, 2013, the last business day before the change in control.

In the event of a change of control during the second year of the 2012-2014 performance period, the number of performance units that would have been earned is the sum of the number of performance units granted and related dividend equivalents accrued through December 31, 2013 multiplied by the maximum payout percentage of 150% because the payout percentage equal to 100% plus two times the TSR percentage difference for the period from January 1, 2012 through September 30, 2013 exceeded the maximum payout percentage for the award.

In the event of a change of control with respect to the performance unit award granted to Mr. Hooper for the performance period that began on the October 27, 2011 grant date, the number of performance units that would have been earned is the number of performance units granted multiplied by a payout percentage of 150% because the payout percentage equal to 100% plus two times the TSR percentage difference for the period from October 27, 2011 through September 30, 2013 exceeded the maximum payout percentage for the award.

Our TSRs for purposes of determining the payout percentages of these awards would be based on the higher of: (i) the average closing price of our Common Stock for a 60 day averaging period that ended on September 30, 2013, or, with respect to the 2013-2015 performance period only, the last 20 trading days of the shortened performance period ended on December 30, 2013, and (ii) the value of consideration the acquirer paid for a share of our Common Stock in the change of control. For purposes of the payout values shown in the tables, the TSRs for our Common Stock were based on the respective actual TSRs over the respective averaging periods. The resulting number of units that would have been earned was multiplied by $114.08, the closing price of our Common Stock on December 31, 2013.

For information on the actual number of units to be earned for these performance unit grants, see “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis, and “Summary Compensation Table—Narrative Description to the Compensation Tables—Performance Units” above.

(2)

In the event death or disability occurs, the participant is entitled to the number of performance units that would have been earned by the NEO if he had remained employed for the entire performance period. The number of performance units that would have been earned and the resulting payouts are calculated in the same manner and using the same assumptions as the values shown for these awards in the “Outstanding Equity Awards At Fiscal Year End” table (see footnotes 5, 6, 7 and 10 to that table) and discussed above in footnote 1 to this table. In the event of actual death or disability, payout of shares in satisfaction of amounts earned for grants for the 2013-2015 and 2012-2014 performance periods and the performance units granted to Mr. Hooper on October 27, 2011 would not occur until after the end of the performance periods. For more information, see “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis, and “Summary Compensation Table—Narrative Description to the Compensation Tables—Performance Units” above.

As Mr. Balachandran was retirement-eligible as of December 31, 2013, the retirement payout amounts for the performance units for the 2013-2015 and 2012-2014 performance periods were calculated in the same manner as the respective death and disability payout amounts.

(3)

Reflects the estimated cost of medical and dental insurance coverage based on rates charged to our staff members for post-employment coverage provided in accordance with COBRA for the first 18 months following termination, adjusted for the last six months of this period by a 10% inflation factor for medical coverage and a 6% inflation factor for dental coverage.

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EXECUTIVE COMPENSATION TABLES

(4)

Reflects the value of retirement plan contributions for two years calculated as two times the sum of: (i) $2,500 and (ii) the product of: (a) 10% and (b) the sum of the NEO’s annual base salary as of December 31, 2013 and the NEO’s targeted annual cash incentive award for 2013 (which equals the NEO’s annual base salary as of December 31, 2013 multiplied by the NEO’s target annual cash incentive award percentage).

(5)

Reflects amounts that would be paid to Mr. Hooper pursuant to his offer letter in the event Mr. Hooper was terminated without “cause,” including two years of annual salary and annual target incentive bonus, as defined, and the cost of providing continuing medical and dental insurance coverage for 18 months in accordance with COBRA calculated in the same manner as described in footnote 3 above. The terms of Mr. Hooper’s offer letter relating to these benefits expire at the end of the third year of his employment in October 2014.

(6)

Reflects amounts payable to Mr. Peacock pursuant to his Agreement and General Release of Claims, entered into as of January 9, 2014, as follows: (i) lump sum payment that is approximately equal to 1.5 times base pay salary plus target annual cash incentive award opportunity, totaling $2,600,000, plus a $4,600,000 lump sum payment that is approximately equal to the pro-rata value of the last unvested tranche of Mr. Peacock’s new hire equity awards (stock options and RSUs) that vest in October 2014 based on the total period of time that he has been employed over the total vesting period of such tranche (48 months) calculated on the expected date of his termination of employment with the Company in May 2014, and using a stock price equal to $113 per share; (ii) reimbursement for COBRA medical coverage for up to 18 months, totaling $37,969 and (iii) senior executive career transition services for up to 12 months, totaling $20,000.

(7)

Reflects cash installment payments that are payable to Mr. Balachandran in 2014 and 2015 pursuant to a retention bonus arrangement entered into in March 2011 to promote his continued employment with us. The payments are accelerated in the event of involuntary termination not for “Cause,” death and disability.

(8)

Excludes the value of 27,348 RSUs (including related accrued dividend equivalents rounded down to the nearest whole number of units) granted to Mr. Balachandran on July 31, 2012 that he would forfeit were he to voluntarily retire.

82       ï 2014 Proxy Statement

DIRECTOR COMPENSATION

Director Compensation

The compensation program for our non-employee directors is intended to be competitive and fair so that we can attract the best talent to our Board of Directors, or Board, and recognize the time and effort required of a director given the size and complexity of our operations. In addition to cash compensation, we provide equity grants and have stock ownership guidelines to align the directors’ interests with all of our stockholders’ interests and to motivate our directors to focus on our long-term growth and success. Directors who are our employees are not paid any fees for serving on our Board or for attending Board meetings.

In December 2012, based on recommendations made by the Governance and Nominating Committee and Frederic W. Cook & Co., Inc. and to implement certain prevailing market practices in U.S. director compensation, the Board approved the following changes to non-employee director compensation to be effective as of January 1, 2013:

•	Eliminate Board meeting fees and increase the Board retainer and committee meeting fees;

•	Increase retainers for certain committee chairs;

•	Implement a lead director retainer;

•	Eliminate the inaugural full grant of equity awards for new directors;

•	Eliminate stock options in the annual equity grant and replace with restricted stock units, or RSUs; and

•	Change the stock ownership guidelines from a fixed share amount to a multiple of the annual cash retainer.

2013 Director Compensation

Cash Compensation. Each non-employee director receives an annual cash retainer of $100,000. In addition, chairs receive additional annual retainers, as follows: (i) Audit Committee, $20,000; (ii) Compensation and Management Development Committee, $20,000; (iii) Corporate Responsibility and Compliance Committee, $20,000 and (iv) Governance and Nominating Committee, $20,000. The lead independent director receives an additional $35,000 annual retainer. Directors are not additionally compensated for Board meeting attendance. Directors are compensated $2,000 for each committee meeting they attend ($1,000 for telephonic attendance). Directors are also compensated for attending meetings of committees of which they are not members or special meetings if they are invited to attend by the Chairman of the Board or the committee chair. Directors are entitled to reimbursement of their expenses, in accordance with our policy, incurred in connection with attendance at Board and committee meetings and conferences with our senior management. We make tax gross-up payments to our directors to reimburse them for additional income taxes imposed when we are required to impute income on perquisites that we provide.

Equity Incentives. Under the provisions of our revised Director Equity Incentive Program, each non-employee director receives an automatic annual grant of RSUs on the third business day after the release of our first fiscal quarter earnings, with a grant date fair market value of $200,000, based on the closing price of our Common Stock on the date of grant (rounded down to the nearest whole number). The RSUs vest immediately and earn dividend equivalents, including if the director chooses to defer receipt of the award.

Deferred Compensation and Other Benefits. Non-employee directors are eligible to participate in the Nonqualified Deferred Compensation Plan, or NDCP, that we maintain for our staff members (see “Nonqualified Deferred Compensation” in our Executive Compensation Tables above for more information). Earnings under this plan are market-based — there is no “above market” or guaranteed rates of returns.

Through The Amgen Foundation, Inc., the Company maintains a charitable contributions matching gift program for all eligible staff members and non-employee directors. Our directors participate in the program on the same terms as our staff members. The Amgen Foundation, Inc. matches, on a dollar-for-dollar basis, qualifying donations made by directors and staff members to eligible organizations, up to $20,000 per person, per year.

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DIRECTOR COMPENSATION

Guests of our Board members are occasionally invited to Board events, and we may pay or reimburse travel expenses and may provide transportation on our aircraft for both the director and his or her guest.

Director Stock Ownership Guidelines. All non-employee directors are expected to hold the equivalent of five times the Board annual cash retainer (currently $500,000) in our Common Stock while serving as a non-employee director. Subsequent to joining the Board, Board members are prohibited from engaging in short sales with respect to the Company’s securities, purchasing or pledging the Company’s stock on margin (with the exception of the use of a margin account to purchase the Company’s Common Stock in connection with the exercise of Company granted stock options) or entering into any derivative or similar transactions with respect to the Company’s securities.

All non-employee directors are expected to comply with the stock ownership guidelines on or before December 31st of the calendar year in which the fifth anniversary of their date of election by stockholders or the Board falls. For purposes of the Board stock ownership guidelines, issued and outstanding shares of our Common Stock held beneficially or of record by the non-employee director, issued and outstanding shares of our Common Stock held in a qualifying trust (as defined in the guidelines) and vested RSUs that are deferred will count towards satisfying the stock ownership guidelines.

Director Stock Ownership Guidelines Compliance Dates

All directors with compliance dates that were on or prior to December 31, 2013 met the stock ownership guidelines as of December 31, 2013. Directors elected to the Board within the last five years have the following compliance dates:

Director	Compliance Date
François de Carbonnel	December 31, 2014
Robert A. Eckert	December 31, 2018
Greg C. Garland	December 31, 2019
Rebecca M. Henderson	December 31, 2015
Tyler Jacks	December 31, 2017
Ronald D. Sugar	December 31, 2016

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DIRECTOR COMPENSATION

Director Compensation Table

The following table shows compensation of the non-employee members of our Board for 2013. Robert A. Bradway, our Chairman of the Board, Chief Executive Officer and President is not included in the table as he is an employee and thus receives no compensation for his service as a director.

Director	Fees Earned or Paid in Cash($)(3)	Stock Awards($)(4)(6)	Option Awards($)(5)(6)	All Other Compensation($)(7)	Total($)
David Baltimore	124,000	199,961	0	20,242	344,203
Frank J. Biondi, Jr.	142,000	199,961	0	38,061	380,022
François de Carbonnel	124,000	199,961	0	13,863	337,824
Vance D. Coffman	177,000	199,961	0	31,822	408,783
Robert A. Eckert(1)	124,000	199,961	348,502	735	673,198
Greg C. Garland(2)	30,000	49,901	0	0	79,901
Rebecca M. Henderson	118,000	199,961	0	17,438	335,399
Frank C. Herringer(1)	144,000	199,961	0	37,538	381,499
Tyler Jacks	120,000	199,961	0	12,100	332,061
Gilbert S. Omenn	124,000	199,961	0	31,192	355,153
Judith C. Pelham	124,000	199,961	0	21,313	345,274
J. Paul Reason(2)	56,000	199,961	0	12,281	268,242
Leonard D. Schaeffer(2)	63,000	199,961	0	26,260	289,221
Ronald D. Sugar	123,000	199,961	0	22,368	345,329
(1)	All cash fees were deferred by Messrs. Eckert and Herringer under our NDCP.
(2)

Mr. Garland was appointed to our Board on October 16, 2013, and Admiral Reason and Mr. Schaeffer left our Board on May 22 and July 8, 2013, respectively. Accordingly, fees earned by Messrs. Garland and Schaeffer and Admiral Reason in 2013 consist of a pro-rata amount of the annual retainer fee (pro-rated on a quarterly basis) and fees for committee meetings attended in 2013.

(3)

Reflects all fees paid to members of our Board for participation in regular, telephonic and special meetings of Board committees, retainer fees and fees paid for services provided to our management by certain members of the Board in connection with special meetings, as applicable.

(4)

Reflects the grant date fair values of RSUs granted during 2013 determined in accordance with ASC 718 consisting of 1,845 RSUs granted on April 26, 2013 to each director named above, except for Mr. Garland who was not yet a member of our Board. Mr. Garland was granted 429 RSUs on October 25, 2013 based on a pro-rated value consistent with the length of service on the Board during 2013. Because these RSUs accrue dividend equivalents during the vesting period, as applicable, the grant date fair values of all these awards are based on the closing prices of our Common Stock on the grant dates of $108.38 and $116.32 on April 26 and October 25, 2013, respectively, multiplied by the number of RSUs granted.

(5)

Reflects the grant date fair value of stock options granted during 2013 determined in accordance with ASC 718. In connection with his appointment to our Board on December 13, 2012, Mr. Eckert received an inaugural stock option grant to purchase 20,000 shares of our Common Stock on January 28, 2013, with a grant date fair value of approximately $17.43 per stock option. The grant date fair value per stock option was determined using a stock option valuation model with the following assumptions:

Grant Date	Risk-Free Interest Rate(%)	Expected Life	Expected Volatility(%)	Dividend Yield(%)	Exercise Price($)
January 28, 2013	1.7	8.1 years	23.1	2.2	85.59

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DIRECTOR COMPENSATION

(6)	All of the RSUs granted to directors in 2013 were fully vested upon grant. The stock options granted to Mr. Eckert vested on January 28, 2014, the first anniversary of the grant date.

The table below shows the aggregate numbers of stock awards and stock option awards outstanding for each non-employee director as of December 31, 2013. Stock awards consist of vested RSUs for which receipt of the underlying shares of our Common Stock has been deferred (vested/deferred RSUs) and dividends paid on vested/deferred RSUs reinvested to acquire additional vested/deferred RSUs (rounded down to the nearest whole number of units). Upon vesting and the passage of any applicable deferral period, the RSUs are paid in shares of our Common Stock on a one-for-one basis. Directors may elect to defer payment until a later date, which would result in a deferral of taxable income to the director. Option awards consist of exercisable and unexercisable stock options.

Director	Aggregate Stock Awards Outstanding as of December 31, 2013(#)	Aggregate Option Awards Outstanding as of December 31, 2013(#)
	Restricted Stock Units and Dividend Equivalents	Stock Options
David Baltimore	0	30,000
Frank J. Biondi, Jr.	13,256	15,000
François de Carbonnel	2,077	20,000
Vance D. Coffman	8,226	45,000
Robert A. Eckert	1,869	20,000
Greg C. Garland	0	0
Rebecca M. Henderson	5,549	28,000
Frank C. Herringer	14,655	30,000
Tyler Jacks	0	20,000
Gilbert S. Omenn	4,563	25,000
Judith C. Pelham	0	0
J. Paul Reason	6,357	0
Leonard D. Schaeffer	3,120	0
Ronald D. Sugar	5,195	30,000

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DIRECTOR COMPENSATION

(7)	The table below provides a summary of amounts paid by the Company for perquisites and other special benefits.

	Matching of Charitable Contributions ($)(a)	Personal Use of Company Aircraft(b)		Personal Expenses While on Business Travel and Expenses in Connection with Guests Accompanying Directors on Business Travel(c)		Other(d)		Dividends Accrued on Vested/ Deferred RSUs($)(e)	Total($)
Director		Aggregate Incremental Amounts($)	Tax Gross- Up($)	Aggregate Incremental Amounts ($)	Tax Gross- Up($)	Aggregate Incremental Amounts ($)	Tax Gross- Up($)
David Baltimore	20,000	73	169	0	0	0	0	0	20,242
Frank J. Biondi, Jr.	20,000	0	3,125	0	0	0	0	14,936	38,061
François de Carbonnel	10,000	0	0	0	0	0	0	3,863	13,863
Vance D. Coffman	20,000	0	0	0	0	0	0	11,822	31,822
Robert A. Eckert	0	0	0	503	232	0	0	0	735
Greg C. Garland	0	0	0	0	0	0	0	0	0
Rebecca M. Henderson	13,500	0	0	0	604	0	0	3,334	17,438
Frank C. Herringer	20,000	0	0	0	0	0	0	17,538	37,538
Tyler Jacks	12,100	0	0	0	0	0	0	0	12,100
Gilbert S. Omenn	20,000	354	1,470	623	258	0	0	8,487	31,192
Judith C. Pelham	20,000	0	1,313	0	0	0	0	0	21,313
J. Paul Reason	0	0	0	0	0	314	145	11,822	12,281
Leonard D. Schaeffer	20,000	0	0	0	0	312	144	5,804	26,260
Ronald D. Sugar	20,000	154	1,758	312	144	0	0	0	22,368
(a)	These are charitable contributions of The Amgen Foundation, Inc. that matched the directors’ charitable contributions made in 2013.
(b)

Where we have invited guests to accompany directors on our aircraft or where the director, for non-business purposes, accompanies executives using our aircraft for business purposes, we typically incur no incremental cost for transporting the guest, but we are required to impute income to the director for his or her income tax purposes. We reimburse the director for the additional income taxes imposed on the director in these circumstances. The aggregate incremental cost of use of our aircraft is calculated based on our variable operating costs, which include the cost of crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs, fuel, trip specific maintenance and other smaller variable costs. In determining the incremental cost relating to fuel and trip-related maintenance, we applied our actual average costs. We believe that the use of this methodology is a reasonably accurate method for calculating fuel and trip-related maintenance costs. Because our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, our aircraft purchase costs and the cost of maintenance not related to trips.

(c)

These amounts reflect the incremental costs of personal expenses incurred while on business travel and related imputed income to the director for his or her income tax purposes. We reimburse the director for the additional income taxes imposed on the director in these circumstances. Where we have invited guests accompanying directors for business purposes, we may incur incremental costs for the guest and may be required to impute income to the director for his or her income tax purposes. We reimburse the director for the additional income taxes imposed on the director in these circumstances.

(d)

Amounts reflect the cost of other expenses and related imputed income to the director for his or her income tax purposes. We reimburse the director for the additional income taxes imposed on the director in these circumstances.

(e)

Amounts reflect dividends accrued on vested/deferred RSUs granted prior to 2011 as the impact of dividends was not considered in determining the grant date fair values of these awards for purposes of reporting compensation in the “Stock Awards” column in the “Director Compensation Table” in the Company’s proxy statements in prior years.

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AUDIT MATTERS

Audit Matters

Audit Committee Report

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2013.

The Audit Committee has also discussed with Ernst & Young LLP, or Ernst & Young, the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by the applicable requirements of the PCAOB regarding Ernst & Young’s communication with the Audit Committee concerning independence and has discussed with Ernst & Young their independence.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission, or SEC.

Audit Committee of the Board of Directors

Frank J. Biondi, Jr., Chairman

David Baltimore

François de Carbonnel

Robert A. Eckert

Greg C. Garland

Gilbert S. Omenn

Judith C. Pelham

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AUDIT MATTERS

Independent Registered Public Accountants

The following table presents fees for professional services provided or to be provided by Ernst & Young for audits of the years ended December 31, 2013 and December 31, 2012, and fees for other services rendered by Ernst & Young during these periods.

	2013	2012
Audit	$6,425,000	$5,926,000
Audit-Related	371,000	342,000
Tax	367,000	205,000
All Other Fees	0	0
Total Fees	$7,163,000	$6,473,000

Included in Audit fees above are professional services associated with the integrated audit of our consolidated financial statements and our internal control over financial reporting and the statutory audits of various subsidiaries of the Company. Audit-Related fees are primarily attributable to audits of our affiliated companies and our retirement plans. Tax fees are primarily attributable to various U.S. and international tax compliance and planning services. The Audit Committee has considered whether the Audit-Related and Tax services provided by Ernst & Young are compatible with maintaining that firm’s independence.

From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by independent registered public accountants, the Audit Committee has approved all audit and permissible non-audit services prior to such services being provided by Ernst & Young. The Audit Committee, or one or more of its designated members that have been granted authority by the Audit Committee, meets to approve each audit or non-audit service prior to the engagement of Ernst & Young for such service. Each such service approved by one or more of the authorized and designated members of the Audit Committee is presented to the entire Audit Committee at a subsequent meeting.

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ANNUAL REPORT AND FORM 10-K

Annual Report and Form 10-K

The Company’s Annual Report for fiscal 2013, which contains the consolidated financial statements of the Company for fiscal 2013, accompanies this proxy statement but is not a part of the Company’s soliciting materials.

Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for fiscal 2013, filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to: Investor Relations, Amgen Inc., One Amgen Center Drive, Thousand Oaks, CA 91320-1799, Mail Stop 28-1-C, or contact Investor Relations by telephone at (805) 447-1060 or email at investor.relations@amgen.com. The Company’s Annual Report on Form 10-K is also available online at the Company’s website at www.amgen.com. A list of exhibits is included in the Form 10-K and exhibits are available from the Company upon the payment to the Company of the cost of furnishing them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

Under our written Approval of Related Party Transactions policy, a related party transaction (as defined below) may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to: (1) any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board of Directors, or Board, one of our executive officers or a nominee to become a member of our Board; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any immediate family member, as defined in the policy, of, or sharing a household with, any of the foregoing persons and (4) any firm, corporation or other entity in which any of the foregoing persons is employed, or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

All potential related party transactions are presented to the Audit Committee for its consideration and, if the Audit Committee deems it appropriate, approval. The Audit Committee considers all relevant facts and circumstances available to it, including the recommendation of management. No member of the Audit Committee participates in any review, consideration or approval of any related party transaction involving such member or any of his or her immediate family members, except that such member is required to provide all material information concerning the related party transaction to the Audit Committee.

Related party transactions may be preliminarily entered into by management subject to ratification by the Audit Committee; provided that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction. At each scheduled meeting of the Audit Committee, management shall update the Audit Committee as to any material changes to any approved or ratified related party transaction. A “Related Party Transaction” is defined in the policy as a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships (including but not limited to any indebtedness or guarantee of indebtedness), between us and any of the persons listed in the first paragraph of this section. A related party transaction also includes any material amendment or modification to an existing related party transaction.

The Audit Committee has excluded each of the following related party transactions under the terms of our Approval of Related Party Transactions policy:

1.	any matters related to compensation or benefits to the extent such compensation or benefits would not be required to be disclosed under Item 404 of Regulation S-K under the Securities Act of 1933;

2.

transactions involving less than $120,000 (or such different amount as may require disclosure or approval under any future amendment to the rules and regulations of the Securities and Exchange Commission, including

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Item 404 of Regulation S-K, or the listing requirements of The NASDAQ Stock Market LLC, including Rule 5630) when aggregated with all similar transactions; or

3.	transactions approved by another independent committee of the Board.

In deciding whether to approve or ratify a related party transaction, the Audit Committee will consider the following factors:

•	whether the terms of the transaction are (i) fair to the Company and (ii) at least as favorable to the Company as would apply if the transaction did not involve a related party;

•	whether there are demonstrable business reasons for the Company to enter into the transaction;

•	whether the transaction would impair the independence of an outside director; and

•

whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related party, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Transactions with Related Persons

Keith Jones, who is the brother-in-law of Brian M. McNamee, an executive officer of the Company, is employed by the Company as Manager District Sales. Mr. Jones’ compensation earned in 2013 consisted of $118,839 in base salary, $36,288 in annual cash incentive awards and bonuses and a grant of 113 restricted stock units and 113 performance units, each valued at $12,247, respectively, on the date of grant. This transaction did not require the review or approval of the Audit Committee pursuant to the Company’s Approval of Related Party Transactions policy.

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OTHER MATTERS

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or Exchange Act, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, Reporting Persons), to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC. Copies of the Section 16 reports are also required to be supplied to the Company and such reports are available on our website at www.amgen.com.

Based solely on our review of the reports filed by Reporting Persons and written representations from certain Reporting Persons that no other reports were required for those persons, during the year ended December 31, 2013, the Reporting Persons met all applicable Section 16(a) filing requirements.

Stockholder Proposals

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2015 annual meeting of stockholders. To be eligible for inclusion in our 2015 proxy statement, your proposal must be received by us no later than December 4, 2014, and must otherwise comply with Rule 14a-8. While the Board of Directors, or Board, will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Business Proposals and Nominations Pursuant to our Bylaws. Under the Amended and Restated Bylaws of Amgen Inc., or Bylaws, to nominate a director or bring any other business before the stockholders at the 2015 annual meeting of stockholders that will not be included in our proxy statement pursuant to Rule 14a-8, you must comply with the procedures set forth in our Bylaws, including those summarized below. In addition, assuming the date of the 2015 annual meeting of stockholders is not more than thirty days before and not more than seventy days after the anniversary date of the 2014 Annual Meeting of Stockholders, or Annual Meeting, you must notify us in writing and such notice must be delivered to our Secretary no earlier than January 15, 2015 and no later than February 14, 2015. Moreover, as further described below, certain information required to be included in such notice must be updated as of the record date of the meeting at which the nomination or other proposal is to be presented not later than ten days after such record date. In addition, our Bylaws provide that if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present a nomination or other business proposal, the nomination will be disregarded and the proposed business will not be transacted, notwithstanding that proxies in respect of the vote on the nomination or other business proposal may have been received by the Company.

Our Bylaws provide that a stockholder’s advance notice of a nomination must contain the following as to each person whom the stockholder proposes to nominate for election as a director: (1) the information relating to the nominee that is required by paragraphs (a), (e) and (f) of Item 402 of Regulation S-K adopted by the SEC (or the corresponding provisions of any rule or regulation subsequently adopted by the SEC applicable to the Company); (2) such nominee’s written consent to being named in the proxy statement as a nominee and serving as a director if elected; (3) whether such nominee, the stockholder or the beneficial owner, if any, on whose behalf the nomination is being made has received any financial assistance, funding or other consideration from any other person (Stockholder Associated Person) in respect of the nomination and the details thereof and (4) whether any nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K adopted by the SEC (or any corresponding provisions subsequently adopted by the SEC and applicable to the Company). Our

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Bylaws provide that a stockholder’s advance notice of a proposed business item (other than a nomination) must include: (1) a brief description of the business desired to be brought before the meeting; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendments); (3) the reasons why the stockholder favors the proposal and (4) whether the stockholder or the beneficial owner, if any, on whose behalf the proposal is being made has received any financial assistance, funding or other consideration from any other person (also a Stockholder Associated Person) in respect of the proposal (and the details thereof) and any material interest in such business of the stockholder, such beneficial owner or any Stockholder Associated Person.

In addition, our Bylaws provide that a stockholder giving advance notice of a nomination or a proposed business item must include the following information, as to such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made, in the notice: (1) the name and address of the stockholder, as they appear on the Company’s books, and of such beneficial owner, if any; (2) a representation setting forth the class or series and number of shares of our capital stock which are owned beneficially and of record by the stockholder, and any such beneficial owner, nominee or Stockholder Associated Person; (3) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and any such beneficial owner, nominee and Stockholder Associated Person, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; (4) a representation whether and the extent to which any hedging, derivative or other transaction or agreement is in place or has been entered into with respect to the Company or its securities (whether or not such transaction shall be subject to settlement in underlying shares of capital stock of the Company), bank debt or credit ratings, within the past six months by, or for the benefit of, such stockholder and any such beneficial owner, nominee or Stockholder Associated Person, the effect or intent of which is to give rise to gain or loss as a result of changes in the trading price of the Company’s securities or bank debt or changes in the credit ratings for the Company, its securities or bank debt (or, more generally, changes in the perceived creditworthiness of the Company) or to increase or decrease the voting power of such stockholder and any such beneficial owner, nominee or Stockholder Associated Person, and if so, a summary of the material terms thereof; (5) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or other business item; (6) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to stockholders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (b) otherwise to solicit proxies from stockholders in support of such nomination or proposed business item and (7) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. Moreover, the information described in subsections (2), (3) and (4) of this paragraph that is required to be included in the notice must be updated by the stockholder and beneficial owner, if any, presenting the nomination or other business proposal not later than 10 days after the record date of the meeting at which the nomination or other business proposal is to be presented to disclose such information as of such record date.

You may write to our Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 38-5-A, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to our Bylaws.

  ï 2014 Proxy Statement    93

OTHER MATTERS

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is also permissible under the General Corporation Law of the State of Delaware and potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Annual Meeting of

Stockholders or proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or bank that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker or bank. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or bank.

No Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” or “Compensation Committee Report” to the extent permitted by the rules of the SEC will not be deemed incorporated, unless specifically provided otherwise in such filing.

In addition, references to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement. Information on our website, other than our proxy statement, Notice of Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Disclaimer

This proxy statement contains statements regarding future individual and Company performance targets and Company performance goals. These targets and Company performance goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Forward-Looking Statements

This proxy statement contains forward-looking statements that are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including estimates of revenues, operating margins, other financial metrics, expected regulatory or clinical results or practices and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the SEC reports filed by Amgen, including Amgen’s annual report on Form 10-K for the year ended December 31, 2013 and any subsequent periodic reports on Form 10-Q and Form 8-K. Please refer to the Form 10-K and any subsequent Forms 10-Q and 8-K for additional information on the uncertainties and risk factors related to our business. Unless otherwise noted, Amgen is providing this information as of March 17, 2014 and expressly disclaims any duty to update information contained in this proxy statement. No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Our results may be affected by our ability to successfully market both new and existing

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products domestically and internationally, clinical and regulatory developments (domestic or foreign) involving current and future products, sales growth of recently launched products, competition from other products (domestic or foreign) and difficulties or delays in manufacturing our products. Discovery or identification of new product candidates cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate will be successful and become a commercial product. Further, preclinical results do not guarantee safe and effective performance of product candidates in humans. The length of time that it takes for us to complete clinical trials and obtain regulatory approval for product marketing has in the past varied and we expect similar variability in the future. We develop product candidates internally and through licensing collaborations, partnerships, joint ventures and acquisitions. Product candidates that are derived from relationships or acquisitions may be subject to disputes between the parties or may prove to be not as effective or as safe as we may have believed at the time of entering into such relationship. In addition, sales of our products are affected by reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment as well as U.S. legislation affecting pharmaceutical pricing and reimbursement. Government and others’ regulations and reimbursement policies may affect the development, usage and pricing of our products. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. We or others could identify safety, side effects or manufacturing problems with our products after they are on the market. Our business may be impacted by government investigations, litigation and products liability claims. If we fail to meet the compliance obligations in the corporate integrity agreement between us and the U.S. government, we could become subject to significant sanctions. Further, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors. We depend on third parties for a significant portion of our manufacturing capacity for the supply of certain of our current and future products and limits on supply may constrain sales of certain of our current products and product candidate development. In addition, we compete with other companies with respect to some of our marketed products as well as for the discovery and development of new products. Our products may compete against products that have lower prices, established reimbursement, superior performance, are easier to administer, or that are otherwise competitive with our products. Further, some raw materials, medical devices and component parts for our products are supplied by sole third-party suppliers. Our efforts to integrate the operations of companies we have acquired may not be successful. Our business performance could affect or limit the ability of our Board to declare a dividend or our ability to pay a dividend or repurchase our Common Stock.

Other Matters

The Board knows of no matters other than those listed in the attached Notice of Annual Meeting of Stockholders that are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors

David J. Scott

Secretary

April 3, 2014

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APPENDIX A

Appendix A

Amgen Inc. Board of Directors

Guidelines for Director Qualifications and Evaluations

These guidelines set forth (1) the minimum qualifications that the Governance and Nominating Committee of the Board of Directors (the “Committee”) of Amgen Inc. (“Amgen”) believes are important for directors to possess, and (2) a description of the Committee’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders. These guidelines are only guidelines and may be waived and/or changed by the Committee and/or the Board of Directors as appropriate.

1. Candidate Qualifications

In seeking individuals to join the Board of Directors or to fill director vacancies on the Board of Directors, the Committee considers the following to be minimum qualifications that a candidate must possess:

•	Demonstrated breadth and depth of management and leadership experience, preferably in a senior leadership role in a large or recognized organization;

•	Financial and/or business acumen or relevant industry or scientific experience;

•	Integrity and high ethical standards;

•	Sufficient time to devote to Amgen’s business as a member of the Board;

•	Ability to oversee, as a director, Amgen’s business and affairs for the benefit of Amgen’s stockholders;

•	Ability to comply with the Board’s Code of Conduct; and

•	Demonstrated ability to think independently and work collaboratively.

In addition, the Committee may consider the following where necessary and appropriate:

•	A candidate’s independence, as defined by The NASDAQ Stock Market, Inc.;

•	A candidate’s ability to satisfy the composition requirements for the Audit Committee and the Compensation and Management Development Committee;

•	Maintaining a Board that reflects diversity; and

•	The Board’s overall size, structure and composition.

2. Candidate Identification and Evaluation Process

(a) For purposes of identifying nominees for the Board of Directors, the Committee relies on professional and personal contacts of the Committee, other members of the Board of Directors and senior management, as well as candidates recommended by independent search firms retained by the Committee from time to time. The Committee also will consider candidates recommended by stockholders. Any director nominations submitted by stockholders will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

(b) In evaluating potential candidates, the Committee will determine whether the candidate is qualified for service on the Board of Directors by evaluating the candidate under the guidelines set forth above and by determining if any individual candidate suits the Committee’s and the Board of Director’s overall objectives at the time the candidate is being evaluated.

  ï 2014 Proxy Statement    A-1

Printed on recycled paper	©2014 Amgen Inc. All Rights Reserved

SAMPLE		NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

BUSINESS REPLY MAIL FIRST-CLASS MAIL PERMIT NO. 67 THOUSAND OAKS CA
POSTAGE WILL BE PAID BY ADDRESSEE

ANNUAL MEETING AMGEN
PO BOX 2605
SEAL BEACH CA 90740-9906

SAMPLE

Only Amgen Inc. stockholders with admittance tickets will be admitted to the 2014 Annual Meeting of Stockholders. Each stockholder is entitled to one admittance ticket. If you come to the meeting and do not have an admittance ticket, you will be admitted only upon presentation of proper identification and evidence of stock ownership as of March 17, 2014.

☐	Please send me an admittance ticket for the Amgen Inc. 2014 Annual Meeting of Stockholders to be held on Thursday, May 15, 2014 in Westlake Village, California.

Name			(Please print)

Address
( )

City	State	Zip	Email	Telephone No. (Please provide)

YOU DO NOT NEED TO RETURN THIS CARD IF YOU DO NOT PLAN TO ATTEND

THE 2014 ANNUAL MEETING OF STOCKHOLDERS.

SAMPLE

ANNUAL MEETING OF STOCKHOLDERS OF AMGEN INC. May 15, 2014 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 15, 2014: The Notice of 2014 Annual Meeting of Stockholders, Proxy Statement, Form Proxy Card and 2013 Annual Report are available at http://www.astproxyportal.com/ast/Amgen. If you wish to attend the Annual Meeting, please visit https://starcite.smarteventscloud.com/AnnualMeeting2014 to register. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x The Board of Directors recommends a vote “FOR” each listed nominee in item #1. 1. To elect twelve directors to the Board of Directors of Amgen Inc. for a term of office expiring at the 2015 annual meeting of stockholders. The nominees for election to the Board are: FOR AGAINST ABSTAIN Dr. David Baltimore Mr. Frank J. Biondi, Jr. Mr. Robert A. Bradway Mr. François de Carbonnel Dr. Vance D. Coffman Mr. Robert A. Eckert Mr. Greg C. Garland FOR AGAINST ABSTAIN Dr. Rebecca M. Henderson Mr. Frank C. Herringer Dr. Tyler Jacks Ms. Judith C. Pelham Dr. Ronald D. Sugar The Board of Directors recommends a vote “FOR” each of items #2 and #3. 2. To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2014. 3. Advisory vote to approve our executive compensation. The Board of Directors recommends a vote “AGAINST” Stockholder Proposal #1 in item #4. 4. Stockholder Proposal #1 (Vote Tabulation) To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney-in-fact, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SAMPLE

This Proxy Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named director nominees, FOR ratification of the selection of Ernst & Young LLP, FOR the advisory vote to approve our executive compensation and AGAINST Stockholder Proposal #1. As of the date hereof, the undersigned hereby acknowledges receipt of the 2014 Proxy Statement and accompanying Notice of 2014 Annual Meeting of Stockholders to be held on May 15, 2014, Form Proxy Card and the 2013 Annual Report. In their discretion, the Proxy Holders (as defined below) are authorized to vote upon such other matters as may properly come before the 2014 Annual Meeting of Stockholders and at any continuation, postponement or adjournment thereof. The Board of Directors, at present, knows of no other business to be presented at the 2014 Annual Meeting of Stockholders. By signing this proxy you revoke all prior proxies. This proxy will be governed by the laws of the State of Delaware and federal securities laws. AMGEN INC. ONE AMGEN CENTER DRIVE, THOUSAND OAKS, CA 91320-1799 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2014 Robert A. Bradway, Michael A. Kelly and David J. Scott (the “Proxy Holders”), or any of them, each with the power of substitution, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Amgen Inc. Common Stock of the undersigned at the 2014 Annual Meeting of Stockholders of Amgen Inc., to be held on Thursday, May 15, 2014, at 11:00 A.M., local time, at the Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, CA 91362, and at any continuation, postponement or adjournment of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE. (Continued and to be signed on the reverse side)

SAMPLE

ANNUAL MEETING OF STOCKHOLDERS OF AMGEN INC. May 15, 2014 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. If you wish to attend the Annual Meeting, please visit https://starcite.smarteventscloud.com/AnnualMeeting2014 to register. COMPANY NUMBER ACCOUNT NUMBER IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 15, 2014: The Notice of 2014 Annual Meeting of Stockholders, Proxy Statement, Form Proxy Card and 2013 Annual Report are available at http://www.astproxyportal.com/ast/Amgen. Please detach along perforated line and mail in the envelope provided IF you are not voting by telephone or the Internet. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x The Board of Directors recommends a vote “FOR” each listed nominee in item #1. 1. To elect twelve directors to the Board of Directors of Amgen Inc. for a term of office expiring at the 2015 annual meeting of stockholders. The nominees for election to the Board are: FOR AGAINST ABSTAIN Dr. David Baltimore Mr. Frank J. Biondi, Jr. Mr. Robert A. Bradway Mr. François de Carbonnel Dr. Vance D. Coffman Mr. Robert A. Eckert Mr. Greg C. Garland FOR AGAINST ABSTAIN Dr. Rebecca M. Henderson Mr. Frank C. Herringer Dr. Tyler Jacks Ms. Judith C. Pelham Dr. Ronald D. Sugar The Board of Directors recommends a vote “FOR” each of items #2 and #3. 2. To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2014. 3. Advisory vote to approve our executive compensation. The Board of Directors recommends a vote “AGAINST” Stockholder Proposal #1 in item #4. 4. Stockholder Proposal #1 (Vote Tabulation) To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney-in-fact, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SAMPLE

This Proxy Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named director nominees, FOR ratification of the selection of Ernst & Young LLP, FOR the advisory vote to approve our executive compensation and AGAINST Stockholder Proposal #1. As of the date hereof, the undersigned hereby acknowledges receipt of the 2014 Proxy Statement and accompanying Notice of 2014 Annual Meeting of Stockholders to be held on May 15, 2014, Form Proxy Card and the 2013 Annual Report. In their discretion, the Proxy Holders (as defined below) are authorized to vote upon such other matters as may properly come before the 2014 Annual Meeting of Stockholders and at any continuation, postponement or adjournment thereof. The Board of Directors, at present, knows of no other business to be presented at the 2014 Annual Meeting of Stockholders. By signing this proxy you revoke all prior proxies. This proxy will be governed by the laws of the State of Delaware and federal securities laws. AMGEN INC. ONE AMGEN CENTER DRIVE, THOUSAND OAKS, CA 91320-1799 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2014 Robert A. Bradway, Michael A. Kelly and David J. Scott (the “Proxy Holders”), or any of them, each with the power of substitution, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Amgen Inc. Common Stock of the undersigned at the 2014 Annual Meeting of Stockholders of Amgen Inc., to be held on Thursday, May 15, 2014, at 11:00 A.M., local time, at the Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, CA 91362, and at any continuation, postponement or adjournment of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE. (Continued and to be signed on the reverse side)